Exhibit 4.22

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION HAS BEEN MARKED AS “[REDACTED]”.

1.	Shipbroker	2.	Place and date
	N/A		Singapore	28 February 2022
3.	Owners/Place of business (Cl. 1) Hai Kuo Shipping 2207T Pte. Limited 80 Robinson Road, #02-00, Singapore (068898)	4.	Bareboat Charterers/Place of Hafnia Pools Pte. Ltd. 10 Pasir Panjang Road, #18-01 Mapletree Business City, Singapore (117438)
5. Vessel’s name, ~~call sign~~ IMO number and flag (Cl. 1 and 3) Hafnia Excel IMO Number: 9735579 Flag: Singapore

6.	Type of Vessel	7.	GT/NT
	Oil Tanker (Crude Oil/Product Carrier)		42,750
			22,331
8.	When/Where built	9.	Total DWT (abt.) in metric tons on summer freeboard
	2015		74,547.4
	STX Offshore & Shipbuilding Co. Ltd. (South Korea)
10.	Classification Society (Cl. 3)	11. Date of last special survey by the Vessel’s classification society N/A
	DNV
12. Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to Cl. 3) N/A

	13. Port or Place of delivery (Cl. 3)	14. Time for delivery (Cl. 4) In accordance with the Initial MOA and Additional Clause 34		15. Cancelling date (Cl. 5) Please see definition of “Cut-off Date” and Additional Clasue 35.
	In accordance with the Initial MOA and Additional Clause 34
	16. Port or Place of redelivery (Cl. 15)	17. No. of months’ validity of trading and class certificates upon redelivery (Cl. 15) See Additional Clause 53
	At sea, or a safe and ice free port or place, see Additional Clause 53
	for details
	18. Running days’ notice if other than stated in Cl. 4	19. Frequency of dry-docking (Cl. 10(g)) In accordance with normal practice for this type of vessel and as required by the Classification Society
	N/A
20. Trading limits (Cl. 6) Worldwide, subject to Clause 6

	21. Charter period (Cl. 2)	22. Charter hire (Cl. 11) Means the Quarterly Rent, See also additional clauses 37.1 and clause 37.2
	Ten (10) years from the Delivery Date until the time of
	redelivery under Additional Clause 53.1
23. New class and other safety requirements (state percentage of Vessel’s insurance value acc. to Box 29)(Cl. 10(a)(ii)) N/A

	24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc.	25. Currency and method of payment (Cl. 11) United States Dollars. See also Additional Clause 37.3
	to PART IV
	See Additional Clause 37.5
	26. Place of payment; also state beneficiary and bank account (Cl.	27. Bank guarantee/bond (sum and place) (Cl. 24) (optional) N/A
	11)
	See Additional Clause 37.3
	28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b)

29.   Insurance (hull and machinery and war risks) (state value

acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies)

Clause 14 is not applicable. See Additional Clause 50

	applies state date of Financial Instrument and name of
	Mortgagee(s)/Place of business) (Cl. 12)
	Clause 12(a) applies
	Clause 61.3 of the Additional Clauses applies
	30. Additional insurance cover, if any, for Owners’ account limited	31. Additional insurance cover, if any, for Charterers’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) See Additional Clause 50
	to (Cl. 13(b) or, if applicable, Cl. 14(g))
	N/A
	32. Latent defects (only to be filled in if period other than stated in	33. Brokerage commission and to whom payable (Cl. 27) N/A
	Cl. 3)
	N/A

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

34. Grace period (state number of clear banking days) (Cl. 28) N/A	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) See Additional Clauses 70 and 72
36. War cancellation (indicate countries agreed) (Cl. 26(f)) N/A
37. Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional) N/A	38. Name and place of Builders (only to be filled in if PART III applies) N/A
39. Vessel’s Yard Building No. (only to be filled in if PART III applies) N/A	40. Date of Building Contract (only to be filled in if PART III applies) N/A
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) a) N/A b) N/A c) N/A
42. Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional) No	43. Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional) No
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) N/A	45. Country of the Underlying Registry (only to be filled in if PART V applies) N/A

46.  Number of additional clauses covering special provisions, if agreed

32-72 (as attached, the “Additional Clauses”). In the event of any conflict or inconsistency between the terms of any Additional

Clauses with any provisions if Part 1 and Part II of this Charter, such Additional Clauses shall prevail.

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II and the Additional Clauses (including schedules). In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further. The provisions of the Additional Clauses (including schedules) of this Charter shall prevail in the event of any conflict with Part I or Part II of this Charter.

Signatures contained in the Additional Clauses.

~~Signature (Owners)~~ 	~~Signature (Charterers)~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

1       1. Definitions

2       In this Charter, the following terms shall have the

3       meanings hereby assigned to them:

4       “The Owners” shall mean the party identified in Box 3;

5       “The Charterers” shall mean the party identified in Box 4;

6       “The Vessel” shall mean the vessel named in Box 5 and

7       with particulars as stated in Boxes 6 to 12.

~~8       “Financial Instrument” means the mortgage, deed of~~

~~9       covenant or other such financial security instrument as~~

~~10     annexed to this Charter and stated in Box 28.~~

11     2 Charter Period

12     In consideration of the hire detailed in Box 22,

13     the Owners have agreed to let and the Charterers have

14     agreed to hire the Vessel for the period stated in Box 21

15     (“The Charter Period”). See also Additional Clause 33.

16     3. Delivery See Additional Clause 34

~~17     (not applicable when Part III applies, as indicated in Box 37)~~

~~18     (a) The Owners shall before and at the time of delivery~~

~~19     exercise due diligence to make the Vessel seaworthy~~

~~20     And in every respect ready in hull, machinery and~~

~~21     equipment for service under this Charter.~~

~~22     The Vessel shall be delivered by the Owners and taken~~

~~23      over by the Charterers at the port or place indicated in~~

~~24     Box 13 in such ready safe berth as the Charterers may~~

~~25     direct.~~

~~26     (b) The Vessel shall be properly documented on~~

~~27     delivery in accordance with the laws of the flag State~~

~~28     indicated in Box 5 and the requirements of the~~

~~29     classification society stated in Box 10. The Vessel upon~~

~~30     delivery shall have her survey cycles up to date and~~

~~31       trading and class certificates valid for at least the number~~

~~32     of months agreed in Box 12.~~

~~33     (c) The delivery of the Vessel by the Owners and the~~

~~34     taking over of the Vessel by the Charterers shall~~

~~35     constitute a full performance by the Owners of all the~~

~~36     Owners’ obligations under this Clause 3, and thereafter~~

~~37     the Charterers shall not be entitled to make or assert~~

~~38     any claim against the Owners on account of any~~

~~39     conditions, representations or warranties expressed or~~

~~40     implied with respect to the Vessel but the Owners shall~~

~~41     be liable for the cost of but not the time for repairs or~~

~~42     renewals occasioned by latent defects in the Vessel,~~

~~43     her machinery or appurtenances, existing at the time of~~

~~44     delivery under this Charter, provided such defects have~~

~~45     manifested themselves within twelve (12) months after~~

~~46     delivery unless otherwise provided in Box 32.~~

47     4. Time for Delivery See Additional Clause 34

~~48     (not applicable when Part III applies, as indicated in Box 37)~~

~~49     The Vessel shall not be delivered before the date~~

~~50     indicated in Box 14 without the Charterers’ consent and~~

~~51     the Owners shall exercise due diligence to deliver the~~

~~52     Vessel not later than the date indicated in Box 15.~~

~~53     Unless otherwise agreed in Box 18, the Owners shall~~

~~54     give the Charterers not less than thirty (30) running days’~~

~~55     preliminary and not less than fourteen (14) running days’~~

~~56     definite notice of the date on which the Vessel is~~

~~57     expected to be ready for delivery.~~

~~58     The Owners shall keep the Charterers closely advised~~

~~59     of possible changes in the Vessel’s position.~~

60     5. Cancelling See Additional Clause 35

~~61     (not applicable when Part III applies, as indicated in Box 37)~~

~~62     (a) Should the Vessel not be delivered latest by the~~

~~63     cancelling date indicated in Box 15, the Charterers shall~~

~~64     have the option of cancelling this Charter by giving the~~

~~65     Owners notice of cancellation within thirty-six (36)~~

~~66     running hours after the cancelling date stated in Box~~

~~67     15, failing which this Charter shall remain in full force~~

~~68     and effect.~~

~~69     (b) If it appears that the Vessel will be delayed beyond~~

~~70     the cancelling date, the Owners may, as soon as they~~

~~71     are in a position to state with reasonable certainty the~~

~~72     day on which the Vessel should be ready, give notice~~

~~73     thereof to the Charterers asking whether they will~~

~~74     exercise their option of cancelling, and the option must~~

~~75     then be declared within one hundred and sixty-eight~~

~~76     (168) running hours of the receipt by the Charterers of~~

~~77     such notice or within thirty-six (36) running hours after~~

~~78     the cancelling date, whichever is the earlier. If the~~

~~79     Charterers do not then exercise their option of cancelling,~~

~~80     the seventh day after the readiness date stated in the~~

~~81     Owners’ notice shall be substituted for the cancelling~~

~~82     date indicated in Box 15 for the purpose of this Clause 5.~~

~~83     (c) Cancellation under this Clause 5 shall be without~~

~~84     prejudice to any claim the Charterers may otherwise~~

~~85     have on the Owners under this Charter.~~

86     6. Trading Restrictions

87     The Vessel shall be employed in lawful trades for the

88     carriage of suitable lawful merchandise within the trading

89     limits indicated in Box 20.

90     The Charterers undertake not to employ the Vessel or

91     suffer the Vessel to be employed otherwise than in

92     conformity with the terms of the contracts of insurance

93     (including any warranties expressed or implied therein)

94     without first obtaining the consent of the insurers to such

95     employment and complying with such requirements as

96     to extra premium or otherwise as the insurers may

97     prescribe.

98     The Charterers also undertake not to employ the Vessel

99     or suffer her employment in any trade or business which

100   is forbidden by the law of any country to which the Vessel

101   may sail or is otherwise illicit or in carrying illicit or

102   prohibited goods or in any manner whatsoever which

103   may render her liable to condemnation, destruction,

104   seizure or confiscation.

105   Notwithstanding any other provisions contained in this

106   Charter it is agreed that nuclear fuels or radioactive

107   products or waste are specifically excluded from the

108   cargo permitted to be loaded or carried under this

109   Charter. This exclusion does not apply to radio-isotopes

110   used or intended to be used for any industrial,

111   commercial, agricultural, medical or scientific purposes

112   provided the Owners’ prior approval has been obtained

113   to loading thereof.

114   7. Surveys on Delivery and Redelivery See Additional

Clause 53

115   (not applicable when Part III applies, as indicated in Box 37)

116   The Owners and Charterers shall ~~each~~ jointly appoint

117   an independent surveyor~~s~~ for the purpose of determining and agreeing

118   in writing the condition of the Vessel at the time of

119   ~~delivery and~~ redelivery (if any) hereunder. The ~~Owners~~

~~shall~~

~~120   bear all expenses of the On-hire Survey including loss~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~121   of time, if any, and the~~ Charterers shall bear all expenses

122   of the Off-hire Survey ~~including loss of time, if any, at~~

~~123   the daily equivalent to the rate of hire or pro rata thereof.~~

124   8. Inspection See Additional Clause 48.15

~~125   The Owners shall have the right at any time after giving~~

~~126   reasonable notice to the Charterers to inspect or survey~~

~~127   the Vessel or instruct a duly authorised surveyor to carry~~

~~128   out such survey on their behalf:-~~

~~129   (a) to ascertain the condition of the Vessel and satisfy~~

~~130   themselves that the Vessel is being properly repaired~~

~~131   and maintained. The costs and fees for such inspection~~

~~132   or survey shall be paid by the Owners unless the Vessel~~

~~133   is found to require repairs or maintenance in order to~~

~~134   achieve the condition so provided;~~

~~135   (b) in dry-dock if the Charterers have not dry-docked~~

~~136   Her in accordance with Clause 10(g). The costs and fees~~

~~137   for such inspection or survey shall be paid by the~~

~~138   Charterers; and~~

~~139   (c) for any other commercial reason they consider~~

~~140   necessary (provided it does not unduly interfere with~~

~~141   the commercial operation of the Vessel). The costs and~~

~~142   fees for such inspection and survey shall be paid by the~~

~~143   Owners.~~

~~144   All time used in respect of inspection, survey or repairs~~

~~145   shall be for the Charterers’ account and form part of the~~

~~146   Charter Period.~~

~~147   The Charterers shall also permit the Owners to inspect~~

~~148   the Vessel’s log books whenever requested and shall~~

~~149   whenever required by the Owners furnish them with full~~

~~150   information regarding any casualties or other accidents~~

~~151   or damage to the Vessel.~~

152   9. Inventories, Oil and Stores

153   A complete inventory of the Vessel’s entire equipment,

154   outfit including spare parts, appliances and of all

155   consumable stores on board the Vessel shall be made

156   by the Charterers in conjunction with an independent

surveyor appointed by the Owners on

157   ~~delivery and again on~~ redelivery of the Vessel. The

158   ~~Charterers and the~~ Owners~~, respectively,~~ shall at the

159   time of ~~delivery and~~ redelivery (if any) take over ~~and pay~~

~~for~~ all

160   bunkers, lubricating oil, unbroached provisions, paints,

161   ropes and other consumable stores (excluding spare

162   parts) ~~in the said Vessel at the then current market prices~~

~~163   at the ports of delivery and redelivery, respectively~~at no costs. The

164   Charterers shall ensure that all spare parts listed in the

165   inventory and used during the Charter Period are

166   replaced at their expense prior to redelivery of the

167   Vessel.

168   10. Maintenance and Operation

169   (a)(i)Maintenance and Repairs - During the Charter

170   Period the Vessel shall be in the full possession

171   and at the absolute disposal for all purposes of the

172   Charterers and under their complete control in

173   every respect. The Charterers shall maintain the

174   Vessel, her machinery, boilers, appurtenances and

175   spare parts in a good state of repair, in efficient

176   operating condition and in accordance with good

177   commercial maintenance practice ~~and, except as~~

~~178   provided for in Clause 14(l), if applicable,~~ at their

179   own expense they shall at all times keep the

180   Vessel’s Class fully up to date with the Classification

181   Society indicated in Box 10 and maintain all other

182   necessary certificates in force at all times.

183   (ii) New Class and Other Safety Requirements - ~~In the~~

~~184   event of any~~ The Charterers shall be responsible for

all costs of any improvement, structural changes or

185   new equipment becoming necessary for the

186   continued operation of the Vessel by reason of new

187   class requirements or by compulsory legislation.

~~188   costing (excluding the Charterers’ loss of time)~~

~~189   more than the percentage stated in Box 23, or if~~

~~190   Box 23 is left blank, 5 per cent. of the Vessel’s~~

~~191   insurance value as stated in Box 29, then the~~

~~192   extent, if any, to which the rate of hire shall be varied~~

~~193   and the ratio in which the cost of compliance shall~~

~~194   be shared between the parties concerned in order~~

~~195   to achieve a reasonable distribution thereof as~~

~~196   between the Owners and the Charterers having~~

~~197   regard, inter alia, to the length of the period~~

~~198   remaining under this Charter shall, in the absence~~

~~199   of agreement, be referred to the dispute resolution~~

~~200   method agreed in Clause 30.~~

201   (iii) Financial Security - The Charterers shall maintain

202   financial security or responsibility in respect of third

203   party liabilities as required by any government,

204   including federal, state or municipal or other division

205   or authority thereof, to enable the Vessel, without

206   penalty or charge, lawfully to enter, remain at, or

207   leave any port, place, territorial or contiguous

208   waters of any country, state or municipality in

209   performance of this Charter without any delay. This

210   obligation shall apply whether or not such

211   requirements have been lawfully imposed by such

212   government or division or authority thereof.

213   The Charterers shall make and maintain all arrange-

214   ments by bond or otherwise as may be necessary to

215   satisfy such requirements at the Charterers’ sole

216   expense and the Charterers shall indemnify the Owners

217   against all consequences whatsoever (including loss of

218   time) for any failure or inability to do so.

219   (b) Operation of the Vessel - The Charterers shall at

220   their own expense and by their own procurement man,

221   victual, navigate, operate, supply, fuel and, whenever

222   required, repair the Vessel during the Charter Period

223   and they shall pay all charges and expenses of every

224   kind and nature whatsoever incidental to their use and

225   operation of the Vessel under this Charter, including

226   annual flag State fees and any foreign general

227   municipality and/or state taxes. The Master, officers

228   and crew of the Vessel shall be the servants of the Charterers

229   for all purposes whatsoever, even if for any reason

230   appointed by the Owners.

231   Charterers shall comply with the regulations regarding

232   officers and crew in force in the country of the Vessel’s

233   flag or any other applicable law.

~~234   (c) The Charterers shall keep the Owners and the~~

~~235   mortgagee(s) advised of the intended employment,~~

~~236   planned dry-docking and major repairs of the Vessel,~~

~~237   as reasonably required.~~

238   (d) Flag and Name of Vessel – During the Charter

239   Period, the Charterers shall have the liberty to paint the

240   Vessel in their own colours, install and display their

241   funnel insignia and fly their own house flag. ~~The~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~242   Charterers shall also have the liberty, with the Owners’~~

~~243   consent, which shall not be unreasonably withheld, to~~

~~244   change the flag and/or the name of the Vessel during~~

~~245   the Charter Period.~~ Painting and re-painting, instalment

246   and re-instalment, registration and re-registration, if

247   required by the Owners, shall be at the Charterers’

248   expense and time.

~~249   (e) Changes to the Vessel – Subject to Clause 10(a)(ii),~~

~~250   the Charterers shall make no structural changes in the~~

~~251   Vessel or changes in the machinery, boilers, appurten-~~

~~252   ances or spare parts thereof without in each instance~~

~~253   first securing the Owners’ approval thereof. If the Owners~~

~~254   so agree, the Charterers shall, if the Owners so require,~~

~~255   restore the Vessel to its former condition before the~~

~~256   termination of this Charter.~~

~~257   (f) Use of the Vessel’s Outfit, Equipment and~~

~~258   Appliances - The Charterers shall have the use of all~~

~~259   outfit, equipment, and appliances on board the Vessel~~

~~260   at the time of delivery, provided the same or their~~

~~261   substantial equivalent shall be returned to the Owners~~

~~262   on redelivery in the same good order and condition as~~

~~263   when received, ordinary wear and tear excepted. The~~

~~264   Charterers shall from time to time during the Charter~~

~~265   Period replace such items of equipment as shall be so~~

~~266   damaged or worn as to be unfit for use. The Charterers~~

~~267   are to procure that all repairs to or replacement of any~~

~~268   damaged, worn or lost parts or equipment be effected~~

~~269   in such manner (both as regards workmanship and~~

~~270   quality of materials) as not to diminish the value of the~~

~~271   Vessel. The Charterers have the right to fit additional~~

~~272   equipment at their expense and risk but the Charterers~~

~~273   shall remove such equipment at the end of the period if~~

~~274   requested by the Owners. Any equipment including radio~~

~~275   equipment on hire on the Vessel at time of delivery shall~~

~~276   be kept and maintained by the Charterers and the~~

~~277   Charterers shall assume the obligations and liabilities~~

~~278   of the Owners under any lease contracts in connection~~

~~279   therewith and shall reimburse the Owners for all~~

~~280   expenses incurred in connection therewith, also for any~~

~~281   new equipment required in order to comply with radio~~

~~282   regulations.~~

283   (g) Periodical Dry-Docking - The Charterers shall dry-

284   dock the Vessel and clean and paint her underwater

285   parts whenever the same may be necessary at their

expenses, but not

286   less than ~~once during the period stated in Box 19 or, if~~

~~287   Box 19 has been left blank, every sixty (60) calendar~~

~~288   months after delivery or such other period~~ as may be

289   required by the Classification Society or flag State.

290   11. Rent - also see Additional Clause 37 ~~Hire~~

291   (a) The Charterers shall pay ~~hire~~ Rent due to the Owners

292   punctually in accordance with the terms of this Charter.

~~293   in respect of which time shall be of the essence.~~

~~294   (b) The Charterers shall pay to the Owners for the hire~~

~~295   of the Vessel a lump sum in the amount indicated in~~

~~296   Box 22 which shall be payable not later than every thirty~~

~~297   (30) running days in advance, the first lump sum being~~

~~298   payable on the date and hour of the Vessel’s delivery to~~

~~299   the Charterers. Hire shall be paid continuously~~

~~300   throughout the Charter Period.~~

~~301   (c) Payment of hire shall be made in cash without~~

~~302   discount in the currency and in the manner indicated in~~

~~303   Box 25 and at the place mentioned in Box 26.~~

~~304   (d) Final payment of hire, if for a period of less than~~

~~305   thirty (30) running days, shall be calculated proportionally~~

~~306   according to the number of days and hours remaining~~

~~307   before redelivery and advance payment to be effected~~

~~308   accordingly.~~

~~309   (e) Should the Vessel be lost or missing, hire shall~~

~~310   cease from the date and time when she was lost or last~~

~~311   heard of. The date upon which the Vessel is to be treated~~

~~312   as lost or missing shall be ten (10) days after the Vessel~~

~~313   was last reported or when the Vessel is posted as~~

~~314   missing by Lloyd’s, whichever occurs first. Any hire paid~~

~~315   in advance to be adjusted accordingly.~~

~~316   (f) Any delay in payment of hire shall entitle the~~

~~317   Owners to interest at the rate per annum as agreed~~

~~318   in Box 24. If Box 24 has not been filled in, the three months~~

~~319   Interbank offered rate in London (LIBOR or its successor)~~

~~320   for the currency stated in Box 25, as quoted by the British~~

~~321   Bankers’ Association (BBA) on the date when the hire~~

~~322   fell due, increased by 2 per cent., shall apply.~~

~~323   (g) Payment of interest due under sub-clause 11(f)~~

~~324   shall be made within seven (7) running days of the date~~

~~325   of the Owners’ invoice specifying the amount payable~~

~~326   or, in the absence of an invoice, at the time of the next~~

~~327   hire payment date.~~

328   12. Mortgage See also Clause 61.3

329   (only to apply if Box 28 has been appropriately filled in)

330   *) (a) The Owners warrant that they have not effected

331   any mortgage(s) of the Vessel on the date of this

Charter. ~~and that they shall not~~

~~332   effect any mortgage(s) without the prior consent of the~~

~~333   Charterers, which shall not be unreasonably withheld.~~

~~334   *) (b) The Vessel chartered under this Charter is financed~~

~~335   by a mortgage according to the Financial Instrument.~~

~~336   The Charterers undertake to comply, and provide such~~

~~337   information and documents to enable the Owners to~~

~~338   comply, with all such instructions or directions in regard~~

~~339   to the employment, insurances, operation, repairs and~~

~~340   maintenance of the Vessel as laid down in the Financial~~

~~341   Instrument or as may be directed from time to time during~~

~~342   the currency of the Charter by the mortgagee(s) in~~

~~343   conformity with the Financial Instrument. The Charterers~~

~~344   confirm that, for this purpose, they have acquainted~~

~~345   themselves with all relevant terms, conditions and~~

~~346   provisions of the Financial Instrument and agree to~~

~~347   acknowledge this in writing in any form that may be~~

~~348   required by the mortgagee(s). The Owners warrant that~~

~~349   they have not effected any mortgage(s) other than stated~~

~~350   in Box 28 and that they shall not agree to any~~

~~351   amendment of the mortgage(s) referred to in Box 28 or~~

~~352   effect any other mortgage(s) without the prior consent~~

~~353   of the Charterers, which shall not be unreasonably~~

~~354   withheld.~~

355   *) (Optional, Clauses 12(a) and 12(b) are alternatives;

356   indicate alternative agreed in Box 28).

357   13. Insurance and Repairs - See Additional Clause 50

358   ~~(a)~~ During the Charter Period the Vessel shall be kept

359   insured by the Charterers at their expense against hull

360   and machinery, war and Protection and Indemnity risks

361   (and any risks against which it is compulsory to insure

362   for the operation of the Vessel, including maintaining

363   financial security in accordance with sub-clause

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

364  10(a)(iii)) in such form as the Owners shall in writing

365   approve, which approval shall not be un-reasonably

366   withheld. Such insurances shall be arranged by the

367   Charterers to protect the interests of both the Owners

368   and the Charterers and the mortgagee(s) (if any), and

369   The Charterers shall be at liberty to protect under such

370   insurances the interests of any managers they may

371   appoint or any sub-charterers. Insurance policies shall

cover the Owners and

372   the Charterers according to their respective interests.

373   Subject to the provisions of the ~~Financial~~

~~Instrument~~Mortgage, if

374   any, and the approval of the Owners and the insurers,

375   the Charterers shall effect all insured repairs and shall

376   undertake settlement and reimbursement from the

377   insurers of all costs in connection with such repairs as

378   well as insured charges, expenses and liabilities to the

379   extent of coverage under the insurances herein provided

380   for.

381   The Charterers shall ~~also to~~ remain responsible for and to

382   effect repairs and settlement of costs and expenses

383   incurred thereby in respect of all other repairs not

384   covered by the insurances and/or not exceeding any

385   possible franchise(s) or deductibles provided for in the

386   insurances.

387   All time used for repairs ~~under the provisions of sub-~~

~~388   clause 13(a) and for repairs~~ of latent defects ~~according~~

~~389   to Clause 3(c) above~~, including any deviation, shall be

390   for the Charterers’ account.

~~391   (b) If the conditions of the above insurances permit~~

~~392   additional insurance to be placed by the parties, such~~

~~393   cover shall be limited to the amount for each party set~~

~~394   out in Box 30 and Box 31, respectively. The Owners or~~

~~395   the Charterers as the case may be shall immediately~~

~~396   furnish the other party with particulars of any additional~~

~~397   insurance effected, including copies of any cover notes~~

~~398   or policies and the written consent of the insurers of~~

~~399   any such required insurance in any case where the~~

~~400   consent of such insurers is necessary.~~

~~401   (c) The Charterers shall upon the request of the~~

~~402   Owners, provide information and promptly execute such~~

~~403   documents as may be required to enable the Owners to~~

~~404   comply with the insurance provisions of the Financial~~

~~405   Instrument.~~

~~406   (d) Subject to the provisions of the Financial Instru-~~

~~407   ment, if any, should the Vessel become an actual,~~

~~408   constructive, compromised or agreed total loss under~~

~~409   the insurances required under sub-clause 13(a), all~~

~~410   insurance payments for such loss shall be paid to the~~

~~411   Owners who shall distribute the moneys between the~~

~~412   Owners and the Charterers according to their respective~~

~~413   interests. The Charterers undertake to notify the Owners~~

~~414   and the mortgagee(s), if any, of any occurrences in~~

~~415   consequence of which the Vessel is likely to become a~~

~~416   total loss as defined in this Clause.~~

~~417   (e) The Owners shall upon the request of the~~

~~418   Charterers, promptly execute such documents as may~~

~~419   be required to enable the Charterers to abandon the~~

~~420   Vessel to insurers and claim a constructive total loss.~~

~~421   (f) For the purpose of insurance coverage against hull~~

~~422   and machinery and war risks under the provisions of~~

~~423   sub-clause 13(a), the value of the Vessel is the sum~~

~~424 indicated in Box 29.~~

~~425 14. Insurance, Repairs and Classification~~

~~426   (Optional, only to apply if expressly agreed and stated~~

~~427   in Box 29, in which event Clause 13 shall be considered~~

~~428   deleted).~~

~~429   (a) During the Charter Period the Vessel shall be kept~~

~~430   insured by the Owners at their expense against hull and~~

~~431   machinery and war risks under the form of policy or~~

~~432   policies attached hereto. The Owners and/or insurers~~

~~433   shall not have any right of recovery or subrogation~~

~~434   against the Charterers on account of loss of or any~~

~~435   damage to the Vessel or her machinery or appurt-~~

~~436   enances covered by such insurance, or on account of~~

~~437   payments made to discharge claims against or liabilities~~

~~438   of the Vessel or the Owners covered by such insurance.~~

~~439   Insurance policies shall cover the Owners and the~~

~~440   Charterers according to their respective interests.~~

~~441   (b) During the Charter Period the Vessel shall be kept~~

~~442   insured by the Charterers at their expense against~~

~~443   Protection and Indemnity risks (and any risks against~~

~~444   which it is compulsory to insure for the operation of the~~

~~445   Vessel, including maintaining financial security in~~

~~446   accordance with sub-clause 10(a)(iii)) in such form as~~

~~447   the Owners shall in writing approve which approval shall~~

~~448   not be unreasonably withheld.~~

~~449   (c) In the event that any act or negligence of the~~

~~450   Charterers shall vitiate any of the insurance herein~~

~~451   provided, the Charterers shall pay to the Owners all~~

~~452   losses and indemnify the Owners against all claims and~~

~~453   demands which would otherwise have been covered by~~

~~454   such insurance.~~

~~455   (d) The Charterers shall, subject to the approval of the~~

~~456   Owners or Owners’ Underwriters, effect all insured~~

~~457   repairs, and the Charterers shall undertake settlement~~

~~458   of all miscellaneous expenses in connection with such~~

~~459   repairs as well as all insured charges, expenses and~~

~~460   liabilities, to the extent of coverage under the insurances~~

~~461   provided for under the provisions of sub-clause 14(a).~~

~~462   The Charterers to be secured reimbursement through~~

~~463   the Owners’ Underwriters for such expenditures upon~~

~~464   presentation of accounts.~~

~~465   (e) The Charterers to remain responsible for and to~~

~~466   effect repairs and settlement of costs and expenses~~

~~467   incurred thereby in respect of all other repairs not~~

~~468   covered by the insurances and/or not exceeding any~~

~~469   possible franchise(s) or deductibles provided for in the~~

~~470   insurances.~~

~~471   (f) All time used for repairs under the provisions of~~

~~472   sub-clauses 14(d) and 14(e) and for repairs of latent~~

~~473   defects according to Clause 3 above, including any~~

~~474   deviation, shall be for the Charterers’ account and shall~~

~~475   form part of the Charter Period.~~

~~476   The Owners shall not be responsible for any expenses~~

~~477   as are incident to the use and operation of the Vessel~~

~~478   for such time as may be required to make such repairs.~~

~~479   (g) If the conditions of the above insurances permit~~

~~480   additional insurance to be placed by the parties such~~

~~481   cover shall be limited to the amount for each party set~~

~~482   out in Box 30 and Box 31, respectively. The Owners or~~

~~483   the Charterers as the case may be shall immediately~~

~~484   furnish the other party with particulars of any additional~~

~~485   insurance effected, including copies of any cover notes~~

~~486   or policies and the written consent of the insurers of~~

~~487   any such required insurance in any case where the~~

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PART II

BARECON 2001 Standard Bareboat Charter

~~488   consent of such insurers is necessary.~~

~~489   (h) Should the Vessel become an actual, constructive,~~

~~490   compromised or agreed total loss under the insurances~~

~~491   required under sub-clause 14(a), all insurance payments~~

~~492   for such loss shall be paid to the Owners, who shall~~

~~493   distribute the moneys between themselves and the~~

~~494   Charterers according to their respective interests.~~

~~495   (i) If the Vessel becomes an actual, constructive,~~

~~496   compromised or agreed total loss under the insurances~~

~~497   arranged by the Owners in accordance with sub-clause~~

~~498   14(a), this Charter shall terminate as of the date of such~~

~~499   loss.~~

~~500   (j) The Charterers shall upon the request of the~~

~~501   Owners, promptly execute such documents as may be~~

~~502   required to enable the Owners to abandon the Vessel~~

~~503   to the insurers and claim a constructive total loss.~~

~~504   (k) For the purpose of insurance coverage against hull~~

~~505   and machinery and war risks under the provisions of~~

~~506   sub-clause 14(a), the value of the Vessel is the sum~~

~~507   indicated in Box 29.~~

~~508   (l) Notwithstanding anything contained in sub-clause~~

~~509   10(a), it is agreed that under the provisions of Clause~~

~~510   14, if applicable, the Owners shall keep the Vessel’s~~

~~511   Class fully up to date with the Classification Society~~

~~512   indicated in Box 10 and maintain all other necessary~~

~~513   certificates in force at all times.~~

514   15. Redelivery - See also Additional Clause 53

~~515   At the expiration of the Charter Period the Vessel shall~~

~~516   be redelivered by the Charterers to the Owners at a~~

~~517   safe and ice-free port or place as indicated in Box 16, in~~

~~518   such ready safe berth as the Owners may direct. The~~

~~519   Charterers shall give the Owners not less than thirty~~

~~520   (30) running days’ preliminary notice of expected date,~~

~~521   range of ports of redelivery or port or place of redelivery~~

~~522   and not less than fourteen (14) running days’ definite~~

~~523   notice of expected date and port or place of redelivery.~~

~~524   Any changes thereafter in the Vessel’s position shall be~~

~~525   notified immediately to the Owners.~~

~~526   The Charterers warrant that they will not permit the~~

~~527   Vessel to commence a voyage (including any preceding~~

~~528   ballast voyage) which cannot reasonably be expected~~

~~529   to be completed in time to allow redelivery of the Vessel~~

~~530   within the Charter Period. Notwithstanding the above,~~

~~531   should the Charterers fail to redeliver the Vessel within~~

~~532   The Charter Period, the Charterers shall pay the daily~~

~~533   equivalent to the rate of hire stated in Box 22 plus 10~~

~~534   per cent. or to the market rate, whichever is the higher,~~

~~535   for the number of days by which the Charter Period is~~

~~536   exceeded. All other terms, conditions and provisions of~~

~~537   this Charter shall continue to apply.~~

~~538   Subject to the provisions of Clause 10, the Vessel shall~~

~~539   be redelivered to the Owners in the same or as good~~

~~540   structure, state, condition and class as that in which she~~

~~541   was delivered, fair wear and tear not affecting class~~

~~542   excepted.~~

~~543   The Vessel upon redelivery shall have her survey cycles~~

~~544   up to date and trading and class certificates valid for at~~

~~545   least the number of months agreed in Box 17.~~

546   16. Non-Lien -

547   The Charterers will not suffer, nor permit to be continued,

548   any lien or encumbrance (other than Permitted Liens)

incurred by them or their

549   agents, which might have priority over the title and

550   interest of the Owners in the Vessel. The Charterers

551   further agree to fasten to the Vessel in a conspicuous

552   place and to keep so fastened during the Charter Period

553   a notice reading as follows:

554   “This Vessel is the property of (name of Owners). It is

555   under charter to (name of Charterers) and by the terms

556   of the Charter Party neither the Charterers nor the

557   Master have any right, power or authority to create, incur

558   or permit to be imposed on the Vessel any lien

559   whatsoever.”

~~560   17. Indemnity -~~

~~561   (a) The Charterers shall indemnify the Owners against~~

~~562   any loss, damage or expense incurred by the Owners~~

~~563   arising out of or in relation to the operation of the Vessel~~

~~564   by the Charterers, and against any lien of whatsoever~~

~~565   nature arising out of an event occurring during the~~

~~566   Charter Period. If the Vessel be arrested or otherwise~~

~~567   detained by reason of claims or liens arising out of her~~

~~568   operation hereunder by the Charterers, the Charterers~~

~~569   shall at their own expense take all reasonable steps to~~

~~570   secure that within a reasonable time the Vessel is~~

~~571   released, including the provision of bail.~~

~~572   Without prejudice to the generality of the foregoing, the~~

~~573   Charterers agree to indemnify the Owners against all~~

~~574   consequences or liabilities arising from the Master,~~

~~575   officers or agents signing Bills of Lading or other~~

~~576   documents.~~

~~577   (b) If the Vessel be arrested or otherwise detained by~~

~~578   reason of a claim or claims against the Owners, the~~

~~579   Owners shall at their own expense take all reasonable~~

~~580   steps to secure that within a reasonable time the Vessel~~

~~581   is released, including the provision of bail.~~

~~582   In such circumstances the Owners shall indemnify the~~

~~583   Charterers against any loss, damage or expense~~

~~584   incurred by the Charterers (including hire paid under~~

~~585   this Charter) as a direct consequence of such arrest or~~

~~586   detention.~~

587   18. Lien

~~588   T he Owners to have a lien upon all cargoes, sub-hires~~

~~589   and sub-freights belonging or due to the Charterers or~~

~~590   any sub-charterers and any Bill of Lading freight for all~~

~~591   claims under this Charter, and the Charterers to have a~~

~~592   lien on the Vessel for all moneys paid in advance and~~

~~593   not earned.~~

594   19. Salvage

595   All salvage and towage performed by the Vessel shall

596   be for the Charterers’ benefit and the cost of repairing

597   damage occasioned thereby shall be borne by the

598   Charterers.

599   20. Wreck Removal

600   In the event of the Vessel becoming a wreck or

601   obstruction to navigation the Charterers shall indemnify

602   the Owners against any sums whatsoever which the

603   Owners shall become liable to pay and shall pay in

604   consequence of the Vessel becoming a wreck or

605   obstruction to navigation.

606   21. General Average

607   The Owners shall not contribute to General Average.

608   22. Assignment, Sub-Charter and Sale - See Additional

Clause 48.3 and 61

~~609   (a) The Charterers shall not assign this Charter nor~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~610   sub-charter the Vessel on a bareboat basis except with~~

~~611   the prior consent in writing of the Owners, which shall~~

~~612   not be unreasonably withheld, and subject to such terms~~

~~613   and conditions as the Owners shall approve.~~

~~614   (b) The Owners shall not sell the Vessel during the~~

~~615   currency of this Charter except with the prior written~~

~~616   consent of the Charterers, which shall not be unreason-~~

~~617   ably withheld, and subject to the buyer accepting an~~

~~618   assignment of this Charter.~~

619   23. Contracts of Carriage

620   *) (a) The Charterers are to procure that all documents

621   issued during the Charter Period evidencing the terms

622   and conditions agreed in respect of carriage of goods

623   shall contain a paramount clause incorporating any

624   legislation relating to carrier’s liability for cargo

625   compulsorily applicable in the trade; if no such legislation

626   exists, the documents shall incorporate the Hague-Visby

627   Rules. The documents shall also contain the New Jason

628   Clause and the Both-to-Blame Collision Clause.

~~629   *) (b) The Charterers are to procure that all passenger~~

~~630   tickets issued during the Charter Period for the carriage~~

~~631   of passengers and their luggage under this Charter shall~~

~~632   contain a paramount clause incorporating any legislation~~

~~633   relating to carrier’s liability for passengers and their~~

~~634   luggage compulsorily applicable in the trade; if no such~~

~~635   legislation exists, the passenger tickets shall incorporate~~

~~636   the Athens Convention Relating to the Carriage of~~

~~637   Passengers and their Luggage by Sea, 1974, and any~~

~~638   protocol thereto.~~

~~639   *) Delete as applicable.~~

640   24. Bank Guarantee

641   (Optional, only to apply if Box 27 filled in)

~~642   The Charterers undertake to furnish, before delivery of~~

~~643   the Vessel, a first class bank guarantee or bond in the~~

~~644   sum and at the place as indicated in Box 27 as guarantee~~

~~645   for full performance of their obligations under this~~

~~646   Charter.~~

647   25. Requisition/Acquisition - see Clause 52

~~648   (a) In the event of the Requisition for Hire of the Vessel~~

~~649   by any governmental or other competent authority~~

~~650   (hereinafter referred to as “Requisition for Hire”)~~

~~651   irrespective of the date during the Charter Period when~~

~~652   “Requisition for Hire” may occur and irrespective of the~~

~~653   length thereof and whether or not it be for an indefinite~~

~~654   or a limited period of time, and irrespective of whether it~~

~~655   may or will remain in force for the remainder of the~~

~~656   Charter Period, this Charter shall not be deemed thereby~~

~~657   or thereupon to be frustrated or otherwise terminated~~

~~658   and the Charterers shall continue to pay the stipulated~~

~~659   hire in the manner provided by this Charter until the time~~

~~660   when the Charter would have terminated pursuant to~~

~~661   any of the provisions hereof always provided however~~

~~662   that in the event of “Requisition for Hire” any Requisition~~

~~663   Hire or compensation received or receivable by the~~

~~664   Owners shall be payable to the Charterers during the~~

~~665   remainder of the Charter Period or the period of the~~

~~666   “Requisition for Hire” whichever be the shorter.~~

~~667   (b) In the event of the Owners being deprived of their~~

~~668   ownership in the Vessel by any Compulsory Acquisition~~

~~669   of the Vessel or requisition for title by any governmental~~

~~670   or other competent authority (hereinafter referred to as~~

~~671   “Compulsory Acquisition”), then, irrespective of the date~~

~~672   during the Charter Period when “Compulsory Acqui-~~

~~673   sition” may occur, this Charter shall be deemed~~

~~674   terminated as of the date of such “Compulsory~~

~~675   Acquisition”. In such event Charter Hire to be considered~~

~~676   as earned and to be paid up to the date and time of~~

~~677   such “Compulsory Acquisition”.~~

678   26. War

679   (a) For the purpose of this Clause, the words “War

680   Risks” shall include any war (whether actual or

681   threatened), act of war, civil war, hostilities, revolution,

682   rebellion, civil commotion, warlike operations, the laying

683   of mines (whether actual or reported), acts of piracy,

684   acts of terrorists, acts of hostility or malicious damage,

685   blockades (whether imposed against all vessels or

686   imposed selectively against vessels of certain flags or

687   ownership, or against certain cargoes or crews or

688   otherwise howsoever), by any person, body, terrorist or

689   political group, or the Government of any state

690   whatsoever, which may be dangerous or are likely to be

691   or to become dangerous to the Vessel, her cargo, crew

692   or other persons on board the Vessel.

~~693   (b) The Vessel, unless the written consent of the~~

~~694   Owners be first obtained, shall not continue to or go~~

~~695   through any port, place, area or zone (whether of land~~

~~696   or sea), or any waterway or canal, where it reasonably~~

~~697   appears that the Vessel, her cargo, crew or other~~

~~698   persons on board the Vessel, in the reasonable~~

~~699   judgement of the Owners, may be, or are likely to be,~~

~~700   exposed to War Risks. Should the Vessel be within any~~

~~701   such place as aforesaid, which only becomes danger-~~

~~702   ous, or is likely to be or to become dangerous, after her~~

~~703   entry into it, the Owners shall have the right to require~~

~~704   the Vessel to leave such area.~~

705   (c) The Vessel shall not load contraband cargo, or to

706   pass through any blockade, whether such blockade be

707   imposed on all vessels, or is imposed selectively in any

708   way whatsoever against vessels of certain flags or

709   ownership, or against certain cargoes or crews or

710   otherwise howsoever, or to proceed to an area where

711   she shall be subject, or is likely to be subject to

712   a belligerent’s right of search and/or confiscation.

~~713   (d) If the insurers of the war risks insurance, when~~

~~714   Clause 14 is applicable, should require payment of~~

~~715   premiums and/or calls because, pursuant to the~~

~~716   Charterers’ orders, the Vessel is within, or is due to enter~~

~~717   and remain within, any area or areas which are specified~~

~~718   by such insurers as being subject to additional premiums~~

~~719   because of War Risks, then such premiums and/or calls~~

~~720   shall be reimbursed by the Charterers to the Owners at~~

~~721   the same time as the next payment of hire is due.~~

722   (e) The Charterers shall have the liberty:

723   (i) to comply with all orders, directions, recommend-

724   ations or advice as to departure, arrival, routes,

725   sailing in convoy, ports of call, stoppages,

726   destinations, discharge of cargo, delivery, or in any

727   other way whatsoever, which are given by the

728   Government of the Nation under whose flag the

729   Vessel sails, or any other Government, body or

730   group whatsoever acting with the power to compel

731   compliance with their orders or directions;

732   (ii) to comply with the orders, directions or recom-

733   mendations of any war risks underwriters who have

734   the authority to give the same under the terms of

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

735   the war risks insurance;

736   (iii) to comply with the terms of any resolution of the

737   Security Council of the United Nations, any

738   directives of the European Community, the effective

739   orders of any other Supranational body which has

740   the right to issue and give the same, and with

741   national laws aimed at enforcing the same to which

742   the Owners are subject, and to obey the orders

743   and directions of those who are charged with their

744   enforcement.

~~745   (f) In the event of outbreak of war (whether there be a~~

~~746   declaration of war or not) (i) between any two or more~~

~~747   of the following countries: the United States of America;~~

~~748   Russia; the United Kingdom; France; and the People’s~~

~~749   Republic of China, (ii) between any two or more of the~~

~~750   countries stated in Box 36, both the Owners and the~~

~~751   Charterers shall have the right to cancel this Charter,~~

~~752   whereupon the Charterers shall redeliver the Vessel to~~

~~753   the Owners in accordance with Clause 15, if the Vessel~~

~~754   has cargo on board after discharge thereof at~~

~~755   destination, or if debarred under this Clause from~~

~~756   reaching or entering it at a near, open and safe port as~~

~~757   directed by the Owners, or if the Vessel has no cargo~~

~~758   on board, at the port at which the Vessel then is or if at~~

~~759   sea at a near, open and safe port as directed by the~~

~~760   Owners. In all cases hire shall continue to be paid in~~

~~761   accordance with Clause 11 and except as aforesaid all~~

~~762   other provisions of this Charter shall apply until~~

~~763   redelivery.~~

764   27. Commission

~~765   The Owners to pay a commission at the rate indicated~~

~~766   in Box 33 to the Brokers named in Box 33 on any hire~~

~~767   paid under the Charter. If no rate is indicated in Box 33,~~

~~768   the commission to be paid by the Owners shall cover~~

~~769   the actual expenses of the Brokers and a reasonable~~

~~770   fee for their work.~~

~~771   If the full hire is not paid owing to breach of the Charter~~

~~772   by either of the parties the party liable therefor shall~~

~~773   indemnify the Brokers against their loss of commission.~~

~~774   Should the parties agree to cancel the Charter, the~~

~~775   Owners shall indemnify the Brokers against any loss of~~

~~776   commission but in such case the commission shall not~~

~~777   exceed the brokerage on one year’s hire.~~

778   28. Termination - See Additional Clauses 54 and 57

~~779   (a) Charterers’ Default~~

~~780   The Owners shall be entitled to withdraw the Vessel from~~

~~781   the service of the Charterers and terminate the Charter~~

~~782   with immediate effect by written notice to the Charterers if:~~

~~783   (i) the Charterers fail to pay hire in accordance with~~

~~784   Clause 11. However, where there is a failure to~~

~~785   make punctual payment of hire due to oversight,~~

~~786   negligence, errors or omissions on the part of the~~

~~787   Charterers or their bankers, the Owners shall give~~

~~788   the Charterers written notice of the number of clear~~

~~789   banking days stated in Box 34 (as recognised at~~

~~790   the agreed place of payment) in which to rectify~~

~~791   the failure, and when so rectified within such~~

~~792   number of days following the Owners’ notice, the~~

~~793   payment shall stand as regular and punctual.~~

~~794   Failure by the Charterers to pay hire within the~~

~~795   number of days stated in Box 34 of their receiving~~

~~796   the Owners’ notice as provided herein, shall entitle~~

~~797   the Owners to withdraw the Vessel from the service~~

~~798   of the Charterers and terminate the Charter without~~

~~799   further notice;~~

~~800   (ii) the Charterers fail to comply with the requirements of:~~

~~801   (1) Clause 6 (Trading Restrictions)~~

~~802   (2) Clause 13(a) (Insurance and Repairs)~~

~~803   provided that the Owners shall have the option, by~~

~~804   written notice to the Charterers, to give the~~

~~805   Charterers a specified number of days grace within~~

~~806   which to rectify the failure without prejudice to the~~

~~807   Owners’ right to withdraw and terminate under this~~

~~808   Clause if the Charterers fail to comply with such~~

~~809   notice;~~

~~810   (iii) the Charterers fail to rectify any failure to comply~~

~~811   with the requirements of sub-clause 10(a)(i)~~

~~812   (Maintenance and Repairs) as soon as practically~~

~~813   possible after the Owners have requested them in~~

~~814   writing so to do and in any event so that the Vessel’s~~

~~815   insurance cover is not prejudiced.~~

~~816   (b) Owners’ Default~~

~~817   If the Owners shall by any act or omission be in breach~~

~~818   of their obligations under this Charter to the extent that~~

~~819   the Charterers are deprived of the use of the Vessel~~

~~820   and such breach continues for a period of fourteen (14)~~

~~821   running days after written notice thereof has been given~~

~~822   by the Charterers to the Owners, the Charterers shall~~

~~823   be entitled to terminate this Charter with immediate effect~~

~~824   by written notice to the Owners.~~

~~825   (c) Loss of Vessel~~

~~826   This Charter shall be deemed to be terminated if the~~

~~827   Vessel becomes a total loss or is declared as a~~

~~828   constructive or compromised or arranged total loss. For~~

~~829   the purpose of this sub-clause, the Vessel shall not be~~

~~830   deemed to be lost unless she has either become an~~

~~831   actual total loss or agreement has been reached with~~

~~832   her underwriters in respect of her constructive,~~

~~833   compromised or arranged total loss or if such agreement~~

~~834   with her underwriters is not reached it is adjudged by a~~

~~835   competent tribunal that a constructive loss of the Vessel~~

~~836   has occurred.~~

~~837   (d) Either party shall be entitled to terminate this~~

~~838   Charter with immediate effect by written notice to the~~

~~839   other party in the event of an order being made or~~

~~840   resolution passed for the winding up, dissolution,~~

~~841   liquidation or bankruptcy of the other party (otherwise~~

~~842   than for the purpose of reconstruction or amalgamation)~~

~~843   or if a receiver is appointed, or if it suspends payment,~~

~~844   ceases to carry on business or makes any special~~

~~845   arrangement or composition with its creditors.~~

846   (e) The termination of this Charter shall be without

847   prejudice to all rights accrued due between the parties

848   prior to the date of termination and to any claim that

849   either party might have in accordance with the terms of

this Charter.

850   29. Repossession See Additional Clause 57

851   In the event of the termination of this Charter in

852   accordance with the applicable provisions of ~~Clause 28~~this

Charter,

853   the Owners shall have the right to repossess the Vessel

854   from the Charterers at her current or next port of call, or

855   at a port or place convenient to them without hindrance

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PART II

BARECON 2001 Standard Bareboat Charter

856   or interference by the Charterers, courts or local

857   authorities. Pending physical repossession of the Vessel

858   in accordance with this Clause 29, the Charterers shall

859   hold the Vessel as gratuitous bailee only to the Owners.

860   The Owners shall arrange for an authorised represent-

861   ative to board the Vessel as soon as reasonably

862   practicable following the termination of the Charter. The

863   Vessel shall be deemed to be repossessed by the

864   Owners from the Charterers upon the boarding of the

865   Vessel by the Owners’ representative. All arrangements

866   and expenses relating to the settling of wages,

867   disembarkation and repatriation of the Charterers’

868   Master, officers and crew shall be the sole responsibility

869   of the Charterers.

870   30. Dispute Resolution See Additional Clause 70 and 72

~~871   *) (a) This Contract shall be governed by and construed~~

~~872   in accordance with English law and any dispute arising~~

~~873   out of or in connection with this Contract shall be referred~~

~~874   to arbitration in London in accordance with the Arbitration~~

~~875   Act 1996 or any statutory modification or re-enactment~~

~~876   thereof save to the extent necessary to give effect to~~

~~877   the provisions of this Clause.~~

~~878   The arbitration shall be conducted in accordance with~~

~~879   the London Maritime Arbitrators Association (LMAA)~~

~~880   Terms current at the time when the arbitration proceed-~~

~~881   ings are commenced.~~

~~882   The reference shall be to three arbitrators. A party~~

~~883   wishing to refer a dispute to arbitration shall appoint its~~

~~884   arbitrator and send notice of such appointment in writing~~

~~885   to the other party requiring the other party to appoint its~~

~~886   own arbitrator within 14 calendar days of that notice and~~

~~887   stating that it will appoint its arbitrator as sole arbitrator~~

~~888   unless the other party appoints its own arbitrator and~~

~~889   gives notice that it has done so within the 14 days~~

~~890   specified. If the other party does not appoint its own~~

~~891   arbitrator and give notice that it has done so within the~~

~~892   14 days specified, the party referring a dispute to~~

~~893   arbitration may, without the requirement of any further~~

~~894   prior notice to the other party, appoint its arbitrator as~~

~~895   sole arbitrator and shall advise the other party~~

~~896   accordingly. The award of a sole arbitrator shall be~~

~~897   binding on both parties as if he had been appointed by~~

~~898   agreement.~~

~~899   Nothing herein shall prevent the parties agreeing in~~

~~900   writing to vary these provisions to provide for the~~

~~901   appointment of a sole arbitrator.~~

~~902   In cases where neither the claim nor any counterclaim~~

~~903   exceeds the sum of US$50,000 (or such other sum as~~

~~904   the parties may agree) the arbitration shall be conducted~~

~~905   in accordance with the LMAA Small Claims Procedure~~

~~906   current at the time when the arbitration proceedings are~~

~~907   commenced.~~

~~908   *) (b) This Contract shall be governed by and construed~~

~~909   in accordance with Title 9 of the United States Code~~

~~910   and the Maritime Law of the United States and any~~

~~911   dispute arising out of or in connection with this Contract~~

~~912   shall be referred to three persons at New York, one to~~

~~913   be appointed by each of the parties hereto, and the third~~

~~914   by the two so chosen; their decision or that of any two~~

~~915   of them shall be final, and for the purposes of enforcing~~

~~916   any award, judgement may be entered on an award by~~

~~917   any court of competent jurisdiction. The proceedings~~

~~918   shall be conducted in accordance with the rules of the~~

~~919   Society of Maritime Arbitrators, Inc.~~

~~920   In cases where neither the claim nor any counterclaim~~

~~921   exceeds the sum of US$50,000 (or such other sum as~~

~~922   the parties may agree) the arbitration shall be conducted~~

~~923   in accordance with the Shortened Arbitration Procedure~~

~~924   of the Society of Maritime Arbitrators, Inc. current at~~

~~925   the time when the arbitration proceedings are commenced.~~

~~926   *) (c) This Contract shall be governed by and construed~~

~~927   in accordance with the laws of the place mutually agreed~~

~~928   by the parties and any dispute arising out of or in~~

~~929   connection with this Contract shall be referred to~~

~~930   arbitration at a mutually agreed place, subject to the~~

~~931   procedures applicable there.~~

~~932   (d) Notwithstanding (a), (b) or (c) above, the parties~~

~~933   may agree at any time to refer to mediation any~~

~~934   difference and/or dispute arising out of or in connection~~

~~935   with this Contract.~~

~~936   In the case of a dispute in respect of which arbitration~~

~~937   has been commenced under (a), (b) or (c) above, the~~

~~938   following shall apply:-~~

~~939   (i) Either party may at any time and from time to time~~

~~940   elect to refer the dispute or part of the dispute to~~

~~941   mediation by service on the other party of a written~~

~~942   notice (the “Mediation Notice”) calling on the other~~

~~943   party to agree to mediation.~~

~~944   (ii) The other party shall thereupon within 14 calendar~~

~~945   days of receipt of the Mediation Notice confirm that~~

~~946   they agree to mediation, in which case the parties~~

~~947   shall thereafter agree a mediator within a further~~

~~948   14 calendar days, failing which on the application~~

~~949   of either party a mediator will be appointed promptly~~

~~950   by the Arbitration Tribunal (“the Tribunal”) or such~~

~~951   person as the Tribunal may designate for that~~

~~952   purpose. The mediation shall be conducted in such~~

~~953   place and in accordance with such procedure and~~

~~954   on such terms as the parties may agree or, in the~~

~~955   event of disagreement, as may be set by the~~

~~956   mediator.~~

~~957   (iii) If the other party does not agree to mediate, that~~

~~958   fact may be brought to the attention of the Tribunal~~

~~959   and may be taken into account by the Tribunal when~~

~~960   allocating the costs of the arbitration as between~~

~~961   the parties.~~

~~962   (iv) The mediation shall not affect the right of either~~

~~963   party to seek such relief or take such steps as it~~

~~964   considers necessary to protect its interest.~~

~~965   (v) Either party may advise the Tribunal that they have~~

~~966   agreed to mediation. The arbitration procedure shall~~

~~967   continue during the conduct of the mediation but~~

~~968   the Tribunal may take the mediation timetable into~~

~~969   account when setting the timetable for steps in the~~

~~970   arbitration.~~

~~971   (vi) Unless otherwise agreed or specified in the~~

~~972   mediation terms, each party shall bear its own costs~~

~~973   incurred in the mediation and the parties shall share~~

~~974   equally the mediator’s costs and expenses.~~

~~975   (vii) The mediation process shall be without prejudice~~

~~976   and confidential and no information or documents~~

~~977   disclosed during it shall be revealed to the Tribunal~~

~~978   except to the extent that they are disclosable under~~

~~979   the law and procedure governing the arbitration.~~

~~980   (Note: The parties should be aware that the mediation~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~981   process may not necessarily interrupt time limits.)~~

~~982   (e) If Box 35 in Part I is not appropriately filled in, sub-clause~~

~~983   30(a) of this Clause shall apply. Sub-clause 30(d) shall~~

~~984   apply in all cases.~~

~~985   *) Sub-clauses 30(a), 30(b) and 30(c) are alternatives;~~

~~986   indicate alternative agreed in Box 35.~~

987   31. Notices - see Additional Clause 63

~~988   (a) Any notice to be given by either party to the other~~

~~989   party shall be in writing and may be sent by fax, telex,~~

~~990   registered or recorded mail or by personal service.~~

~~991   (b) The address of the Parties for service of such~~

~~992   communication shall be as stated in Boxes 3 and 4~~

~~993   respectively.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III

PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

1     Specifications and Building Contract

~~2     (a) The Vessel shall be constructed in accordance with~~

~~3     the Building Contract (hereafter called “the Building~~

~~4     Contract”) as annexed to this Charter, made between the~~

~~5     Builders and the Owners and in accordance with the~~

~~6     specifications and plans annexed thereto, such Building~~

~~7     Contract, specifications and plans having been counter-~~

~~8     signed as approved by the Charterers.~~

~~9     (b) No change shall be made in the Building Contract or~~

~~10   in the specifications or plans of the Vessel as approved by~~

~~11   the Charterers as aforesaid, without the Charterers’~~

~~12   consent.~~

~~13   (c) The Charterers shall have the right to send their~~

~~14   representative to the Builders’ Yard to inspect the Vessel~~

~~15   during the course of her construction to satisfy themselves~~

~~16   that construction is in accordance with such approved~~

~~17   specifications and plans as referred to under sub-clause~~

~~18   (a) of this Clause.~~

~~19   (d) The Vessel shall be built in accordance with the~~

~~20   Building Contract and shall be of the description set out~~

~~21   therein. Subject to the provisions of sub-clause 2(c)(ii)~~

~~22   hereunder, the Charterers shall be bound to accept the~~

~~23   Vessel from the Owners, completed and constructed in~~

~~24   accordance with the Building Contract, on the date of~~

~~25   delivery by the Builders. The Charterers undertake that~~

~~26   having accepted the Vessel they will not thereafter raise~~

~~27   any claims against the Owners in respect of the Vessel’s~~

~~28   performance or specification or defects, if any.~~

~~29   Nevertheless, in respect of any repairs, replacements or~~

~~30   defects which appear within the first 12 months from~~

~~31   delivery by the Builders, the Owners shall endeavour to~~

~~32   compel the Builders to repair, replace or remedy any defects~~

~~33   or to recover from the Builders any expenditure incurred in~~

~~34   carrying out such repairs, replacements or remedies.~~

~~35   However, the Owners’ liability to the Charterers shall be~~

~~36   limited to the extent the Owners have a valid claim against~~

~~37   the Builders under the guarantee clause of the Building~~

~~38   Contract (a copy whereof has been supplied to the~~

~~39   Charterers). The Charterers shall be bound to accept such~~

~~40   sums as the Owners are reasonably able to recover under~~

~~41   this Clause and shall make no further claim on the Owners~~

~~42   for the difference between the amount(s) so recovered and~~

~~43   the actual expenditure on repairs, replacement or~~

~~44   remedying defects or for any loss of time incurred.~~

~~45   Any liquidated damages for physical defects or deficiencies~~

~~46   shall accrue to the account of the party stated in Box 41(a)~~

~~47   or if not filled in shall be shared equally between the parties.~~

~~48   The costs of pursuing a claim or claims against the Builders~~

~~49   under this Clause (including any liability to the Builders)~~

~~50   shall be borne by the party stated in Box 41(b) or if not~~

~~51   filled in shall be shared equally between the parties.~~

52   2. Time and Place of Delivery

~~53   (a) Subject to the Vessel having completed her~~

~~54   acceptance trials including trials of cargo equipment in~~

~~55   accordance with the Building Contract and specifications~~

~~56   to the satisfaction of the Charterers, the Owners shall give~~

~~57   and the Charterers shall take delivery of the Vessel afloat~~

~~58   when ready for delivery and properly documented at the~~

~~59   Builders’ Yard or some other safe and readily accessible~~

~~60   dock, wharf or place as may be agreed between the parties~~

~~61    hereto and the Builders. Under the Building Contract the~~

~~62    Builders have estimated that the Vessel will be ready for~~

~~63    delivery to the Owners as therein provided but the delivery~~

~~64    date for the purpose of this Charter shall be the date when~~

~~65    the Vessel is in fact ready for delivery by the Builders after~~

~~66    completion of trials whether that be before or after as~~

~~67    indicated in the Building Contract. The Charterers shall not~~

~~68    be entitled to refuse acceptance of delivery of the Vessel~~

~~69    and upon and after such acceptance, subject to Clause~~

~~70    1(d), the Charterers shall not be entitled to make any claim~~

~~71    against the Owners in respect of any conditions,~~

~~72    representations or warranties, whether express or implied,~~

~~73    as to the seaworthiness of the Vessel or in respect of delay~~

~~74    in delivery.~~

~~75    (b) If for any reason other than a default by the Owners~~

~~76    under the Building Contract, the Builders become entitled~~

~~77    under that Contract not to deliver the Vessel to the Owners,~~

~~78    the Owners shall upon giving to the Charterers written~~

~~79    notice of Builders becoming so entitled, be excused from~~

~~80    giving delivery of the Vessel to the Charterers and upon~~

~~81    receipt of such notice by the Charterers this Charter shall~~

~~82    cease to have effect.~~

~~83    (c) If for any reason the Owners become entitled under~~

~~84    the Building Contract to reject the Vessel the Owners shall,~~

~~85    before exercising such right of rejection, consult the~~

~~86    Charterers and thereupon~~

~~87    (i) if the Charterers do not wish to take delivery of the Vessel~~

~~88    they shall inform the Owners within seven (7) running days~~

~~89    by notice in writing and upon receipt by the Owners of such~~

~~90    notice this Charter shall cease to have effect; or~~

~~91    (ii) if the Charterers wish to take delivery of the Vessel~~

~~92    they may by notice in writing within seven (7) running days~~

~~93    require the Owners to negotiate with the Builders as to the~~

~~94    terms on which delivery should be taken and/or refrain from~~

~~95    exercising their right to rejection and upon receipt of such~~

~~96    notice the Owners shall commence such negotiations and/~~

~~97    or take delivery of the Vessel from the Builders and deliver~~

~~98    her to the Charterers;~~

~~99    (iii) in no circumstances shall the Charterers be entitled to~~

~~100   reject the Vessel unless the Owners are able to reject the~~

~~101   Vessel from the Builders;~~

~~102   (iv) if this Charter terminates under sub-clause (b) or (c) of~~

~~103   this Clause, the Owners shall thereafter not be liable to the~~

~~104   Charterers for any claim under or arising out of this Charter~~

~~105   or its termination.~~

~~106   (d) Any liquidated damages for delay in delivery under the~~

~~107   Building Contract and any costs incurred in pursuing a claim~~

~~108   therefor shall accrue to the account of the party stated in~~

~~109   Box 41(c) or if not filled in shall be shared equally between~~

~~110   the parties.~~

111   3. Guarantee Works

~~112   If not otherwise agreed, the Owners authorise the~~

~~113   Charterers to arrange for the guarantee works to be~~

~~114   performed in accordance with the building contract terms,~~

~~115   and hire to continue during the period of guarantee works.~~

~~116   The Charterers have to advise the Owners about the~~

~~117   performance to the extent the Owners may request.~~

118   4. Name of Vessel

~~119   The name of the Vessel shall be mutually agreed between~~

~~120   the Owners and the Charterers and the Vessel shall be~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III

PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

~~121   painted in the colours, display the funnel insignia and fly~~

~~122   the house flag as required by the Charterers.~~

123   5. Survey on Redelivery

~~124   The Owners and the Charterers shall appoint surveyors~~

~~125   for the purpose of determining and agreeing in writing the~~

~~126   condition of the Vessel at the time of re-delivery.~~

~~127   Without prejudice to Clause 15 (Part II), the Charterers~~

~~128   shall bear all survey expenses and all other costs, if any,~~

~~129   including the cost of docking and undocking, if required,~~

~~130   as well as all repair costs incurred. The Charterers shall~~

~~131   also bear all loss of time spent in connection with any~~

~~132   docking and undocking as well as repairs, which shall be~~

~~133   paid at the rate of hire per day or pro rata.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART IV

HIRE/PURCHASE AGREEMENT

(Optional, only to apply if expressly agreed and stated in Box 42)

~~1     On expiration of this Charter and provided the~~

~~Charterers~~

~~2     have fulfilled their obligations according to Part I and II~~

~~3     as well as Part III, if applicable, it is agreed, that on~~

~~4     payment of the final payment of hire as per Clause 11~~

~~5     the Charterers have purchased the Vessel with~~

~~6     everything belonging to her and the Vessel is fully paid~~

~~7     for.~~

~~8     In the following paragraphs the Owners are referred to~~

~~9     as the Sellers and the Charterers as the Buyers.~~

~~10   The Vessel shall be delivered by the Sellers and taken~~

~~11   over by the Buyers on expiration of the Charter.~~

~~12   The Sellers guarantee that the Vessel, at the time of~~

~~13   delivery, is free from all encumbrances and maritime~~

~~14   liens or any debts whatsoever other than those arising~~

~~15   from anything done or not done by the Buyers or any~~

~~16   existing mortgage agreed not to be paid off by the time~~

~~17   of delivery. Should any claims, which have been incurred~~

~~18   prior to the time of delivery be made against the Vessel,~~

~~19   the Sellers hereby undertake to indemnify the Buyers~~

~~20   against all consequences of such claims to the extent it~~

~~21   can be proved that the Sellers are responsible for such~~

~~22   claims. Any taxes, notarial, consular and other charges~~

~~23   and expenses connected with the purchase and~~

~~24   registration under Buyers’ flag, shall be for Buyers’~~

~~25   account. Any taxes, consular and other charges and~~

~~26   expenses connected with closing of the Sellers’ register,~~

~~27   shall be for Sellers’ account.~~

~~28   In exchange for payment of the last month’s hire~~

~~29   instalment the Sellers shall furnish the Buyers with a~~

~~30   Bill of Sale duly attested and legalized, together with a~~

~~31   certificate setting out the registered encumbrances, if~~

~~32   any. On delivery of the Vessel the Sellers shall provide~~

~~33   for deletion of the Vessel from the Ship’s Register and~~

~~34   deliver a certificate of deletion to the Buyers.~~

~~35   The Sellers shall, at the time of delivery, hand to the~~

~~36   Buyers all classification certificates (for hull, engines,~~

~~37   anchors, chains, etc.), as well as all plans which may~~

~~38   be in Sellers’ possession.~~

~~39   The Wireless Installation and Nautical Instruments,~~

~~40   unless on hire, shall be included in the sale without any~~

~~41   extra payment.~~

~~42   The Vessel with everything belonging to her shall be at~~

~~43   Sellers’ risk and expense until she is delivered to the~~

~~44   Buyers, subject to the conditions of this Contract and~~

~~45   the Vessel with everything belonging to her shall be~~

~~46   delivered and taken over as she is at the time of delivery,~~

~~47   after which the Sellers shall have no responsibility for~~

~~48   possible faults or deficiencies of any description.~~

~~49   The Buyers undertake to pay for the repatriation of the~~

~~50   Master, officers and other personnel if appointed by the~~

~~51   Sellers to the port where the Vessel entered the Bareboat~~

~~52   Charter as per Clause 3 (Part II) or to pay the equivalent~~

~~53   cost for their journey to any other place.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART V

PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY

(Optional, only to apply if expressly agreed and stated in Box 43)

1     1. Definitions

~~2     For the purpose of this PART V, the following terms shall~~

~~3     have the meanings hereby assigned to them:~~

~~4     “The Bareboat Charter Registry” shall mean the registry~~

~~5     of the State whose flag the Vessel will fly and in which~~

~~6     the Charterers are registered as the bareboat charterers~~

~~7     during the period of the Bareboat Charter.~~

~~8     “The Underlying Registry” shall mean the registry of the~~

~~9     state in which the Owners of the Vessel are registered~~

~~10   as Owners and to which jurisdiction and control of the~~

~~11   Vessel will revert upon termination of the Bareboat~~

~~12   Charter Registration.~~

13   2. Mortgage

~~14   The Vessel chartered under this Charter is financed by~~

~~15   a mortgage and the provisions of Clause 12(b) (Part II)~~

~~16   shall apply~~.

17   3. Termination of Charter by Default

~~18   If the Vessel chartered under this Charter is registered~~

~~19   in a Bareboat Charter Registry as stated in Box 44, and~~

~~20   if the Owners shall default in the payment of any amounts~~

~~21   due under the mortgage(s) specified in Box 28, the~~

~~22   Charterers shall, if so required by the mortgagee, direct~~

~~23   the Owners to re-register the Vessel in the Underlying~~

~~24   Registry as shown in Box 45.~~

~~25   In the event of the Vessel being deleted from the~~

~~26   Bareboat Charter Registry as stated in Box 44, due to a~~

~~27   default by the Owners in the payment of any amounts~~

~~28   due under the mortgage(s), the Charterers shall have~~

~~29   the right to terminate this Charter forthwith and without~~

~~30   prejudice to any other claim they may have against the~~

~~31   Owners under this Charter.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Execution Version – Hafnia Excel

Bareboat Charter Additional Clauses

Date:   28 February 2022

CONTENTS

32. DEFINITIONS AND INTERPRETATION	3
33. CHARTER OF VESSEL	24
34. DELIVERY OF VESSEL	24
35. CONDITIONS PRECEDENT AND SUBSEQUENT	26
36. EXTENT OF OWNERS’ LIABILITY	27
37. RENT, PAYMENTS AND CALCULATIONS	29
38. COSTS AND EXPENSES	32
39. EARNINGS	33
40. INDEMNITIES	34
41. TAXES	38
42. ILLEGALITY	40
43. INCREASED COSTS	40
44. REPRESENTATIONS	42
45. GENERAL UNDERTAKINGS	49
46. BUSINESS RESTRICTIONS	55
47. FINANCIAL COVENANTS	57
48. USE, MAINTENANCE AND OPERATION	58
49. TITLE AND REGISTRATION	68
50. INSURANCE	70
51. RISK, LOSS AND DAMAGE	76
52. REQUISITION FOR HIRE	77
53. REDELIVERY	79
54. TERMINATION EVENTS	80
55. PURCHASE OPTIONS AND PURCHASE OBLIGATION	85
56. PURCHASE OF VESSEL BY CHARTERERS	87
57. RIGHTS FOLLOWING A TERMINATION	88
58. TRANSFER OF TITLE	90
59. FAIR MARKET VALUE	91

60. MISCELLANEOUS	92
61. ASSIGNMENT	92
62. DISCLOSURE OF INFORMATION	94
63. NOTICES	95
64. PARTIAL INVALIDITY	96
65. REMEDIES AND WAIVERS	96
66. AMENDMENTS AND WAIVERS	97
67. COUNTERPARTS	97
68. TIME OF THE ESSENCE	97
69. SET OFF	97
70. GOVERNING LAW	97
71. SURVIVAL OF TERMS	97
72. ENFORCEMENT	98
SCHEDULE 1 - CONDITIONS PRECEDENT AND SUBSEQUENT	100
SCHEDULE 2 - FORM OF ACCEPTANCE CERTIFICATE	108
SCHEDULE 3 - COMPLIANCE CERTIFICATE	109
SCHEDULE 4 - FORM OF QUIET ENJOYMENT LETTER	110
SCHEDULE 5 - LISTS OF ASSOCIATED OWNERS, ASSOCIATED INITIAL SELLERS, ASSOCIATED INITIAL MEMORANDUM OF AGREEMENT, ASSOCIATED MEMORANDUM OF AGREEMENT AND ASSOCIATED VESSELS	114
SCHEDULE 6 - CAPITAL ELEMENT AND OUTSTANDING PRINCIPAL	121
SCHEDULE 7 - PURCHASE OPTION PRICE	122

THIS CHARTER is made by way of deed on 28 February 2022

BETWEEN:

(1)	Hai Kuo Shipping 2207T Pte. Limited, (registration number 202205170C), a company duly incorporated and validly existing under the laws of Singapore whose registered office is at 80 Robinson Road, #02-00, Singapore (068898) (the “Owners”); and

(2)	Hafnia Pools Pte. Ltd., (registration number 201412492D), a company duly incorporated and validly existing under the laws of Singapore whose registered office is at 10 Pasir Panjang Road, #18-01 Mapletree Business City, Singapore (117438) (the “Charterers”).

IT IS AGREED as follows:

32.	DEFINITIONS AND INTERPRETATION

32.1	Definitions

In this Charter:

“Acceptance Certificate” means a certificate substantially in the form set out in Schedule 2 (Form of Acceptance Certificate).

“After Tax Basis” means, with respect to any payment to be made by any Relevant Party under any Operative Document, an amount which (after deduction of any Taxes for which a Relevant Party is responsible) is equalto the payment due to be received by such recipient had no such Taxes been imposed.

“Agent” means, with respect to an entity, any director, officer, employee or other representative of such entity; any person for whose acts such entity may be vicariously liable; and any other person that acts for or on behalf of, or provides services for or on behalf of, such entity, in each case, whilst acting in his capacity as such.

“Anti Bribery Laws” means the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010 (as amended from time to time), all other applicable anti-corruption laws and all other national, regional, provincial, state, municipal or local laws and regulations that prohibit the bribery of, or the providing of unlawful gratuities, or any other benefits to, any person.

“Anti-Money Laundering Laws” means all applicable financial record-keeping and reporting requirements, anti-money laundering laws:

(a)	applicable in the United States of America, the European Union, the United Kingdom, Bermuda and Singapore and which in each case are issued, administered or enforced by any governmental agency having jurisdiction over the Owners or any Relevant Party;

(b)	of any jurisdiction in which the Owners or any Relevant Party conducts business; or

(c)	to which the Owners or any Relevant Party is subjected or subject to.

“Approved Flag State” means Singapore or any other country or jurisdiction in which the Vessel is from time to time registered with the prior written consent of the Owners whose approval shall not be unreasonably withheld or delayed.

“Approved Valuer” means each of Clarksons Platou, Fearnley, Maersk Brokers, Braemar ACM, Lorentzen & Stemoco AS, Simpson Spence Young, Drewry, Arrow S&P and any other reputable and independent ship brokers acceptable to and approved by the Owners.

“Associated Charter” means, in respect of each Associated Vessel, the bareboat charter of such Associated Vessel dated on or around the date of this Charter and made between the Charterers and the Associated Owners relating to such Associated Vessel.

“Associated Initial MOA” means each Associated Initial MOA referred to in Schedule 5.

“Associated Initial Seller” means each Associated Initial Seller referred to in Schedule 5.

“Associated MOA” means each Associated MOA referred to in Schedule 5.

“Associated Owner” means each Associated Owners referred to in Schedule 5.

“Associated Vessel” means each Associated Vessel referred to in Schedule 5.

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Broken Funding Costs” means all break funding costs and expenses incurred or payable by the Owners under the Owners’ financing arrangements in respect of the financing of the Purchase Price or any part thereof when a repayment or prepayment does not fall on a Purchase Option Date. When calculating the Broken Funding Costs, any benefit recognised by the Owners on swaps arranged between the Owners and the Finance Parties pursuant to the Facility Agreement should be for the credit of the Charterers and set off against the Broken Funding Costs (provided that such credit as determined in the absolute discretion of the Owners shall be less of any cost and expense associated when entering or arranging such swaps).

“Business Day” means a day (other than a Saturday or Sunday):

(a)	in relation to any date for payment of amounts under the Operative Documents,on which commercial banks and the relevant financial markets are open for general business in Beijing, Singapore, New York City, London, Bermuda and Copenhagen;

(b)	in relation to the Delivery Date, Beijing, New York City, Copenhagen and Singapore; and

(c)	in relation to any other matters, on which commercial banks are open for general business in Beijing, Copenhagen and Singapore.

“Capital Element” means $Purchase Price – Purchase Obligation Price / 40, being an amount equal to the Purchase Price less the Purchase Obligation Price, divided by 40, as set out in Schedule 6.

“Charter Guarantor” means Hafnia Limited, a company incorporated under the laws of Bermuda, with company registration number 49023, having its registered office at c/o Inchona Services Limited, Washington Mall Phase 2, 4th Floor, Suite 400 22 Church Street, Hamilton HM 1189, Bermuda.

“Charter Period” means the period from the Delivery Date until the Expiry Date or if earlier, until the termination of this Charter following an Early Termination Event or a Termination Event.

“Charterers Assignment” means, with respect to the Vessel, the Charterers’ assignment entered into or to be entered into between the Charterers and the Owners inrespect of, amongst other things:

(a)	the Requisition Compensation;

(b)	the Earnings; and

(c)	the Sub-Charters.

“Classification Society” means the classification society as named in Box 10, Part I of this Charter or such other classification society being a member of IACS as may be approved by Owners in writing from time to time, such approval not to be unreasonably withheld or delayed.

“Code” means the US Internal Revenue Code of 1986.

“Commercial Manager” means Hafnia Pte. Ltd, the Charterers (or any of its subsidiaries) or such other reputable manager appointed by the Charterers and approved by the Owners in writing (such approval not to be unreasonably withheld).

“Compliance Certificate” means a certificate delivered pursuant to paragraph (l) (Requirements as to financial statements) of Clause 45.1 (Charterers undertakings) substantially in the form set out in Schedule 3 (Compliance Certificate).

“Cut-off Date” means 31 July 2022 or such other date as the Owners and the Charterers may agree in writing.

“Default Interest Period” has the meaning ascribed to it in Clause 37.5 (Default Interest).

“Default Rate” means the aggregate of (i) the Interest Rate and (ii) 2 % per annum.

“Delivery” means the time when:

(a)	the Owners shall accept delivery and obtain the title of the Vessel under the Memorandum of Agreement; and

(b)	the Charterers shall accept delivery of the Vessel under this Charter.

“Delivery Date” means the date on which Delivery occurs.

“Dollars” and “$” means the lawful currency of the United States of America.

“Early Termination Event” means any event or circumstance described in Clause 42 (Illegality).

“Earnings” means:

(a)	all monies from time to time due or payable to the Charterers during the Charter Period arising out of the use or operation of the Vessel as:

(i)	final pool distributions under the Hafnia LR Pool Agreement; or

(ii)	if the Vessel is not employed in the Hafnia LR Pool, all freight, hire, passage money or income arising under any Sub-Charter or any other charter commitment;

(iii)	compensation payable to the Charterers in the event of requisition of the Vessel for hire, remuneration for salvage and towage services, demurrage and detention monies; and

(iv)	any compensation, termination fee or other damages for breach (or payable for variation or termination) of any Sub-Charter.

(b)	any sums recoverable under any Insurance (including any sums recoverableunder any loss of earnings insurance).

“Environmental Authorisation” means any Authorisation required at any time underEnvironmental Law.

“Environmental Claims” means any claim in connection with any violation of an Environmental Law or Environmental Authorisation which is likely to give rise to anymaterial liability on the part of the Charterers.

“Environmental Incident” means any Spill:

(a)	from the Vessel; or

(b)	from any other vessel in circumstances where:

(i)	the Vessel or the Charterers or any Manager may be liable for Environmental Claim(s) arising from the Spill; and/or

(ii)	the Vessel may be arrested or attached in connection with any such Environmental Claim.

“Environmental Law” means any law, regulation, direction or convention concerning pollution or protection of human health or the environment.

“Expiry Date” means the date falling one hundred and twenty (120) months after the Delivery Date.

“Facility Agreement” means the facility agreement entered into or to be entered into in accordance with the terms of Clause 61.3 (Further conditions to assignment by the Owners) between the Owners and the Finance Parties for financing or refinancing of the acquisition cost of the Vessel.

“Fair Market Value” means the amount determined in a valuation of the Vessel in accordance with Clause 59 (Fair Market Value).

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction,which (in either case) facilities the implementation of any law or regulation referred to in (a); or

(c)	any agreement pursuant to implementation of any treaty, law or regulation referred to in (a) or (b) with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under this Charter required by FATCA.

“Fee Letter” means the letter dated on or about the date of this Charter between the Charterers and the Owners setting out any of the fee referred to in Clause 37.1(a) (Rent).

“Finance Documents” means the Facility Agreement and any other document designated as such by any Finance Parties and the Owners, and “Finance Document” means any of them.

“Finance Party” means any bank or financial institution which is or will become a party to a Finance Document (other than the Owners and other entities who may have agreed or be intended as debtors and/or obligors thereunder) and “Finance Parties” means two or more of them.

“Finance Party Quiet Enjoyment Letter” means the quiet enjoyment agreement referred to in Clause 36.1(b) (Quiet enjoyment) which the Parties shall use best efforts to obtain substantially on the terms of Schedule 4 but with the final issued form subject to Finance Party, Charterer and Sub-Charterer (if applicable) approval (each acting reasonably).

“Financial Covenants” means the covenants and undertakings in Clause 47 (Financial Covenants).

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, in force prior to 1 January 2019, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they aresold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against orbenefit from fluctuation in any rate or price (and, when calculating the value ofany derivative transaction, only the marked to market value (or if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bankor financial institution;

(i)	any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Expiry Date or are otherwise classified as borrowings under GAAP;

(j)	any amount or any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; and

(k)	(without double counting) the amount of any liability in respect of any guaranteeor indemnity for any of the items referred to in paragraphs (a) to (j) above.

“GAAP” means, with respect to any financial statements to be delivered pursuant to this Charter, International Accounting Standards, IFRS and related interpretations as amended, supplemented, issued or adopted from time to time by the International Accounting Standards Board to the extent applicable to such financial statements.

“Governmental Agency” means any government or any governmental agency, semi- governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Charter Guarantor and its Subsidiaries.

“Hafnia LR Pool” means the shipping pool for LR1 vessels managed by the Commercial Manager pursuant to the terms of the Hafnia LR Pool Agreement.

“Hafnia LR Pool Agreement” means the pool agreement dated 1 February 2021 (as amended and supplemented from time to time) made between, among others, the Commercial Manager and the Charterers (as participant), pursuant to which the Vessel is one of the pool vessels therein.

“IAPPC” means a valid international air pollution prevention certificate for the Vesselissued under Annex VI (Regulations for the Prevention of Air Pollution from Ships) tothe International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Increased Costs” has the meaning ascribed to it in Clause 43.1 (Increased Costs).

“Indemnitee” means any of the Owners and their respective directors, officers and agents appointed by the Owner under the Operative Documents.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Initial MOA” means the memorandum of agreement dated 28 January 2022 in respect of the Vessel entered into between the Initial Seller and the Seller.

“Initial MOA Bill of Sale” means the bill of sale from the Initial Seller as seller to the Seller as buyer pursuant to the terms of the Initial MOA in respect of the Vessel in the form as approved by the Initial Seller, the Seller and the Owners.

“Initial Seller” means STI Excel Shipping Co, Ltd., a corporation incorporated under the laws of Marshall Islands having its registered address at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960.

“Insurance Proceeds” means any amounts payable in consequence of a claim under any of the Insurances.

“Insurances” means all policies and contracts of insurance (including all entries of theVessel in a protection and indemnity or war risks association) which are from time to time after the date of this Charter or during the Charter Period taken out or entered into by or for the benefit of the Charterers or the Manager (whether in the sole name of the Charterers or in the joint names of the Manager and the Owners or otherwise) in connection with the Vessel (including all benefits and claims and return of premiums relating to such policies and contracts).

“Interest Element” means, on each Payment Date, an amount calculated by multiplying (A) (in relation to the first Payment Date) the Purchase Price or (in relation to each other Payment Date) the Outstanding Principal set forth opposite the immediately preceding Payment Date (or if none, the Delivery Date) by (B) the applicable Interest Rate for the relevant Rent Period ending on the next immediate Payment Date and (C) a fraction whose denominator is three hundred and sixty (360) and numerator is the number of days which will elapse from that Payment Date (including that date) until, in respect of the Payment Date of the final Rent Period during the Charter Period, the Expiry Date (including that date), and, in respect of all other Hire Payment Dates, the next Payment Date (excluding that date).

“Interest Element Determination Date” means:

(a)	for the purposes of determining the Interest Rate in relation to the first Rent Period, the date falling ten (10) Business Days prior to the commencement date of the first Rent Period; and

(b)	for the purposes of determining the Interest Rate in relation to each of the other Rent Periods, the first calendar day on which a Quarter Date occurs, provided that if such day is not a Business Day, the Interest Element Determinate Date for each such Rent Periods shall be deemed to be the preceding Business Day.

“Interest Rate” means, subject to Clause 37.10 (Cost of Funds), the aggregate of the Margin and

(a)	for any Rent Period in respect of which the Interest Element Determination Date falls before the occurrence of a Screen Rate Replacement Event, 3 months LIBOR; or

(b)	for any Rent Period in respect of which the Interest Element Determination Date falls upon or after the occurrence of a Screen Rate Replacement Event, the Replacement Benchmark agreed on pursuant to Clause 37.8 (Replacement Benchmark),

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) (as amended by MSC 104 (73)) and A.913(22) (superseding Resolution A.788 (19)), as the same may be amended, supplemented or superseded from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISM Company” means, at any given time, the company responsible for the Vessel’s compliance with the ISM Code under paragraph 1.1.2 of the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time).

“ISPS Company” means, at any given time, the company responsible for the Vessel’s compliance with the ISPS Code.

“ISSC” means a valid international ship security certificate for the Vessel issued underthe ISPS Code

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any relevant jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to mattersof law of general application in any legal opinion delivered pursuant to Clause 35.1 (Owners’ conditions precedent and Subsequent ) including, without limitation, in relation to any Security Document, relevant Security Perfection Requirements.

“Lender” means the person as defined as a lender in the Facility Agreement.

“LIBOR” means the applicable Screen Rate at or about 11:00 am (London time) on the relevant Interest Element Determination Date for the offering of deposits in US Dollars for the relevant period and, if any such rate is below zero, LIBOR will be deemed to be zero.

“Lien” means any mortgage, charge (whether fixed or floating), pledge, lien, encumbrance, hypothecation, assignment or security interest of any kind securing any obligation of any person or any type of preferential arrangement (including, without limitation, conditional sale, title transfer and/or retention arrangements having a similareffect), in each case howsoever arising.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation PeriodsAct 1984.

“Losses” means each and every liability, loss, charge, claim, demand, action, proceeding, damage, judgment, order or other sanction, enforcement, penalty, fine, fee, commission, interest, lien, salvage, general average, cost and expense of whatsoever nature suffered or incurred by or imposed on any relevant person, which for the avoidance of doubt, excludes any loss of profit, loss of production, loss of revenue, loss of time, loss of contracts or otherwise or any consequential or indirect loss (but does not exclude any interest or default interest payable under this Charter or any other Operative Document).

“Major Casualty Amount” means $1,750,000.

“Management Agreement” means any technical and/or commercial management agreement(s) entered into between the Charterer and the relevant Manager for the technical and/or commercial management of the Vessel.

“Manager” means each of the Commercial Manager and the Technical Manager.

“Manager’s Undertaking” means, if applicable, the deed of undertaking executed or to be executed by a Manager in favour of the Owners.

“Manuals and Technical Records” means all such records, logs, manuals, handbooks,technical data, drawings, and other materials and documents relating to the Vessel which are required to be maintained in accordance with Clause 48.16 (Manuals and Technical Records).

“Margin” means

[REDACTED]%.

“MARPOL” means the International Convention for the Prevention of Pollution fromShips 1973 (as modified in 1978 and 1997) and includes any amendments or extensionsof it and any regulation issued pursuant to it.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations or property or conditions (financial or otherwise) of the Group taken as a whole;

(b)	the ability of any of the Charterers or the Charter Guarantor to perform its payment or other material obligations under the Operative Documents to which it is a party;

(c)	the validity, legality or enforceability of, or the effectiveness or ranking of any security interest granted or purported to be granted pursuant to any of the Operative Documents or the rights or remedies of the Owners under the Operative Documents.

“Memorandum of Agreement” means the memorandum of agreement together with all addenda, amendments and supplements to it, made or to be made between the Sellerand the Owners.

“MOA Bill of Sale” means the bill of sale from the Seller as seller to the Owners as buyer inrespect of the Vessel in the form set out in the Memorandum of Agreement or such other form as approved by the Owners.

“Mortgage” means the first preferred or priority ship mortgage executed or to be executed in accordance with the terms of Clause 61.3 (Further conditions to assignmentby the Owners) by the Owners as security for the Owners’ obligations under the Finance Documents.

“Operative Documents” means:

(a)	this Charter, together with the Acceptance Certificate;

(b)	the Memorandum of Agreement, together with the MOA Bill of Sale (as defined therein);

(c)	the Security Documents;

(d)	the Fee Letter; and

(e)	any other document, instrument or agreement which is agreed in writing by the Owners and the Charterers to be an Operative Document,

and “Operative Document” means any of them.

“Original Financial Statements” means the audited consolidated financial statements of the Charter Guarantor with respect to the year ending 31 December 2020.

“Outstanding Principal” means the amount equal to the Purchase Price as may be reduced from time to time by payment of the Capital Element, as set out in Schedule 6.

“Owners Account Bank” means any bank or financial institution with which the Payment Account is at any time held.

“Owners’ Default” means:

(a)	any event mentioned in Clause 54.8 (Insolvency) or 54.9 (Insolvency proceedings) that occurs mutatis mutandis in respect of the Owners; or

(b)	any expropriation, attachment, sequestration, distress or execution affecting any asset of the Owners; or

(c)	the Owners fail to comply with their obligations under paragraphs (a) of Clause 36.1 (Quiet enjoyment) and such non-compliance continues for a period of 30 days or more,

provided always that no Owners’ Default shall have occurred if (i) such event was wholly or partially attributable to any Potential Termination Event or negligence of any Relevant Party or any Manager; and/or (ii) in the case of (a) above, if any winding-up petition is frivolous or vexatious and is discharged, stayed ordismissed within 30 days of commencement and/or (iii) in the case of (b) above, the Vessel has been transferred free of any expropriation, attachment, sequestration, distress or execution caused by the Owners to a solvent affiliate or Subsidiary of ICBC Financial Leasing Co., Ltd. and registered in the name of that affiliate or Subsidiary with the Approved Flag applicable to the Vessel immediately before such transfer within 60 days of the relevant event or circumstance and such transfer is otherwise in accordance with Clause 61.2 (Assignment by the Owners).

“Owners’ Default Purchase Option” means the option of the Charterers to purchase the Vessel in accordance with Clause 55.2 (Owners’ Default Purchase Options).

“Owners’ Default Purchase Option Date” has the meaning given to it in Clause 55.2 (Owners’ Default Purchase Options).

“Owners’ Issued Quiet Enjoyment Agreement” means the quiet enjoyment agreement referred to in Clause 36.1(b) (Quiet enjoyment) which the Parties shall use best efforts to obtain substantially on the terms of Schedule 4.

“Parent Guarantee” means the corporate guarantee executed or to be executed by theCharter Guarantor in favour of the Owners.

“Party” means a party to this Charter.

“Payment Account” means the account (or any sub-account or sub-division thereof) as notified by the Owners in writing to the Charterers from time to time.

“Payment Date” means, subject to Clause 37.4 (Business Days), in relation to the payment of Rent, (i) the Delivery Date; (ii) the Quarter Date that occurs immediately after the Delivery Date provided always that if the Delivery Date occurs prior to a Quarter Date in the same month which the Delivery Date occurs, the second Payment Date shall be the next immediate Quarter Date; and (iii) thereafter each of the other thirty-eight (38) Quarter Dates.

“Permitted Liens” means any:

(a)	Liens created by the Operative Documents and the Finance Documents;

(b)	liens for unpaid crew’s wages which are not overdue;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than one month’s prepaid hireunder any charterparty in relation to the Vessel not prohibited by this Charter;

(e)	Liens for master’s disbursements incurred in the ordinary course of trading;

(f)	Liens arising in the course of dry-docking of the Vessel not exceeding $2,500,000;

(g)	other Liens arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel (other than by reason of dry-docking of the Vessel referred to in (f) above) in aggregate not exceeding $1,000,000;

(h)	Liens created in favour of a plaintiff or defendant in any action of the court or tribunal before which such action is brought as security for costs and expenses where the Charterers is prosecuting or defending such action in good faith by appropriate steps or which are subject to a pending appeal and for which there shall have been granted a stay of execution pending such appeal and for the payment of which adequate reserves have been made by the Group so long as any such proceedings or the continued existence of such Liens shall not, and may reasonably be considered unlikely to, lead to the arrest, sale, forfeiture or loss of, the Vessel or any interest in the Vessel; and

(i)	any lien the creation of which has been otherwise expressly permitted in writing by the Owners.

“Pollutant” means and includes oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws.

“Potential Termination Event” means any event or circumstance specified in Clause 54 (Termination Events) which, with the expiry of a grace period, the giving of notice or fulfilment of any other relevant condition (or any combination of any of the foregoing) would become a Termination Event.

“Prohibited Person” means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed, including without limitation as a result of being either:

(c)	owned or controlled directly or indirectly by any person which is a designated target of Sanctions; or

(b)	organised under the laws of, or a citizen or resident of, any Restricted Country, or otherwise a target of Sanctions.

“Purchase Obligation” means the obligation of the Charterers to purchase the Vessel on the Expiry Date, as detailed in Clause 55.3 (Obligation to Purchase).

“Purchase Obligation Price” means an amount equal to eight million Dollars ($8,000,000).

“Purchase Option” means the option of the Charterers to purchase the Vessel in accordance with Clause 55.1 (Purchase Options).

“Purchase Option Date” has the meaning given to it in Clause 55.1 (Purchase Options).

“Purchase Option Exercise Date” means subject to Clause 37.4 (Business Days), in relation to the exercise of Purchase Option, the 15th calendar day on each successive month after the Delivery Date during the Charter Period but before Expiry Date.

“Purchase Option Price” means an amount equal to the Outstanding Principal on the applicable Purchase Option Date, as set out in Schedule 7.

“Purchase Price” means the lower of: (i) the total price payable by the Seller for the Vessel under the Initial MOA; and (ii) the relevant Fair Market Value of the Vessel on/around the Delivery Date (as determined in accordance with Clause 59).

“Quarter Date” means each of 15 March, 15 June, 15, September and 15 December, which occurs after Delivery Date during the Charter Period.

“Quarterly Rent” means, in respect of each Payment Date, the sum of (i) the Capital Element and (ii) the Interest Element.

“Relevant Party” means any of the Seller, the Charterers or the Charter Guarantor and”Relevant Parties” means all of them.

“Rent” means the Quarterly Rent payable on each Payment Date from (and including) the current Payment Date until (but excluding) the next Payment Date (or in respect of the last Payment Date) until (and including) the Expiry Date.

“Rent Period” mean, in respect of the Outstanding Principal, each period determined in accordance with Clause 37.1(c).

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for the Screen Rate by:

(i)	the administrator of the Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by the Screen Rate); or

(ii)	any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Owners and the Charterers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the Screen Rate; or

(c)	in the opinion of the Owners and the Charterers, an appropriate successor to the Screen Rate,

and, in each case if any such rate is below zero, then it shall be deemed to be zero.

“Requisition Compensation” means any and all moneys or other compensation (otherthan the proceeds of Insurances) from time to time payable after the date of this Charter and during the Charter Period by reason of requisition for title to, or other compulsory acquisition of, the Vessel, otherwise than by requisition of hire.

“Restricted Country” means any country or territory that is the subject of comprehensive, country-wide or territory-wide (as applicable) Sanctions that prohibit dealings with that country or that territory (as applicable).

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)	imposed by law or regulation of the United Kingdom, the Council of the European Union, the People’s Republic of China, the United Nations or its Security Council, the United States of America, the Flag State of the Vessel, the jurisdiction of incorporation of the Owners and the Charterers or any government official institution or agency of any of the foregoing, whether or not any Relevant Party is legally bound to comply with the foregoing; or

(b)	otherwise imposed by law or regulation applicable to any Relevant Party and with which is reasonable in the ordinary course of the Charterers’ business.

“Scheduled Delivery Date” means the date specified in the Delivery Notice (as definedin the Memorandum of Agreement) or such other date falling on or before the cancelling date as set out in the Memorandum of Agreement on which Delivery is expected to occur.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US Dollars for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Owners may specify another page or service displaying the relevant rate after consultation with the Charterers.

“Screen Rate Replacement Event” means, in relation to the Screen Rate:

(c)	the methodology, formula or other means of determining the Screen Rate has, in the opinion of the Owners and the Charterers, materially changed; or

(d)	the administrator of the Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(e)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Screen Rate;

(f)	the administrator of the Screen Rate publicly announces that it has ceased or will cease to provide the Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Screen Rate;

(g)	the supervisor of the administrator of the Screen Rate publicly announces that the Screen Rate has been or will be permanently or indefinitely discontinued; or

(h)	the administrator of the Screen Rate or its supervisor announces that the Screen Rate may no longer be used; or

(i)	the supervisor of the administrator of the Screen Rate makes a public announcement or publishes information stating that the Screen Rate is no longer or, as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); or

(j)	the administrator of the Screen Rate determines that the Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Owners and the Charterers) temporary; or

(k)	in the opinion of the Owners and the Charterers, the Screen Rate is otherwise no longer appropriate for the purposes of calculating the Interest Element under this Charter.

“Security Agent” means the person as defined in the Facility Agreement as security agent or trustee for the Finance Parties.

“Security Assets” means the assets which are from time to time, or are expressed to be, the subject of the Liens created or to be created by the Security Documents.

“Security Documents” means:

(a)	the Parent Guarantee;

(b)	the Charterers Assignment;

(c)	each Manager’s Undertaking;

(d)	the Subordination Deed; and

(e)	any other document designated as such by the Owners and the Charterers.

“Security Perfection Requirements” means, in respect of the Security Documents, any Authorisations of the Security Documents as may be required or recommended in any legal opinion accepted under Clause 35 (Conditions Precedent and Subsequent).

“Seller” means BW ALDRICH PTE. LTD., (registration number 201412465W), a company duly incorporated and validly existing under the laws of Singapore whose registered office is at 10 Pasir Panjang Road #18-01 Mapletree Business City, Singapore 117438 in its capacity as seller under the Memorandum of Agreement.

“Spill” means any actual or threatened emission, spill, release or discharge of a Pollutant into the environment.

“Sub-Charter” means subject to Clause 48.3 (Sub-leasing), and provided the Vessel is not employed in the Hafnia LR Pool or any other pool managed by the Commercial Manager, any other sub-charter, charter (including any bareboat charter and demise charter) or contract of employment in respect of the Vessel which is for a fixed term equal to or exceeding twenty-four (24) months entered into or to be entered into from time to time by the Charterers with any person (for the avoidance of doubt, not including any sub-charter, charter or contract of employment in respect of the Vessel entered into by the Commercial Manager in its authority as manager of the Hafnia LR Pool).

“Sub-Charterer” means any person who is a sub-charterer (or equivalent) under a Sub-Charter.

“Subordination Deed” means any deed of subordination granted or to be granted by any member of the Group in favour of the Owners in respect of any Subordinated Liabilities owed by the Charterers to such member of the Group.

“Subordinated Liabilities” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent payable or owing by the Charterers to any member of the Group.

“Subsidiary” of a person means any other person:

(a)	directly or indirectly controlled by such person; or

(b)	of whose dividends or distributions on ordinary voting share capital such person is beneficially entitled to receive more than 50 per cent (50%).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and “Taxation” shall be construed accordingly.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under an Operative Document required to bemade by any Relevant Party from a payment to the Owners under an Operative Document.

“Tax Indemnitee” means any of the Owners and their respective directors and officers.

“Tax Payment” means an increased payment made by the Charterers to a Tax Indemnitee under Clause 41.1 (Withholding Taxes) or payment under Clause 41.2 (Tax indemnity).

“Technical Manager” means BW Fleet Management Pte. Ltd., V.Ships Asia Group Pte. Ltd., Thome Ship Management Pte. Ltd., MMS Co. Ltd. Singapore Branch, Synergy Marine Pte. Ltd., Donnelly Tanker Management Limited, any other subsidiary of Hafnia Pte. Ltd. or such other reputable manager appointed by the Charterers and approved by the Owners in writing (such approval not to be unreasonably withheld).

“Termination Event” means any event or circumstance described in Clause 54 (Termination Events).

“Termination Sum” shall have the meaning given in Clause 57.2 (Payments on a Termination Event).

“Termination Sum Payment Date” has the meaning set out at Clause 57.2 (Payments on a Termination Event).

“Test Date” has the meaning set out in Clause 47.2 (Financial definitions).

“Total Loss” means, in relation to the Vessel, its:

(a)	actual, constructive, compromised, agreed or arranged total loss; or

(b)	requisition for title, confiscation or other compulsory acquisition by a Governmental Agency unless it is within 180 days redelivered to the control of the Owners or the Charterers; or

(c)	hijacking, theft, condemnation, capture, seizure, arrest or detention unless it is within 180 days redelivered to the control of the Owners or the Charterers.

“Total Loss Date” means:

(a)	in the case of an actual loss of the Vessel, the date on which it occurred or, if that is unknown, the date when the Vessel was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Vessel, the earlier of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made byor on behalf of the Owners with the Vessel’s insurers in which the insurers agree to treat the Vessel as a total loss; and

(c)	in the case of any other type of total loss of the Vessel, the date (or the most likely date) on which it appears to the Owners that the event constituting the total loss occurred, such date being no earlier than the dateon which the 180 days’ grace period in paragraph (b) or, as the case may be, paragraph (c) of the definition of Total Loss would expire unless the Vessel’s insurers agree to treat the Vessel as a total loss before the expiry of such grace period.

“Total Loss Payment Date” means, following the occurrence of a Total Loss, the earliest of:

(a)	(i) in case of the events set out in paragraphs (a) and (b) of the definition of “Total Loss Date”, the 180th day following such Total Loss Date (or such later date as the Owners may agree) and (ii) in case of the events set out in paragraph (c) of the definition of “Total Loss Date”, the Total Loss Date (or such later date as the Owners may agree);

(b)	the date on which the Owners and/or the Security Agent receives the Insurance Proceeds in respect of the Total Loss or any Requisition Compensation; and

(c)	the Expiry Date.

“Ultimate Parent” means BW Group Limited, a company incorporated under the laws of Bermuda, having its registered office at Washington Mall Phase 2, 4th Floor, Suite 400, 22 Church Street, Hamilton HM EX, HM 1189, Bermuda.

“Vessel” means the LR1 product tanker named “STI Excel” currently registered in the name of the Initial Seller with IMO Number 9735579 under the laws and flag of the Marshall Islands and which upon her simultaneous delivery from the Initial Seller to the Seller under the Initial MOA and from the Seller to the Owner under Memorandum of Agreement will be re-named Hafnia Excel and registered in the name of the Owner under the laws and flag of Singapore with IMO Number 9735579, including all component parts or accessories of the Vessel, all substitutions of, additions to, replacements or renewals of, any of these component parts or accessories from time to time made in accordance withthis Charter, and any of these component parts or accessories which, having been removed from the Vessel, remain the property of the Owners pursuant to this Charter and, where the context permits, shall include the Manuals and Technical Records.

32.2	Construction

(a)	Unless a contrary indication appears, any reference in this Charter to:

(i)	the “Owners”, the “Charterers”, any “Associated Initial Seller”, any “Associated Owner”, any “Sub-Charterer”, any “Relevant Party”, any “Finance Party”, the “Security Agent” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	“charter commitment” means, in relation to the Vessel, any charter or contract for the use, employment or operation of the vessel or the carriage of people and/or cargo or the provision of services by or from it and includes any agreement for pooling or sharing income (other than from the Hafnia LR Pool Agreement) derived from any such charter or contract;

(iv)	an “Operative Document” or any other agreement or instrument is a reference to that Operative Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	“including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legalpersonality);

(viii)	“law” includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statue, treaty orother legislative measure in any jurisdiction or any present or future directive, regulation or requirement, or official or judicial interpretationof any of the foregoing, and any rule, treaty, official directive, request or guideline (whether or not having the force of law, but if not having the force of law which is generally complied with in the ordinary course of business of the person concerned) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law which is generally complied with in the ordinary course of business of the person concerned) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(x)	a provision of law is a reference to that provision as amended or re-enacted; and

(xi)	a time of day is a reference to Beijing time unless stated otherwise.

(b)	Unless a contrary indication appears, references to Clauses and Schedules are to be construed as references to clauses of, and schedules to, this Charter. Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Operative Document or in any notice or certificate given under or in connection with any Operative Document has the same meaning in that Operative Document, notice or certificate as in this Charter.

(d)	A Potential Termination Event or a Termination Event is “continuing” if it has not been remedied to the satisfaction of the Owners or waived.

(e)	In this Charter, unless a contrary indication appears, words importing the plural include the singular and vice versa, and words importing a gender include every gender.

32.3	Third party rights

Any person which is an Indemnitee or a Tax Indemnitee from time to time and is not aparty to this Charter shall be entitled to enforce such terms of this Charter as provide for the obligations of the Charterers to such Indemnitee or Tax Indemnitee, as the casemay be, in each case, subject to the provisions of Clause 70 (Governing Law) and the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”). The Third Parties Act applies to this Charter as set out in this Clause 32.3. Save as provided above, a person who is not a party to this Charter has no right to use the Third Parties Act to enforce any term of this Charter and, subject to the other provisions of the otherOperative Documents, the parties to this Charter do not require the consent of any thirdparty (including, without limitation, Indemnitee or Tax Indemnitee who is not a party to this Charter) to amend or rescind this Charter at any time.

33.	CHARTER OF VESSEL

Subject to the terms and conditions of this Charter, the Owners shall charter, and the Charterers shall take on charter, the Vessel for the Charter Period. There shall be no renewal or extension of the Charter Period beyond the Expiry Date.

34.	DELIVERY OF VESSEL

34.1	Delivery

(a)	At the request of the Charterers, the Owners have entered into the Memorandumof Agreement with the Seller, pursuant to which the Owners have agreed to purchase the Vessel at the Purchase Price and upon the terms and conditions ofthe Memorandum of Agreement.

(b)	Notwithstanding anything to the contrary contained in the Charter, immediatelyupon delivery of the Vessel to the Owners by the Seller pursuant to the Memorandum of Agreement, the Owners will be deemed to have delivered theVessel to the Charterers and the Charterers will be deemed to have taken delivery of the Vessel from the Owners under this Charter. On Delivery and without prejudice to the foregoing provisions, the Charterers shall execute and deliver to the Owners the Acceptance Certificate.

34.2	Acceptance Certificate

The execution and delivery of the Acceptance Certificate pursuant to Clause 34.1 (Delivery) shall constitute irrevocable, final and conclusive evidence that:

(a)	the Charterers have accepted the Vessel for the purposes of this Charter; and

(b)	the Vessel was delivered to the Charterers in a condition in compliance with this Charter.

34.3	Charterers’ acknowledgement

The Charterers acknowledge that:

(a)	the Owners shall purchase the Vessel pursuant to the Memorandum of Agreement for the sole purpose of chartering the Vessel to the Charterers pursuant to this Charter;

(b)	the Charterers shall not be entitled to refuse to accept delivery of the Vessel andshall be deemed to have taken delivery of the Vessel under this Charter once theOwners acquire title to the Vessel pursuant to the Memorandum of Agreement;

(c)	the Owners’ obligation to pay to the Seller the Purchase Price under the Memorandum of Agreement shall be subject to the conditions set out in Clause 35 (Conditions Precedent and Subsequent);

(d)	the Owners shall not be liable for any Losses resulting (directly or indirectly) from any defect or alleged defect in the Vessel or failure or alleged failure of the Vessel to comply with the Memorandum of Agreement or the Initial Memorandum of Agreement; and

(e)	the Charterers shall be responsible for the condition of the Vessel on the Delivery Date.

34.4	Delays in delivery

(a)	The Owners’ obligation to pay the Purchase Price under the Memorandum of Agreement and its ability to deliver the Vessel under this Charter is dependent upon the due and punctual performance by the Initial Seller of its obligations under the Initial MOA and by the Seller of its obligations under the Memorandum of Agreement. If, for any reason whatsoever, the Vessel is not delivered pursuant to the Initial MOA or the Memorandum of Agreement within the cancelling date specified therein and Initial MOA or the Memorandum of Agreement is cancelled, this Charter will be automatically cancelled at the same time at which the Initial MOA or the Memorandum of Agreement is cancelled without any liability on the Owners towards the Charterers and on the Charterers towards the Owners. If the Initial Seller or the Seller delays the delivery of, or fails to deliver, the Vessel to the Owners:

(i)	the Owners shall not incur any liability to the Charterers under this Charter; and

(ii)	the Charterers shall not be entitled to terminate this Charter, or to reject the Vessel when tendered for delivery by the Seller on the grounds of any such delay or failure.

(b)	If the Initial Seller terminates or repudiates the Initial MOA or if the Seller terminates or repudiates the Memorandum of Agreement, the Owners’ obligation to charter the Vessel to the Charterers under this Charter shall automatically terminate.

35.	CONDITIONS PRECEDENT AND SUBSEQUENT

35.1	Owners’ conditions precedent

(a)	The Charterers shall not submit the Delivery Notice (as defined in the Memorandum of Agreement) unless the Owners shall have received all of the documents and evidence set out in Part 1 of Schedule 1 (Conditions Precedent).

(b)	The obligation of the Owners (as buyers) to pre-position the Purchase Price in accordance with the terms of the Memorandum of Agreement on the Pre-Position Date (as defined in the Memorandum of Agreement) is subject to the Owners being satisfied that the Owners have or will have received all of the documents and evidence set out in Part 2 of Schedule 1 (Conditions Precedent) on or prior to the Pre-Positon Date.

(c)	The obligation of the Owners to sign the MOA PDA (as defined in the Memorandum of Agreement), agree to the release of the pre-positioned Purchase Price and accept the Vessel under this Charter on the Delivery Date is subject to the Owners being satisfied that the Owners have or will have received all of the documents and evidence set out in Part 3 of Schedule 1 (Conditions Precedent) on or prior to the Delivery Date.

(d)	Each document provided to the Owners under this Clause 35.1 shall be in form and substance satisfactory to the Owners.

(e)	The conditions specified in this Clause are inserted for the sole benefit of the Owners and may be waived or deferred in whole or in part and with or without conditions only by the Owners.

35.2	Owners’ further conditions precedent

The obligation of the Owners to pay the Purchase Price in accordance with the Memorandum of Agreement and its obligations to charter the Vessel to the Charterers under this Charter is subject to the further conditions that:

(a)	the representations and warranties in Clause 44.1 (Charterers representations) hereof shall be true and correct as if each was made with respect to the facts and circumstances existing immediately prior to the time when the Purchase Price is paid and Delivery is to take place;

(b)	no Potential Termination Event shall have occurred and be continuing or would arise by reason of payment the Purchase Price under Memorandum of Agreement or by reason of the Delivery taking place;

(c)	no event or circumstance has occurred or exists between the date hereof and the proposed date of payment of the Purchase Price or Delivery which may have a Material Adverse Effect;

(d)	Delivery shall have occurred on or prior to the Cut-off Date (unless otherwise agreed by the Owners); and

(e)	all of the Operative Documents received by the Owners as contemplated in Clause 35.1 (Owners’ conditions precedent) are in full force and effect.

35.3	Owners’ conditions subsequent

The conditions subsequent set out in Part 4 of Schedule 1 shall be complied with within 10 Business Days after the Delivery Date.

35.4	Sanctions

(a)	Notwithstanding any other provision of this Charter or any Operative Documentsto the contrary, none of the Owners or the Relevant Parties is obliged to do or omit to do anythingif it would, or might in its reasonable opinion, constitute a breach of any Sanctions or any laws and regulations relating to anti-money laundering, counter-terrorism financing or economic and trade sanctions applicable to it.

(b)	Notwithstanding any other provision of this Charter or any Operative Document to the contrary but subject to any statutory obligations and confidentiality undertakings by which the Owners and any Relevant Party may be bound, each of them agrees to provide any information and documents that are within its possession, custody or control reasonably required by any other Party in order for that other Party to comply with any Sanctions or any laws and regulations relating to anti-money laundering, counter-terrorism financing or economic and trade sanctions applicable to it.

(c)	If any of the Owners or any Relevant Party form the view that, in their reasonable opinion, it is required to disclose information obtained in connection with this Charter or any Operative Document to any person in order to comply with any Sanctions or any laws andregulations relating to anti-money laundering, counter-terrorism financing or economic and trade sanctions applicable to it, each of them agrees that, to the extent permitted by law, such disclosure will not breach any duty of confidentiality owed by any of them to any of the others.

36.	EXTENT OF OWNERS’ LIABILITY

36.1	Quiet enjoyment

(a)	Unless a Termination Event has occurred and is continuing or this Charter or the Charter Period has terminated pursuant to the terms of this Charter, the Owners undertake with the Charterers that they will not, nor shall any permitted person claiming through it (as mortgagee or assignee but always subject to the terms of any quiet enjoyment letter issued by such party to the Charterers), disturb or interfere with the quiet, peaceful and continuing possession, use and enjoyment of the Vessel by the Charterers due to any act or failure to act on the part of the Owners or any permitted person claiming through or under the Owners; provided always that the Owners shall not be liable to the Charterers or any other person for any interruption or disturbance to the Charterers’ or such other person’s quiet, peaceful use, or continued enjoyment of the Vessel as a result of (i) a defect in the Owners’ ownership of or title to the Vessel as transferred to the Owners by the Seller, or (ii) breach of any obligations by any Relevant Party under any Operative Documents or (iii) compliance by the Owners with any applicable law, provided that if the Owners become aware that there has been or there is pending a change in any applicable law which would result in any such interruption or disturbance to the Charterers’ quiet, peaceful use, or continued enjoyment of the Vessel, the Owners shall immediately notify the Charterers of the nature of such change or pending change and take whatever action may reasonably require by the Charterers to mitigate such interruption or disturbance, or (iv) total loss of the Vessel.

(b)	If required by any relevant Sub-Charterer or potential Sub-Charterer (or any other relevant counterparty) to facilitate the Charterers entry into any future Sub-Charter (or other employment contract for the Vessel), the Owners agree to use best endeavours to issue a letter of quiet enjoyment to the relevant Sub-Charterer (or other relevant counterparty) on the terms of the Owners’ Issued Quiet Enjoyment Agreement.

(c)	The Owners shall use best endeavours to procure that the Finance Parties and/or relevant mortgagee will issue in favour of the Charterers and any Sub- Charterer a Finance Party Quiet Enjoyment Letter.

36.2	Limitations on Owners’ liability

The Charterers acknowledge that:

(a)	the Charterers alone have selected the Vessel for chartering by the Owners to the Charterers under this Charter; and

(b)	the Vessel is satisfactory in all respects to the Owners, the Charterers and theirrespective technical experts.

Accordingly, the Charterers agree that:

(i)	the Vessel shall be leased on an “as is, where is” basis;

(ii)	the Owners make no condition, term, representation or warranty as to title, seaworthiness, condition, design, operation or fitness for use of theVessel, or as to the eligibility of the Vessel for any particular trade or operation, or any other condition, term, representation or warranty withrespect to the Vessel; and

(iii)	the Charterers waive all their rights and claims in respect of any condition, term, representation or warranty described in paragraph (ii) above.

37.	RENT, PAYMENTS AND CALCULATIONS

37.1	Rent

(a)	The Charterers shall pay to the Owners, as consideration for entering into this Charter a non-refundable arrangement fee in the amount and upon the terms andconditions set out in the Fee Letter.

(b)	The Charterers shall from the Delivery Date until the end of the Charter Period pay Rent to the Owners in advance on each Payment Date.

(c)	Each Rent Period for the Outstanding Principal shall start on (and including) a Payment Date (or in the case of the first Rent Period, on the Delivery Date) and end on the next following Payment Date and in the case of the final Rental Period, the Expiry Date provided always that no Rent Period shall extend beyond the Charter Period.

37.2	Payment unconditional

(a)	The Charterers’ obligation to pay Rent and other payments on a “hell and high water” basis in accordance with this Charter and any other amounts payable by the Charterers under this Charter shall be absolute and unconditional irrespective of any matter or contingency, including:

(i)	any set-off, counterclaim, recoupment, defence or other right which anyparty may have against the other;

(ii)	the occurrence of a Total Loss or any other occurrence including the loss,destruction, confiscation, seizure, damage to the Vessel, or the interruption or cessation in or prohibition of the use of, or any requisition for hire or use of, possession or enjoyment of the Vessel by the Charterers, or any Sub-Charterer for any reason whatsoever;

(iii)	any unavailability of the Vessel, including any lack or invalidity of titleor any other defect in the title, seaworthiness, condition, design, merchantability, fitness for use or purpose, or lack of crew, injury of anycrew, or the ineligibility of the Vessel for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction;

(iv)	any failure or delay on the part of any party, whether with or without fault on its part, in performing or complying with any of the terms of theOperative Documents;

(v)	any insolvency, bankruptcy, winding-up, reorganisation, reconstruction, arrangement, readjustment of debt, dissolution or similar proceedings byor against any of the Owners, any Relevant Party or any other party to the Operative Documents;

(vi)	any other cause which would, but for this Clause 37.2, have the effect of terminating or affecting the obligations of the Charterers under any of the Operative Documents; and

(vii)	any invalidity, unenforceability or lack of due authorisation of, or otherdefect in, any of the Operative Documents.

(b)	It shall be the intention of the Parties that the obligations of the Charterers under this Clause 33.2 shall survive any frustration of any of this Charter, except as provided for in this Charter, no amount payable or paid by the Charterers under this Charter to the Owners shall be repayable to the Charterers.

37.3	Manner of payment

All payments of Rent, the Purchase Option Price, the Owner’s Default Purchase Option Price, the Purchase Obligation Price and any other amounts payable by the Charterers under this Charter and any other Operative Documents shall be made:

(a)	in full, without any set-off or counterclaim and, subject as provided in Clause 41.1 (Withholding Taxes), free and clear of any deductions or withholdings; and

(b)	in Dollars, in same day funds before 11:00 a.m. (Beijing time) on the due date for payment, to the Payment Account or such other account as the Owners maynotify the Charterers in writing at least 5 Business Days before the due date forpayment.

37.4	Business Days

Any payment which is due to be made under an Operative Document or any Purchase Option Date which is due to occur on a day which is not a Business Day shall be made on the next Business Day, unless such Business Day falls in the next calendar month or after the Expiry Date, in which case the due date shall be the preceding Business Day.

37.5	Default Interest

Without prejudice to the other rights and remedies of the Owners hereunder, if any amount due and payable by the Charterers hereunder is not received by the Owners on the due date for payment thereof in the manner herein stipulated, the Charterers shall pay interest on such amount for the period starting on (and including) the due date for payment thereof and ending on (but excluding) the date on which the same is received or recovered by the Owners in full (after as well as before judgment) at the rate(s) from time to time determined under this Clause 37.5. The period between the due date for payment of any sum due and payable and the date upon which the obligation to pay such sum is discharged shall be divided into successive periods, the duration of which shall be selected by the Owners (acting reasonably) and shall not be less than one (1) month (each a “Default Interest Period”). During each Default Interest Period (as well after as before judgment) the outstanding balance of the unpaid sum shall bear interest which shall accrue from day to day and on the basis of actual days elapsed and shall be calculated at a rate per annum which is equal to the Default Rate calculated on the basis of a year of three hundred and sixty (360) days and actual days elapsed. Any such interest shall be due and payable when the relevant unpaid sum is paid or, if earlier, at the end of each Default Interest Period by reference to which it is calculated.

37.6	Calculation of interest

Except as otherwise expressly provided in this Charter, all interest payable under this Charter shall be calculated on the basis of a year of three hundred and sixty (360) daysor, where the amount is payable in a currency other than Dollars, such period as is customary for such currency, and the actual number of days elapsed.

37.7	Certificates and determinations

Any certification or determination by the Owner of a rate or amount under any Operative Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.8	Replacement Benchmark

(a)	If a Screen Rate Replacement Event has occurred in relation to the Screen Rate, the Owners and the Charterers shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in place of the Screen Rate.

(b)	Prior to the occurrence of a Screen Rate Replacement Event, if the Owners request so, the Charterers shall upon the written request of the Owners enter into negotiations with the Owners in good faith with a view to agreeing the use of a Replacement Benchmark in place of the Screen Rate.

(c)	If sub-paragraphs (a) or (b) above applies, the Charterers shall reimburse the Owners for the amount of all costs and expenses (including legal fees) incurred by the Owners in responding to, evaluating, negotiating or complying with sub-paragraphs (a) and (b). This shall include, for the avoidance of doubt, any costs and expenses incurred in relation to ensuring that all Operative Documents remain valid and fully perfected following any amendments or waiver. All of the cost incurred in connection hereto shall have been approved by the Charterers in advance, such approval not to be unreasonably withheld.

37.9	Market disruption

If before close of business in Beijing on the Interest Element Determination Date for the relevant Rent Period, (1) no Screen Rate is available (including, for the avoidance of any doubt, no Screen Rate being available and no Replacement Benchmark being agreed in accordance with Clause 37.8 (Replacement Benchmark)) or (2) the Charterers receive notifications from the Owners that the cost to them of funding the Cost Balance from whatever source they may reasonably select would be in excess of LIBOR, then Clause 37.10 (Cost of funds) shall apply to the Outstanding Principal for the relevant Rent Period.

37.10	Cost of funds

(a)	If this Clause 37.10 applies for any Rent Period, then the Interest Element on the Outstanding Principal for that Rent Period shall be the rate notified to the Charterers by the Owners as soon as practicable, and in any event by close of business on the date falling two (2) Business Days prior to the first day of that Rent Period, to be that which expresses as a percentage rate per annum the cost to the Owners of funding the Outstanding Principal from whatever source they may reasonably select and if such rate is less than zero then it shall be deemed to be zero.

(b)	If this Clause 37.10 applies and the Owners or the Charterers so require, the Owners and the Charterers shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the Interest Element.

(c)	Any alternative basis agreed pursuant to Clause 37.10(b) shall be binding on all Parties

(d)	If an alternative basis is not agreed pursuant to Clause 37.10(b), the Interest Element shall continue to be determined in accordance with Clause 37.10(a).

38.	COSTS AND EXPENSES

The Charterers shall pay to the Owners on demand, on an After Tax Basis, all direct Losses (in the case of paragraphs (a), (b), (c), (e) and (g) only, which have been approved by the Charterers in advance, such approval not to be unreasonably withheld) incurred by the Owners in connection with:

(a)	the negotiation, preparation and execution of the Operative Documents provided such Losses are reasonably incurred by the Owners;

(b)	any variation of the Operative Documents or any waiver or consent required under any of them provided such Losses are reasonably incurred by the Owners;

(c)	to the extent that the same are not covered by the Termination Sum, the Purchase Option Price, the Owners’ Default Purchase Option Price or any payment of Broken Funding Costs or any payment of default interest under clause 37.5 (Default Interest), the early termination of this Charter and the sale of the Vessel to the Charterers pursuant to Clause 55 (Purchase Options and Purchase Obligation) or occurrence of an Early Termination Event save that this Charter shall not oblige the Charterers to make any payment for loss of profit arising due to the early termination of this Charter;

(d)	sale of the Vessel to the Charterers pursuant to the occurrence of a Termination Event;

(e)	investigating the alleged occurrence of a Termination Event to determine the Owners’ rights and remedies under the Operative Documents save that no prior written consent or approval of the Charterers are required in respect of any cost incurred by the Owners in connection hereto in the case where such prior notification will prejudice the Owners’ rights under the Operative Documents

(f)	determination, enforcement or preservation of any right conferred upon the Owners by the Operative Documents, or in respect of the repossession of the Vessel in accordance with the Operative Documents attributable to any Relevant Party;

(g)	to the extent that the same are not covered by the Termination Sum or any payment of Broken Funding Costs or any payment of default interest under clause 37.5 (Default Interest), a Total Loss or any event which may become a Total Loss save that this Charter shall not oblige the Charterers to make any payment for loss of profit arising due to the early termination of this Charter.

39.	EARNINGS

39.1	Payment of Earnings etc.

The Charterers shall after the date of this Charter and throughout the Charter Period:

(a)	procure that all Total Loss proceeds and Insurance Proceeds above the Major Casualty Amount are paid into the Payment Account for application in accordance with Clause 50.9 (Insurance Proceeds) in the case of Insurance Proceeds above the Major Casualty Amount and in accordance with Clause 51.3 (Payment of Rent) in respect of all Total Loss proceeds; and

(b)	if a Termination Event is continuing and to the extent instructed to do so by the Owners, direct any Sub-Charterer and any other person liable therefor to pay all Earnings payable to the Charterers into the Payment Account or such other account as directed by the Owners for application in accordance with the terms of Clause 57.2 (Payments on a Termination Event) and thereafter (subject always to the rights of the Finance Parties pursuant to the terms of the Finance Documents and so long as no Termination Event is continuing), any remaining balance actually received or held by the Owners after such application (or any applicable application in accordance with the terms of the Finance Documents) shall be paid to the Charterers.

39.2	Currency

Any moneys required to be credited to the Payment Account denominated in a currencyother than Dollars shall be paid by the recipient to the Owners Account Bank which shall purchase Dollars with such moneys at either (i) the prevailing market spot rate ofexchange of the Owners Account Bank or (ii) if no spot rate of exchange is available, at a rate determined by the Owners Account Bank at 11.00 am (Beijing time) on the Business Day following the day on which such moneys are received by the Owners Account Bank for the purchase of Dollars with that other currency.

40.	INDEMNITIES

40.1	Currency indemnity

(a)	If any sum due from any Relevant Party under the Operative Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against any Relevant Party; or

(ii)	obtaining or enforcing an order, judgment or award in relation to anylitigation or arbitration proceedings,

the Charterers shall indemnify the relevant Indemnitee, on an After Tax Basis, against all Losses arising out of, or as a result of, the conversion, including anydiscrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to the relevant Indemnitee at the time of its receipt of that Sum.

(b)	The Charterers waive any right it may have in any jurisdiction to pay any amount under the Operative Documents in a currency or currency unit other than that in which it is expressed to be payable.

40.2	Financial indemnities

The Charterers shall indemnify each relevant Indemnitee on demand, on an After Tax Basis, against all direct Losses incurred by such Indemnitee as a result of or in connection with:

(a)	any default by any Relevant Party in payment of any amount due under the Operative Documents;

(b)	Delivery having failed to occur on the Scheduled Delivery Date by reason of the operation of any one or more of the provisions of this Charter (other than byreason of a default or negligence by the Owners) if Delivery Notice (as defined in the Memorandum of Agreement) has been served under the Memorandum ofAgreement;

(c)	any costs, charges or expenses which any Relevant Party has agreed to pay under the Operative Documents and which are claimed or assessed against or (prior to the occurrence of a Termination Event which is continuing) paid by an Indemnitee; and

(d)	the Purchase Option or Owners’ Default Purchase Option not being implemented in accordance with the notice given by the Charterers exercising the Purchase Option or the Owners’ Default Purchase Option (other than by reason of a default or gross negligence by the Owners or any Mortgage not being ready to be discharged before or simultaneous to the release to the Owners of the relevant Purchase Option Price or the Owners’ Default Purchase Option Price, in each case, to the extent that it is not attributable to any Termination Event under this Charter), such Losses including any cost or loss the Owners incur under any Finance Document by virtue of failing to pay any amount due under a Finance Document on the Purchase Option Date or the Owners’ Default Purchase Option Date as a result of not receiving the Purchase Option Price or the Owners’ Default Purchase Option Price).

40.3	Operational indemnity

The Charterers shall indemnify each Indemnitee, on an After Tax Basis, against all Losses incurred by that Indemnitee as a result of, or in connection with:

(a)	the condition, delivery, redelivery, non-delivery, purchase, export, import, registration, ownership, classification, chartering, sub-chartering, management, possession, manning, provision of bunkers and lubricating oils, dry-docking, surveys, control, use, operation, maintenance, repair, replacement, refurbishment, modification, overhaul, insurance, sale or other disposal, return or storage of, or loss of or damage to, the Vessel, or otherwise in connection with the Vessel, or relating to loss or destruction of, ordamage to, any property, or death or injury of, or other loss suffered by, any person relating to any of these matters, provided always that the indemnity in respect of Losses in this Clause shall not extend to Losses arising due to a default by or the gross negligence of the Owners;

(b)	claims which may be made on the ground that any design, article or material inthe Vessel or the operation or use of such design, article or material constitutes an infringement of patent, trademark, copyright or other intellectual property right or any other right;

(c)	preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Vessel, or in securing the release of the Vessel provided always that the indemnity in respect of Losses inthis Clause shall not apply if the arrest, confiscation, seizure, taking in execution,impounding, forfeiture or detention of the Vessel arose as a result of an act, omission or default by the Owners not attributable to any breach of any obligations by any Relevant Party under any Operative Documents[1];

1 Reinstated the carve out for the same reason for retention of the carve out under clause 36.1 (Quiet Enjoyment Undertaking).

(d)	the Vessel becoming a wreck or obstruction to navigation, including the removal or destruction of the wreck or obstruction under statutory or other powers;

(e)	any reflagging, deletion and/or registration of the Vessel by the Owners whichmay be required during the continuation of a Termination Event;

(f)	the Charterers contesting any claim pursuant to paragraph 40.4(c) of Clause 40.4 (Conduct of claims);

(g)	any Environmental Claims; or

(h)	breach of any law or regulations (including Sanctions and any Environmental Law).

40.4	Conduct of claims

(a)	The Owners shall, as soon as reasonably practicable after it becomes aware of the same, notify the Charterers after a written claim is made against that Indemnitee with respect to any matter for which the Charterers are responsible under this Charter.

(b)	Any notification given under paragraph (a) above shall give such details as therelevant Indemnitee then has regarding the claim and any Loss.

(c)	The Charterers may (with the Owners’ prior written consent, not to be unreasonably withheld only if the conditions set out below are all satisfied), in consultation with the Owners and the relevant Indemnitee, assume and conductpromptly and diligently the defence of any claim of the Owners giving rise to an obligation on the Charterers to indemnify under this Charter, provided that:

(i)	no Termination Event has occurred and is continuing;

(ii)	the contest does not involve any risk of criminal liability to the Ownersor any material risk of the sale, forfeiture or loss of the Vessel;

(iii)	independent legal counsel (suitably experienced in the relevant sector) reasonably acceptable to the Owners is of the opinion, confirmed in writing to the Owners, that a reasonable basis exists for contesting the relevant claim;

(iv)	the commercial position and business reputation of the Owners will not be materially or adversely affected by contesting the relevant claim; and

(v)	the Charterers will be responsible for all Losses suffered by the Ownersas a consequence of the Charterers contesting the relevant claim.

(d)	The Owners will not, by reason of the Charterers contesting a claim in accordance with paragraph (c) above, be prevented from settling or paying anyclaim if required by applicable law.

(e)	The Charterers and its insurers shall have the right, at the Charterers’ or its insurers’ expense, to investigate any claim for which indemnification is sought pursuant to this Charter. The Owners shall co-operate with the Charterers and/or its insurers with respect to such investigation.

(f)	If the Owners shall recover from, or be paid by, any person (other than a Relevant Party) any amount in respect of any Losses previously paid, reimbursed or discharged by Charterers or any Relevant Party, the Owners shall,subject to no continuing Termination Event, promptly upon receipt thereof pay to the Charterers a sum equal to the value of such recovered or paid amount less any outstanding amounts then due and payable to the Owners underthis Charter.

40.5	Indemnity payments

(a)	Any payment becoming due by the Charterers to any Indemnitee under this Charter shall be paid:

(i)	within 10 Business Days of demand made by such Indemnitee; and

(ii)	together with interest at the Default Rate from the date of 10 Business Days after such demand to the date of reimbursement by the Charterersto such Indemnitee (both before and after judgment).

(b)	For the avoidance of doubt, it shall not be a condition to the obligation of the Charterers to make a payment under this Charter in respect of any Loss incurred by an Indemnitee to any third party that the relevant Indemnitee has paid any amount to the third party, but only that an amount is due and payable by such Indemnitee.

(c)	With respect to the giving of the notification under paragraph 40.4(a) of Clause 40.4 (Conduct of claims), each Indemnitee agrees that:

(i)	such notification shall not limit such Indemnitee’s right to make furtheror additional demands on the Charterers in respect of the matter so notified, or in respect of any other matter which is, or may become, thesubject of a claim by such Indemnitee on the Charterers under this Charter; and

(ii)	the failure or delay by any Indemnitee to give such notification within areasonable period of time shall not affect or limit the rights of such Indemnitee under this Charter, or the exercise of such rights in relation to the matter in question, or to any other matter which is, or may become, the subject of a claim by such Indemnitee on the Charterers under this Charter.

41.	TAXES

41.1	Withholding Taxes

(a)	All payments by the Relevant Parties under any Operative Document to which it is party shall be made without any set-off or counterclaim whatsoever and free and clear of and without withholding or deduction for, or on account of, any present or future income, tonnage, freight, stamp and other taxes, levies, imposts, duties, fees, charges, restrictions or conditions of any nature.

(b)	If, after the date of this Charter, any Tax Deduction is required to be made:

(i)	the Charterers shall promptly notify the Owners in writing after the Charterers becomes aware of such requirement;

(ii)	the Charterers shall pay, or shall procure the payment of, the full amount of the deduction or withholding to the appropriate entity within the time period for payment permitted by law; and

the sum due from any Relevant Party in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Owners receives and retains (free from any liability in respect of any such deduction or withholding) on the due date for such payment, a net sum equal to the sum which the relevant party would havereceived and so retained had no such deduction or withholding been made or required to be made from such payment. The Charterers shall promptly deliverto the Owners appropriate receipts, certificate or other proof evidencing any deduction or withholding so made.

(c)	Notwithstanding any other provision of this Charter, no Party shall be required to increase any payment in respect of which it makes a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

41.2	Tax indemnity

(a)	The Charterers shall within ten (10) Business Days on demand of the Owners pay to the Tax Indemnitees an amount equal to the loss, liability or cost which the Owners determine has been directly or indirectly (but excluding all consequential loss) suffered and documented for or on account of Tax by the Owners in respect of an Operative Document, together with any interest, penalties, costs and expenses payable or incurred.

(b)	The Charterers shall pay, and on written demand shall indemnify and hold harmless, each of the Tax Indemnitees from and against, any and all Taxes (including, but not limited to, registration fees) imposed on or against such Tax Indemnitee upon or with respect to the acquisition, ownership, operation, trading and/or manning of the Vessel and/or transfer of ownership of the Vessel to any person (including, without limitation,the Charterers pursuant to the terms of this Charter) or any Operative Document or any amounts paid or payable under or in respect of, this Charter or the other Operative Documents (except Taxes on the overall profits or capital gains of the Owners) or as a result of any non-compliance by any Relevant Party in respect of any applicable tax law and regulations.

(c)	All amounts set out or expressed in an Operative Document to be payable to the Owners which constitute the consideration for any supply for Indirect Tax purposes shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by the Owners to the Charterers in connection with an Operative Document, the Charterers shall pay to the Owners an amount equal to the amount of the Indirect Tax (in addition to and at the same time as paying any other consideration for such supply). Where an Operative Document requires Charterers to reimburse or indemnify the Owners for any costs or expenses, the Charterers shall also at the same time reimburse or indemnify (as the case may be) the Owners against all Indirect Tax incurred by the Owners in respect of the costs or expenses save to the extent the Owners reasonably determine that they are entitled to credit or repayment in respect of the Indirect Tax from the relevant tax authority.

41.3	Grossing-up of indemnity payments

(a)	If any sum payable to any Indemnitee or Tax Indemnitee by the Charterers under this Charter by way of indemnity proves to be insufficient, by reason of any Taxation imposed on such sum, for the Owners to discharge the corresponding liability to a third party, or to reimburse such Indemnitee or Tax Indemnitee for the cost incurred by it in discharging such corresponding liability, the Charterers shall, upon receipt of evidence showing such insufficiency, pay to the relevant Indemnitee or Tax Indemnitee such additional sum as (after taking into account such Taxation suffered by the Owners) shall be required to make up the relevant deficit.

(b)	If and to the extent that any sum (the “indemnity sum”) constituting (directly or indirectly) an indemnity to an Indemnitee or Tax Indemnitee, but paid by the Charterers to any person other than an Indemnitee or Tax Indemnitee, shall be treated as taxable in the hands of such Indemnitee or Tax Indemnitee, the Charterers shall pay to the Owners such sum (the “compensating sum”) as (after taking into account any Taxation suffered by the Owners on the compensating sum) shall reimburse the Indemnitee or Tax Indemnitee for any Taxation suffered by it in respect of the indemnity sum.

41.4	Tax Credit

If the Charterers makes a Tax Payment and the relevant Indemnitee determines that:

(a)	a Tax Credit is attributable to that Tax Payment; and

(b)	that Tax Indemnitee has obtained, utilised and retained that Tax Credit,

the relevant Tax Indemnitee shall, so long as no Termination Event has occurred and iscontinuing, pay an amount to the Charterers which that Tax Indemnitee determines willleave it (after that payment) in the same After-Tax position as it would have been in had the Tax Payment not been required to be made by the Charterers.

41.5	Stamp taxes

(a)	Each Relevant Party shall:

(i)	pay all stamp, documentary, registration or other similar Taxes imposedon or in connection with any of the Operative Documents to which it is a party; and

(ii)	provide the Owners with receipts in respect of such payments, unless such receipts shall not be available, in which case such Relevant Party shall provide the Owners with satisfactory evidence of such payments.

(b)	Each Relevant Party shall indemnify the Owners, on an After Tax Basis, againstall Losses arising by reason of any delay or omission by the Relevant Party to pay such duties or Taxes.

42.	ILLEGALITY

If, in any applicable jurisdiction it becomes unlawful for the Owners to perform any of its obligations under this Charter or to exercise any of its rights under any of the Operative Documents, the Owners shall be entitled, by giving written notice to the Charterers, to terminate the Charter Period on the earlier of (i) the immediately next Payment Date and (ii) the latest date permitted by such law or regulation.

43.	INCREASED COSTS

43.1	Increased Costs

(a)	Subject to Clause 43.2 (Increased Costs exclusions), the Charterers shall promptly pay to the relevant Indemnitee the amount of any Increased Costs incurred by such Indemnitee as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Charter;

(ii)	compliance with any law or regulation made after the date of this Agreement; and

(iii)	the implementation or application of, or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	The Owners shall, as soon as practical after a demand by the Charterers, provide a certificate confirming the amount of the Increased Costs and the basis of its calculation.

(c)	In this Charter:

(i)	Basel III means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemental or restated;

(B)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(ii)	CRD IV means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

(iii)	“Increased Costs” means:

(A)	a reduction in the rate of return from the transactions contemplated by the Operative Documents or on an Indemnitee’s overall capital; or

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Operative Document,

which is incurred or suffered by an Indemnitee to the extent that it is attributable to such Indemnitee having agreed to acquire the Vessel and to charter the same to the Charterers on the basis of this Charter and in entering into this Charter and the other Operative Documents or in performing its obligations under the Operative Documents.

43.2	Increased Costs exclusions

Clause 43.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction to be made by the Charterers;

(b)	compensated for by Clause 41.2 (Tax indemnity) (or would have been compensated for under Clause 41.2 (Tax indemnity) but was not so compensatedsolely because the exclusions to Clause 41.2 (Tax indemnity) applied);

(c)	attributable to the breach by the relevant Indemnitee of any law or regulation;

(d)	incurred from the Delivery Date and up to the seventh (7th) anniversary of the Delivery Date (both dates inclusive); or

(e)	incurred under any Finance Documents.

44.	REPRESENTATIONS

44.1	Charterers’ representations

The Charterers make the warranties and representations set out in this Clause 44.1 to the Owners as at the time set out in Clause 44.2 (Repetition).

(a)	Status

(i)	Each Relevant Party is a company or, as the case may be, a corporation, duly incorporated and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation.

(ii)	Each Relevant Party has the power to own its assets and carry on its business as it is being conducted.

(b)	Binding obligations

Subject to Legal Reservations, the obligations expressed to be assumed by eachRelevant Party in each Operative Document to which it is a party are or, when entered into by it, will be legal, valid,binding and enforceable.

(c)	Insolvency

No insolvency proceeding or creditors’ process described in Clause 54.9 (Insolvency proceedings) has been taken or threatened in relation to the Charterers and no petition for the opening of such proceedings has been presented.

(d)	Non-conflict with other obligations

The entry into and performance by each Relevant Party of, and the transactionscontemplated by, the Operative Documents to which it is a party do not and willnot conflict with:

(i)	any law or regulation applicable to it;

(ii)	its constitutional documents; or

(iii)	any agreement or instrument binding upon it or any of its assets,

nor (except as provided in any Security Document to which each Relevant Party is a party or a Permitted Lien) result in the existence of, or oblige it to create, any Lien over any of its assets.

(e)	Power and authority

Each Relevant Party has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Operative Documents to which it is a party and the transactions contemplated by those documents and to create the Liens expressed to be created by the Security Documents to which it is or will be a party.

(f)	Validity and admissibility in evidence

Subject to any conditions which are specifically referred to in any legal opinionaccepted under Clause 35 (Conditions Precedent and Subsequent), all Authorisations required or desirable:

(i)	to enable each Relevant Party lawfully to enter into, exercise its rights and comply with its obligations in, the Operative Documents to which itis a party;

(ii)	to make the Operative Documents to which each Relevant Party admissible in evidence in its jurisdiction of incorporation;

(iii)	for each Relevant Party to carry on its business, and which are material;and

(iv)	to enable each Relevant Party to create the Liens to be created by it underany Security Document to which it is a party and to ensure that such Liens has the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect, subject to the relevant Security Perfection Requirements.

(g)	Governing law and enforcement

(i)	Subject to Legal Reservations, the choice of English law as the governing law of the Operative Documents to which each Relevant Party is a party will be recognised and enforced in its jurisdiction of incorporation.

(ii)	Subject to Legal Reservations, any court judgment obtained in England in relation to an Operative Document to which each Relevant Party is a party will be recognised and enforced in its jurisdiction of incorporation.

(h)	Deduction of Tax

It is not required under the law applicable where each Relevant Party is incorporated or resident or at its address specified in this Charter to make any deduction for or on account of Tax from any payment it may make under any Operative Document.

(i)	No filing or stamp taxes

Under the law of each Relevant Party’s jurisdiction of incorporation, it is not necessary, subject to the relevant Security Perfection Requirements, that any ofthe Operative Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any of the Operative Documents to which it is a party or the transactions contemplated by any of theOperative Documents to which it is a party.

(j)	No Termination Event

(i)	No Termination Event is continuing or might reasonably be expected toresult from the entry into or performance of, or the transactions contemplated by, the Operative Documents to which each Relevant Party is a party.

(ii)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might reasonably be expected to have a Material Adverse Effect.

(k)	No misleading information

(i)	All information provided by each Relevant Party in relation to any Operative Document and each Sub-Charter was true, complete and accurate in all material respects as atthe date it was provided or as at the date (if any) at which it is stated.

(ii)	Any financial projections provided by each Relevant Party or on its behalf have been prepared on the basis of recent historical information and on the basis of reasonable assumptions made as at the date of such financial projections.

(iii)	At the time the information was given by a Relevant Party, the information did not omit anything known to that Relevant Party which would result in the information being untrue or misleading in any material respect.

(l)	Financial statements

(i)	The Original Financial Statements were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(ii)	The Original Financial Statements fairly present the Group’s financial condition and operations as at the end of the relevant financial year saveto the extent expressly disclosed in such financial statements.

(iii)	There has been no material adverse change in the Group’s business or financial condition since the date of the Original Financial Statements.

(m)	Pari passu ranking

(i)	Subject to the relevant Security Perfection Requirements and Legal Reservations, each Security Document to which each Relevant Party creates (or, once entered into, will create) in favour of the Owners has or will have the ranking and priority it is expressed to have.

(ii)	Without limiting paragraph (i) above, each Relevant Party’s payment obligations under each Operative Document to which it is a party rank (or, once entered into and released from escrow, if any, will rank) at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applyingto companies generally.

(n)	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including any Environmental Claims) which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have to the knowledge of the Charterers (having made due enquiry) beenstarted or threatened against any Relevant Party.

(o)	No immunity

Each Relevant Party and its assets are not entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (including suit, attachment prior to judgment, execution or other enforcement).

(p)	Environmental Authorisations

All records, reports, returns, registrations and information necessary for compliance with any Environmental Law in respect of the Vessel or any Environmental Authorisations in respect of the Vessel have been made or givento the relevant competent authority in accordance with the requirements thereof.

(q)	Environmental provisions

No applicable Environmental Laws and Environmental Authorisations relatingto the Vessel and her operation and management have been violated in a manneror circumstance which might reasonably be expected to have a Material AdverseEffect and no Environmental Claim has been made or, to the knowledge of the Charterers (having made due enquiry), threatened against the Charterers or theManager in connection with the Vessel where that claim, if adversely determined, might reasonably be expected to have a Material Adverse Effect and no Environmental Incident has occurred which has given, or might give riseto such a claim.

(r)	Liens

Other than the Permitted Liens, the Vessel will be free from all Liens on the Delivery Date.

(s)	Vessel condition

On the Delivery Date, the Vessel will comply with all requirements of this Charter including in respect of its condition, insurance, class and employment.

(t)	Tax compliance

(i)	No Relevant Party has violated any Tax laws and regulations applicable to it and its business which have or are reasonably likely to have a Material Adverse Effect.

(ii)	No claim has been made against any Relevant Party in respect of Tax.

(u)	Disclosure of material facts

On the Delivery Date, no Relevant Party will be aware of any material facts orcircumstances not disclosed to the Owners and which might reasonably be excepted, if disclosed, to have adversely affected the decision of a person considering whether or not to charter the Vessel to the Charterers.

(v)	No Prohibited Person

Neither any Relevant Party nor any of its Subsidiaries, directors, officers, Affiliates, is a Prohibited Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and none of such persons owns or controls a Prohibited Person.

(w)	Compliance with law

No Relevant Party has breached any law or regulation which breach might have a Material Adverse Effect.

(x)	Anti-Bribery and Anti-Money Laundering Laws:

(i)	There is not and has not been any enquiry or disciplinary proceeding by a competent authority (including any internal investigation, enquiry or proceeding) concerning any Relevant Party or its business related to Anti-Bribery Laws and none is pending or threatened. To the best of the Charterers’ knowledge, no fact or circumstance exists which might give rise to an investigation, enquiry or proceeding of that type. No Relevant Party has made any voluntary or involuntary disclosure to any Government Agency with respect to any alleged act or omission arising under or relating to any Anti-Bribery Laws;

(ii)	None of the Relevant Parties or any of its Agents has, in relation to that Relevant Party’s business, paid, offered, promised, given or authorised the payment of money or anything of value directly or indirectly to any person either intending to induce a person to improperly perform a function or activity or to reward a person for any such performance, or while knowing or believing that the acceptance by that person would constitute the improper performance of a function or activity in breach of any Anti-Bribery Laws;

(iii)	None of the Relevant Parties or any of its Agents (but only in relation to such Agents’ actions performed as agent for a Relevant Party) has, in relation to that Relevant Party’s business, directly or indirectly requested, agreed to receive or accepted money or anything of value:

(A)	as a reward for the improper performance of a function or activity by any person;

(B)	in circumstances which amount to an improper performance of a function or activity; or

(C)	intending that as a consequence of any such request, agreement to receive or acceptance a function or activity will be performed improperly~~;,~~

in breach of any Anti-Bribery Laws

(iv)	None of the Relevant Parties or any of its Agents (but only in relation to such Agents’ actions performed as agent for a Relevant Party) has, in relation to that Relevant Party’s business, improperly performed a function or activity in anticipation of, or in consequence of, that Relevant Party or any of its Agents requesting, agreeing to receive or accepting money or anything of value in breach of any Anti-Bribery Laws;

(v)	None of the Relevant Parties or its Agents (but only in relation to such Agents’ actions performed as agent for a Relevant Party) has, in relation to that Relevant Party’s business, at any time taken any action, directly or indirectly, in violation of Anti-Bribery Laws and that Relevant Party conducts and has at all times conducted the business in compliance with Anti-Bribery Laws;

(v)	Each Relevant Party has instituted and maintained policies and procedures designed to ensure, and which that Relevant Party reasonably believes will continue to ensure, continued compliance by that Relevant Party and each of its Agents with Anti-Bribery Laws and to prevent any breach of Anti-Bribery Laws by that Relevant Party or any of its Agents (but only in relation to such Agents’ actions performed as agent for a Relevant Party) occurring, in each case, in relation to that Relevant Party’s business. So far as the Charterers are aware, none of the Relevant Parties or any of its Agents (but only in relation to such Agents’ actions performed as agent for a Relevant Party) has, in relation to that Relevant Party’s business, done anything or omitted to do anything which amounts to a breach of the Anti-Bribery Compliance Programme.

(vi)	Each Relevant Party has complied with all Anti-Money Laundering Laws and each Relevant Party has instituted and maintained systems, controls, policies and procedures designated to (a) detect and prevent incidences of money laundering and (b) promote and achieve compliance with Anti-Money Laundering Laws.

(y)	US Tax Obligor

None of the Relevant Parties is a US Tax Obligor, nor has it established a place of business or is otherwise conducting business in the United States of America.

(z)	Material adverse change

No event or circumstance has occurred or exists which may have a Material Adverse Effect.

44.2	Repetition

(a)	All of the representations and warranties set out in this clause 44 are deemed to be made on the dates of:

(i)	this Charter; and

(ii)	the Delivery Date.

(b)	Each of the representations and warranties set out in Clause 44.1(a) (Status), clause 44.1(b) (Binding obligations), clause 44.1(d) (No conflicts with other obligations), clause 44.1(e) (Power and authority), clause 44.1(g) (Governing law and enforcement), clause 44.1(j) (No Termination Event), clause 44.1(k) (No misleading information), clause 44.1(l)(i) to clause 44.1(l)(ii) (Financial statements), clause 44.1(n) (No proceedings pending or threatened), clause 44.1(p) (Environmental Authorisations), clause 44.1(q) (Environmental provisions), Clause 44.1(v)(Sanctions) and Clause 44.1(x)(Anti-Bribery and Anti-Money Laundering Laws) are deemed to be made by the Charterers by reference to the facts and circumstances then existing on the Delivery Date and each Payment Date.

45.	GENERAL UNDERTAKINGS

45.1	Charterers undertakings

The undertakings in this Clause 45.1 remain in force from the date of this Charter until the end of the Charter Period.

(a)	Status

Each Relevant Party shall maintain its corporate existence under the laws of itsjurisdiction of incorporation.

(b)	Authorisations

(i)	Each Relevant Party shall promptly:

(A)	obtain, comply with and do all that is necessary to maintain infull force and effect; and

(B)	supply certified copies to the Owners of all Authorisations required or desirable (1) to enable each Relevant Partylawfully to enter into, exercise its rights and comply with its obligationsin, the Operative Documents to which it is a party, (2) to make the Operative Documents to which each Relevant Party is a party admissiblein evidence in its jurisdiction of incorporation, (3) for each Relevant Party to carry on its business; and (4) to enableeach Relevant Party to create the Liens to be created by it under any Security Document to which it is a party and to ensure that such Liens have the priority and ranking they are expressed to have.

(ii)	Each Relevant Party shall ensure that all the Security Perfection Requirements have been or will be done or obtained (as the case may be)no later than the latest date permitted by applicable law.

(c)	Compliance with laws

Each Relevant Party shall comply with all applicable laws, conventions and regulations, including without limitation SOLAS and the Environmental Laws, to which it may be subject (except as regards Sanctions to which Clause 45.1(j) (Sanctions) applies, anti-money laundering laws to which Clause 45.1(m)(Anti-money laundering) and Tax to which Clause 45.1(i)(iv) (Taxation) apply) if a failure to do the same is reasonably likely to have a Material Adverse Effect.

(d)	Pari passu

Each Relevant Party shall ensure that its liabilities under the Operative Documents to which it is a party rank at least pari passu with all its other unsecured and unsubordinated liabilities, except for mandatory obligations preferred by law applying to companies generally.

(e)	Notification of default

The Charterers shall notify the Owners:

(i)	as soon as it becomes aware of the occurrence of any Potential Termination Event or any Termination Event; or

(ii)	that the auditor is of the opinion that the Charterers are insolvent for anyreason,

and in each case, shall keep the Owners fully informed of all developments relevant thereto.

(f)	Notification of litigation

The Charterers shall provide the Owners with details of any Environmental Claim, any legal, arbitration or administrative proceedings involving any Relevant Party, the Vessel or any Operative Document to which each Relevant Party is a party as soon as it becomes aware that such Environmental Claim or action has beeninstituted or it becomes apparent to the Charterers that it is likely to be institutedand only to the extent that such Environmental Claim or action might, if adversely determined, have a Material Adverse Effect.

(g)	Provision of information

The Charterers shall provide, or procure that there is provided, to the Owners promptly, such information regarding compliance by each Relevant Party withthe terms of the Operative Documents to which it is a party, or with respect to the Vessel, as the Owners may from time to time reasonably request.

(h)	Cancellation, termination and amendment of documents

Except as otherwise provided in the Operative Documents or with the prior written consent of the Owners, none of the Relevant Parties shall cancel, terminate or amend or permit to be cancelled, terminated oramended any of the Operative Documents to which it is a party.

(i)	Taxes

Each Relevant Party shall:

(i)	comply with any Tax law, a breach of which will or is likely to result in a Material Adverse Effect.

(ii)	pay and discharge all Taxes imposed upon it within the time allowed bylaw without incurring penalties unless and only to the extent that:

(A)	such payment is being contested in good faith;

(B)	adequate reserves are being maintained for those Taxes and the costs required to contest them; and

(C)	such payment can be lawfully withheld or failure to pay such Taxes shall not have or is not reasonably likely to have a MaterialAdverse Effect,

(iii)	except as approved by the Owners, change its residence for Tax purposes.

(iv)	each Relevant Party shall promptly upon becoming aware of the same notify the Owners of the imposition or the prepared levy of any taxes (by withholding or otherwise) on any payment to be made by any Relevant Party under any Operative Documents of if it fails to fulfil any obligations in connection with any Tax.

(j)	Sanctions

The Charterers shall comply or shall procure each Relevant Party to comply that:

(i)	no Relevant Party nor any of its Subsidiaries, directors, officers, Affiliates, is a Prohibited Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and none of such persons owns or controls a Prohibited Person;

(ii)	no Relevant Party will, directly or indirectly, use any part of the Purchase Price or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or any other person, to:

(A)	fund any activities or business of or with any person, in any country or territory that at the time of such funding, is, a Prohibited Person or Restricted Country, or

(B)	in any other manner or for a purpose that would result in a violation of Sanctions by any Relevant Party or the Owners and any of their Affiliates;

(iii)	the Charterers shall comply and shall procure that each Relevant Party (including, in each case, procuring or as the case may be, using its best endeavours to procure its respective officers and directors, to do the same) complies with all laws and regulations in respect of Sanctions, and in particular, they shall effect and maintain a sanctions compliance policy and appropriate safeguards designed to prevent any action that would be contrary to Clause 44.1(v) (No Prohibited Person) and this Clause 45.1(j) to ensure compliance with all such laws and regulations implemented from time to time;

(iv)	the Vessel shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion Clause (or similar) in the Insurances and/or re-insurances;

(v)	the Vessel shall not be used directly or indirectly in trading or otherwise going to, or calling at, any port or other facility in, any Restricted Country;

(vi)	the Charterers shall not permit or authorise any other person to utilise or employ the Vessel or to directly or indirectly use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any transaction(s) contemplated by the Operative Documents to any subsidiary, joint venture partner or any other person to fund any trade, business or other activities:

(A)	involving or for the benefit of any Prohibited Person or Restricted Country; or

(B)	in any other manner that would reasonably be expected to result in any Relevant Party, the Owners or any Finance Party (if applicable) being in breach of any Sanctions or become a Prohibited Person.

(k)	Financial statements

The Charterers shall supply to the Owners:

(i)	as soon as the same become available, but in any event within 180 days after the end of each financial year of each of the Charter Guarantor and the Charterers, the audited consolidated financial statements of each of the Charter Guarantor and Charterer the for that financial year; and

(ii)	as soon as the same become available, but in any event within 90 days after the end of each of its financial half year ended 30 June in each financial year of the Charter Guarantor, the unaudited consolidated financial statements (profit and loss and balancesheet only) of the Charter Guarantor for that financial half year.

(l)	Requirements as to financial statements

(i)	Each set of financial statements delivered by the Charterers pursuant toparagraph (k) (Financial statements) above shall be certified by an officer or the authorised signatory of the Charter Guarantor, as fairly presenting its financial condition and operations as at the date of and forthe period in relation to which those financial statements were drawn up.

(ii)	The Charterers shall procure that each set of financial statements delivered pursuant to paragraph (k) (Financial statements) above is prepared using GAAP and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Owners that there has been a change in GAAP or financial reference periods and its auditors deliver to the Owners:

(A)	a description of any change necessary for those financial statements to reflect the GAAP and financial reference periods upon which the Original Financial Statements were prepared; and

(B)	sufficient information, in form and substance as may be reasonably required by the Owners, to enable the Owners to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(iii)	concurrently with the delivery of each set of financial statements, the Charterers shall deliver to the Owners the Compliance Certificate signed by an officer or other authorised signatory of the Charter Guarantor, certifying that, as at the date of such financial statements, the Charter Guarantor is in compliance with the covenants and undertakings in Clause 47 (Financial Covenants) (or if it is not in compliance, indicatingthe extent of the breach) and:

(A)	setting out the calculations of the covenants and undertakings inClause 47 (Financial Covenants); and

(B)	confirming that no Termination Event has occurred and is continuing which has not been waived or remedied at the date of the Compliance Certificate or if that is not the case, specifying the same and the steps, if any, being taken to remedy the same.

Any reference in this Charter to those financial statements shall be construed asa reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(m)	Anti-money laundering

The Charterers undertake that:

(i)	they shall, and shall procure that other Relevant Party (including procuring or as the case may be, using all reasonable endeavours to procure the respective officers and directors of the relevant entity, to do the same) shall:

(A)	comply with all Anti-Money Laundering Laws;

(B)	maintain system, controls, policies and procedures designed to promote and achieve ongoing compliance with Anti- Money Laundering Laws; and

(C)	not directly or indirectly use any part of the Purchase Price for any purpose that would breach any applicable Anti- Money Laundering Laws;

(ii)	they shall not lend, invest, contribute or otherwise make available any part of the Purchase Price to or for any other person in a manner which would result in a violation of Anti-Money Laundering Laws;

(iii)	they shall, and shall procure that each Relevant Party shall promptly notify the Owners of any non-compliance, by any Relevant Party or its respective officers or directors, with all any laws and regulations relating to Anti-Money Laundering Laws as well as provide all information (once available) in relation to its business and operations which may be relevant for the purposes of ascertaining whether any of the aforesaid parties are in compliance with such laws.

(iv)	The Owners have the right to audit the Relevant Parties’ records and reports in relation to the Relevant Parties’ business upon serving reasonable requests at any time during and within seven (7) years after termination or expiry of this Charter. Such records and information shall include at a minimum all invoices for payment submitted by the Relevant Parties along with complete supporting documentation. The Owners shall have the right to reproduce and retain copies of any of the aforesaid records or information

46.	BUSINESS RESTRICTIONS

Except as otherwise approved by the Owners, the Charterers undertake that this Clause 46 will be complied with from the date of this Charter until the end of the Charter Period.

46.1	General negative pledge

(a)	None of the Relevant Parties shall create or permit to subsist any Lien (other than a Permitted Lien) to exist, arise or be created or extended over the Vessel or any Security Assets.

(b)	Without prejudice to Clause 46.2 (Disposals), none of the Relevant Parties shall:

(i)	sell, transfer or otherwise dispose of any Security Assets on terms whereby that Security Assets is or may be leased to, or re-acquired by, any other Relevant Party; or

(ii)	sell, transfer, factor or otherwise dispose of any of its receivables which are Security Assets,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition ofan asset.

46.2	Disposals

None of the Relevant Parties shall enter into a single transaction or a series of transactions, whether related or not and whether voluntarily or involuntarily, to dispose of any Security Assets.

46.3	Contracts and arrangements with affiliates

Each Relevant Party shall ensure that all material agreements entered into between;

(a)	a Relevant Party on the one hand; and

(b)	an affiliate of a Relevant Party on the other hand,

are made on arm’s length terms, except where the relevant affiliate is the Charter Guarantor or a Subsidiary of the Charter Guarantor.

46.4	Distributions and other payments

The Charterers shall not:

(a)	pay (including by way of set-off, combination of accounts or otherwise) any dividend or redeem or make any other distribution or payment (whether in cash or in specie), including any interest and/or unpaid dividends, in respect of its equity or any other share capital or any warrants;

(b)	make any payment (including by way of set off, combination of accounts or otherwise) by way of interest, repayment, redemption purchase or other payment, in respect of any shareholder loan, loan stock or similar instrument, in each case, to its shareholders at any time when a Termination Event has occurred and is continuing.

46.5	Merger

(a)	Except as provided in paragraph (b) below, neither the Charterer nor Charter Guarantor shall enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)	Paragraph (a) above shall not apply to any amalgamation, demerger, merger orcorporate reconstruction:

(i)	made with the prior written consent of the Owners; or

(ii)	where the Charterers or the Charter Guarantor concerned is the surviving entity; or (iii) and which results in an increase of the balance sheet of either the Charterers or the Charter Guarantor of up to $100,000,000, in each case, as compared to the corresponding positions under the Original Financial Statements of the Charterers or the Charter Guarantor, as the case may be.

46.6	Change of business

The Charterers shall procure that no substantial change is made to the general nature ofthe business of the Charterers or the Group from that carried on at the date of this Charter provided that any other type of shipping or transportation LNG, gas, hydrogen, ammonia, methanol or chemical business conducted by the Charterers or the Group shall not constitute a substantial change for the purpose of this Clause 46.6.

46.7	Changes to the Hafnia LR Pool Agreement

Nothing in this Clause 42 shall prevent the Charterers from amending the Hafnia LR Pool Agreement, to the extent that the assignment of Earnings is not thereby impaired.

46.8	Subordination Liabilities

The Charterers hereby agree to notify the Owners of the amounts of the Subordinated Liabilities owed to or by it from time to time.

47.	FINANCIAL COVENANTS

The Charterers undertake that this Clause 47 will be complied with from the date of this Charter until the end of the Charter Period.

47.1	Financial covenants

(a)	The Charterers undertake that it will ensure that from the date of this Charter until the end of the Charter Period:

(i)	the Charter Guarantor shall maintain Free Liquid Assets at a level of at least $60,000,000, with compliance with such requirement to be tested by reference to the most recent annual or half-yearly financial statements which are delivered pursuant to Clause 45.1(k). Simultaneously with the provision of such financial statements, the Charterers will deliver a Compliance Certificate to the Owners setting out computations as to their compliance with this Clause 47.1. Each such Compliance Certificate shall be signed by the Head of Treasury, CFO or CEO of the Charterers;

(ii)	the Charter Guarantor (on a consolidated basis) shall at all times maintain Adjusted Equity Ratio not less than 25%; and

(iii)	the Charter Guarantor (on a consolidated basis) shall at all times maintain Adjusted Equity not less than $350,000,000,

(the above stated financial covenants, being the “Financial Covenants”).

47.2	Financial definitions

For the purposes of Clause 47.1 (Financial covenants):

“Adjusted Equity” means the total equity presented in the most recent consolidated financial statements of the Charter Guarantor supplied to the Owners pursuant to this Charter by adjusting the vessels’ book values (being the aggregate of vessels, vessels under construction (to the extent paid for by any member the Group) and periodic maintenance reserves) to their current market values.

“Adjusted Equity Ratio” means Adjusted Equity over the sum of Adjusted Equity and Liabilities.

“Current Liabilities” means, on any day, all liabilities of the Charter Guarantor and its Subsidiaries on a consolidated basis which would, in accordance with GAAP consistently applied, be classified as current liabilities.

“Free Liquid Assets” means the aggregate value of credit balances on any deposit, savings or current account and cash in hand and cash equivalent, which may also for calculation purposes comprise of a maximum of $30,000,000 accessible by way of revolving credit available for more than six (6) months.

“Liabilities” means, on any day, an amount equal to the aggregate of the Current Liabilities and the Long Term Liabilities.

“Long Term Liabilities” means, on any day, all liabilities of the Charter Guarantor andits Subsidiaries on a consolidated basis which would, in accordance with GAAP consistently applied, be classified as long term liabilities on that day (excluding for these purposes “deferred taxes” (as such term is used in accordance with GAAP, consistently applied)).

“Test Date” means 30 June and 31 December.

Calculations for the purposes of this Clause 47 shall be calculated on a consolidated basis, based on the Charter Guarantor’s financial statements prepared on the basis of GAAP in force at the date of this Charter.

47.3	Financial testing

The Financial Covenants shall be tested inaccordance with GAAP consistently applied as of each Test Date of each financial year of the Charter Guarantor by reference to each of the consolidated financial statements of the Charter Guarantor and each Compliance Certificate delivered pursuant to Clause 45.1(k) (Financial statements) and Clause 45.1(l) (Requirements as to financial statements).

48.	USE, MAINTENANCE AND OPERATION

The undertakings in this Clause 48 remain in force from the date of this Charter until the end of the Charter Period.

48.1	Use

Subject to the terms and conditions of this Charter, the Charterers shall have the full possession, use and control of the Vessel.

48.2	Employment

(a)	The Charterers shall not employ the Vessel or permit its employment:

(i)	in any manner, trade or business which is forbidden by the law of the Approved Flag State or international law, or which is otherwise unlawful or illicit under the law of any relevant jurisdiction;

(ii)	in carrying illicit or prohibited goods; or

(iii)	in any manner which may render it liable to condemnation in a prize court, or to destruction, seizure or confiscation.

(b)	In the event of hostilities in any part of the world (whether war be declared ornot), the Charterers shall not employ the Vessel or permit its employment:

(i)	in carrying any contraband goods; or

(ii)	to enter or trade to or to continue to trade in any zone after it has been declared a war zone by any Governmental Agency or by the Vessel’s war risks insurers,

unless the Charterers shall first have given written notice to the Owners and theCharterers have, at their own expense, effected such special insurance cover as the Owners may require.

48.3	Sub-leasing

Save for the Hafnia LR Pool or except with the prior written consent of the Owners (and then only subject to such terms as the Owners may impose), the Charterers shall not let the Vessel:

(a)	on demise charter for any period other than any demise charter to a member of the Group; or

(b)	on any time charter, voyage charter, consecutive voyage charter or other contract of employment for the Vessel that will result in the Charterers breaching Clause 45.1(j) (Sanctions).

48.4	Supply and crewing

The Charterers shall procure that the Vessel is manned, victualled, operated, supplied, fuelled and repaired at its own expense.

48.5	Repairers’ liens

Except with the prior written consent of the Owners (and then only subject to such terms as the Owners may impose), the Charterers shall not put the Vessel into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $2,500,000 (or the equivalent in any other currency) in the case of dry-docking of the Vessel or $1,000,000 (or the equivalent in any other currency) in other cases, in each case, unless either (i) that person has first given to the Owners and in terms satisfactory to it a written undertaking not to exercise any lien on the Vessel or its Earnings for the cost of such work or for any reason, (ii) the Vessel’s insurers have specifically confirmed that the cost of the work is covered by the Insurances or (iii) the Charterers or the Charterer Guarantor provides documentary evidence satisfactory to the Owners that it has sufficient financial resources to cover the cost of that work together with a declaration of solvency and full written disclosure of any existing relationship between the repairer and the Group on terms satisfactory to the Owners.

48.6	Seaworthiness and safe operation

The Charterers shall ensure that the Vessel will be:

(a)	operationally seaworthy; and

(b)	operated in a proper, safe and seaman-like manner, and in the manner prescribedby all relevant laws and regulations.

48.7	Repair

The Charterers shall:

(a)	keep the Vessel in a good and safe condition and state of repair; and

(b)	procure that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel.

48.8	Modification

The Charterers shall be entitled to make any modification to the Vessel which would change its structure or machinery if:

(a)	such changes are required by law, Classification Society or applicable regulation; or

(b)	if the following conditions are met:

(i)	such modifications do not have a material adverse effect on the Vessel’s certificates or its fitness and will not materially reduce or diminish the value of the Vessel;

(ii)	such modifications shall not have a material adverse effect on the Vessel’s good and safe condition and state of repair, value or its marketability; and

(iii)	upon request from the Owners, the Charterers shall provide the Owners with copies of all plans in relation to the changes, confirmation from the Classification Society that such changes do not affect class and a valuation report in respect of the Vessel (in each case, if applicable), and (A) in the case of (a) and/or (b), the Charterers shall bear all costs and expenses in relation to any such modifications (including but not limited to the Owners’ and Finance Parties’ legal cost and expenses for any changes required under any Operative Document or any Finance Document, such legal costs and expenses to be approved by the Charterers in advance, such approval not to be unreasonably withheld) (B) in the case of (b)(i) and (b)(ii), the Charterers shall reinstate the Vessel to its original condition prior to redelivery of the Vessel to the Owners, fair wear and tear excepted.

Subject to the above, no other changes or modification to the Vessel are permitted except with the prior written consent of the Owners. Any structure, machinery or equipment so replaced, renewed, installed or substituted pursuant to this Clause shall be considered the property of the Owners. For the avoidance of doubt, the provisions of Clause 48.8 above shall not prevent any maintenance work to the Vessel consistent with prudent ownership and management practices.

48.9	Removal of parts; equipment owned by third parties

Except with the prior written consent of the Owners, the Charterers shall not:

(a)	remove any material part of the Vessel or any material item of equipment installed on the Vessel unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than that part or item removed;

(ii)	the replacement part or item is free from any Lien in favour of any person other than any Security Agent; and

(iii)	the replacement part or item becomes, on installation on the Ship, the property of the Owners and subject to the security constituted by any Mortgage; or

(b)	install on the Vessel any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Vessel.

48.10	Use of equipment

The Charterers shall have the use of all outfit, equipment, appliances, furnishings, furniture and fittings, spare and replacement parts on board the Vessel at Delivery, and the same or their substantial equivalent shall be returned to the Owners on redelivery in good order and condition, except for ordinary wear and tear, and changes made as permitted under this Charter.

48.11	Renewal of equipment

(a)	The Charterers shall, at its own expense, replace, renew or substitute such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers shall procure that all replacements, renewals or substitutions be effected in such manner as not to materially reduce the value of the Vessel.

(b)	Title to any part replaced, renewed or substituted (including any part replaced or renewed or substituted by virtue of Clause 48.9 (Modification)) shall remain with the Owners until the part which replaced it or the new or substituted item of equipment becomes the property of the Owners.

48.12	Additional Equipment

(a)	The Charterers may install additional equipment so as to render the Vessel available for any purpose for which the Charterers may require to use or operate the Vessel, provided that no permanent structural damage is caused to the Vessel by reason of such installation.

(b)	Any additional equipment installed shall be considered the property of the Charterers who may remove such additional equipment at any time before the end of the Charter Period.

(c)	The cost of installing or removing any additional equipment, together with the cost of making good any damage caused by such installation or removal shall be payable in full by the Charterers.

48.13	Maintenance of class; compliance with Authorisations

The Charterers shall:

(a)	maintain the present class of the Vessel as defined and stipulated in the Memorandum of Agreement, or maintain the Vessel with the highest classification notation of a member of the International Association of Classification Societies acceptable to the Owners free from any overdue recommendation; and

(b)	comply with and ensure that the Vessel complies with the provisions of all Authorisations from time to time applicable to vessels registered under the laws of the Approved Flag State or otherwise applicable to the Vessel.

48.14	Surveys

The Charterers shall:

(a)	submit the Vessel to continuous surveys and such periodical or other surveys as may be required for classification purposes; and

(b)	if so required by the Owners, supply to the Owners copies of all related survey reports which have been issued.

48.15	Inspection

The Charterers shall:

(a)	on reasonable prior notice, permit the Owners by surveyors or other persons appointed by them for such purpose to board the Vessel once per calendar year (and at any other time as the Owners may request when there is a Termination Event continuing) to inspect her provided there is no interference with the use, repairs, maintenance or operation of the Vessel and subject to all health and safety and insurance requirements relating to such visits being complied with. The Charterers shall bear the cost of any such inspection or survey (including, without limitation, the fees of any surveyor or other persons appointed by them for such purpose);

(b)	provide all proper facilities for such inspections;

(c)	give the Owners reasonable advance notice of any intended dry-docking of the Vessel (whether for the purpose of classification, survey or ownership); and

(d)	at the option of the Owners and at the costs of the Charterers, the Charterers shall provide an inspection report prepared by the Technical Manager as to the condition of the Vessel once per calendar year (and at any other time as the Owners may request when there is a Termination Event continuing).

48.16	Manuals and Technical Records

The Charterers shall procure that:

(a)	all certified true copies of records, logs, manuals, handbooks, technical data, drawings and other materials and documents which are required to be maintained in respect of the Vessel to comply with any applicable laws and regulations, or the requirements of the Vessel’s approved Classification Society are maintained;

(b)	accurate, complete and up-to-date records and logs of all voyages made by the Vessel, and of all maintenance, repairs and modifications to the Vessel are kept; and

(c)	the Owners and their representatives are permitted to examine and take copies of all such records and logs and other documents on reasonable prior notice to the Charterer and not more than once every six (6) months unless a Termination Event is continuing.

48.17	Management of the Vessel

The Charterers shall procure that:

(a)	the Vessel is at all times technically managed by the Technical Manager and commercially managed by the Commercial Manager pursuant to a Management Agreement (as applicable). The Technical Manager shall at all times be in possession of an appropriate and valid Document of Compliance under the ISM Code;

(b)	unless (i) the Charterers have promptly informed the Owners in writing of any proposed change of a Manager, and (ii) the Owners have granted their prior written consent (which shall not be unreasonably withheld or delayed) to such proposed change, the Manager shall not be changed to an entity which is not a Subsidiary of the Charter Guarantor; and

(c)	each Manager will provide a Manager’s Undertaking (in form and content reasonably satisfactory to the Owners).

48.18	Compliance with laws

The Charterers shall do or cause to be done all things necessary to comply with all national and international conventions, laws, and the rules and regulations thereunder, applicable to the Charterers and/or the Vessel, including the ISPS Code, the ISM Code, MARPOL, the International Convention on Civil Liability for Oil Pollution Damage, the United States Oil Pollution Act of 1990 (including the manning requirements and the requirements relating to the establishment of financial responsibility), the United States Comprehensive Environmental Response, Compensation, and Liability Act, and international conventions, laws, rules and regulations relating to environmental matters, including discharges of Pollutants.

48.19	Information relating to the Vessel

The Charterers shall supply to the Owners:

(a)	promptly, all such information as the Owners shall from time to time reasonably request (unless a Termination Event occurs and is continuing in which event the Charterers shall supply all such information upon first demand of the Owners) regarding the Vessel, its compliance with the ISPS Code, the ISM Code, the MARPOL, the International Convention on Civil Liability for Bunker Oil Pollution Damage 2001, the International Convention on Civil Liability for Oil Pollution Damage 1993, the Oil Pollution Act 1990 and the Comprehensive Environmental Response, Compensation and Liability Act 1980, as amended, its employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts of its employment concerning the Vessel to the extent that the provision of the same will not contravene any confidentiality obligation binding on the Charterers;

(b)	all such information as the Owners shall from time to time reasonably request (unless a Termination Event occurs and is continuing in which event the Charterers shall supply all such information upon first demand of the Owners) regarding the Insurances and copies of all policies, cover notes and all other contracts of insurance which are from time to time taken out or entered into in respect of the Vessel or otherwise in connection with the Vessel so that the Owners are at all times able to determine whether the Vessel has been adequately insured as provided for in this Charter;

(c)	promptly, such further information regarding the financial condition, the fleet data, business and operations of the Charterers and other Relevant Parties as the Owners may reasonably request to the extent that the provision of the same will not contravene any confidentiality obligation binding on the Charterers or any other Relevant Party;

(d)	promptly, details of all material restructuring, merger or acquisition of the Charter Guarantor and the Charterers to the extent that the provision of the same will not contravene any confidentiality obligation binding on the Charterers, any other Relevant Party;

(e)	if reasonably required by the Owners and not more than once every quarter, details of Earnings paid by each Sub-Charterer to the Charterers (including but not limited to the amount of hire and the dates on which the Vessel is subject to payment of hire); and

(f)	upon the request of the Owner or any Relevant Lender and at the cost of the Charterers, on or before 31 July in each calendar year, supply or procure the supply to the Owners (for itself or for transmission to the facility agent for the applicable Relevant Lender) of all information necessary in order the Owners or for any Relevant Lender to comply with its obligations under the Poseidon Principles in respect of the preceding calendar year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Vessel for the preceding calendar year, provided that none of the Owners or any Relevant Lender shall publicly disclose such information with the identity of the Vessel without the prior written consent of the Charterers and, for the avoidance of doubt, such information shall be confidential information for the purposes of Clause 62 (Disclosure of information) but the Charterers acknowledge that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the Owner’s or ICBC Financial Leasing Co., Ltd.’s or the applicable Relevant Lender’s portfolio climate alignment.

In this paragraph (f):

“Annex VI” means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention.

“Relevant Lender” means the a Finance Party which has, at any time during the Charter Period, become a signatory to the Poseidon Principles.

“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published on 18 June 2019 as the same may be amended or replaced (to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organization) from time to time.

“Statement of Compliance” means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

48.20	Submission of P&I declarations

The Charterers shall ensure the timely completion and submission to any protection andindemnity association which underwrites the protection and indemnity risk of the Vessel:

(a)	a declaration by the Charterers and by any bareboat charterer, manager or other operator of the Vessel who is a member of such association or such insurance company, that they will comply with all special terms and conditions of the association or the insurance company (including payment of additional premiums for individual voyages) applying to any voyage or operation anywhere in the United States of America or within the U.S.A. Exclusive Economic Zone (as defined in the U.S. Oil Pollution Act 1990); and

(b)	such quarterly or other declarations whenever due listing all voyages of the Vessel,

all such declarations to be in form acceptable to, and contain all relevant informationrequired by, the association or the insurance company.

48.21	Maintenance and delivery of evidence of oil pollution insurance cover

(a)	The Charterers shall comply with all other requirements of the protection and indemnity association, to ensure that the Vessel is covered for United States oilpollution risks where the Vessel enters into U.S. waters.

(b)	As evidence of such compliance, the Charterers shall, at its own expense, deliver to the Owners on demand:

(i)	certified true copies of all declarations to the protection and indemnity association;

(ii)	protection and indemnity association’s confirmation of cover for U.S. oilpollution risks where the Vessel enters U.S. waters; and

(iii)	such other information and documents as the Owners may from time to time reasonably request.

48.22	Prevention of and release from arrest

(a)	The Charterers shall promptly pay and discharge all debts, damages, liabilities and outgoings which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, the whole or any part of theVessel, its Earnings or the Insurances.

(b)	In the event of:

(i)	a writ or libel being filed against the whole or any part of the Vessel, its Earnings or the Insurances, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process; or

(ii)	detention of the Vessel in exercise or purported exercise of any lien or claim referred to in paragraph (a) above,

the Charterers shall use its best endeavours to procure the discharge of the writ or libel or, as the case may be, the release of the Vessel, its Earnings and the Insurances from such arrest, attachment, levy or detention as soon as practicably possible upon receiving notice, by providing bail or procuring the provision of Liens orotherwise as the circumstances may require.

48.23	Payment of outgoings and evidence of payments

The Charterers shall promptly:

(a)	pay all tolls, dues and other outgoings in respect of the Vessel, its Earnings and the Insurances when due and payable;

(b)	keep proper books of account in respect of the Vessel and its Earnings and, if a Termination Event occurs and is continuing, make such books available for inspection on behalf of the Owners upon request;

(c)	if a Termination Event occurs and is continuing, furnish satisfactory evidence at the request of the Owners that:

(i)	the wages, allotments and the insurance and pension contributions of the master and crew are being promptly and regularly paid;

(ii)	all deductions from crew’s wages in respect of any tax liability are being properly accounted for; and

(iii)	the master has no claim for disbursements, other than those incurred by him in the ordinary course of trading.

48.24	Notification of certain events

The Charterers shall notify the Owners as soon as practicably possible in writing of:

(a)	any damage to the Vessel requiring repairs the cost of which will or might exceed the Major Casualty Amount;

(b)	any occurrence in consequence of which the Vessel has become or is likely to become a Total Loss;

(c)	any requisition of the Vessel for hire;

(d)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not complied with within any time limit presented by any insurer, society or authority;

(e)	any arrest or detention of the Vessel or any exercise or purported exercise of a lien or other claim on the whole or any part of the Vessel, its Earnings or the Insurances;

(f)	any petition or notice of meeting to consider any resolution to wind-up any Relevant Party (or any analogous event under the laws of the place of its incorporation);

(g)	the occurrence of any collision or damage involving the Vessel in consequence of which the Charterers has notified any insurer or classification society of such occurrence;

(h)	any withdrawal of the Document of Compliance issued to the ISM Company pursuant to the ISM Code; and

(i)	any withdrawal of the Vessel’s Safety Management Certificate, International Ship Security Certificate, International Air Pollution Prevention Certificate, orthe certificate issued pursuant to Article 7 of the International Convention on Civil Liability for Bunker Oil Pollution Damage 2001, or the certificate issuedpursuant to Section 1016(a) of the Oil Pollution Act 1990 and Section 108(a) ofthe Comprehensive Environmental Response, Compensation and Liability Act 1980, as amended, in accordance with US Coast Guard Regulations, 33 CFR Part 138.

49.	TITLE AND REGISTRATION

The undertakings in this Clause 50 remain in force from the date of this Charter until the end of the Charter Period.

49.1	Title and ownership

(a)	The Vessel shall belong to the Owners and title to, and ownership of, the Vesselshall remain vested in the Owners.

(b)	The Charterers shall have no right, title or interest in or to any part of the Vesselexcept the rights expressly set out in this Charter.

49.2	Registration

(a)	The Charterers shall not do or permit to be done anything, or omit to do anythingwhich could or might result in:

(i)	the registration of the Owners’ title to the Vessel in the Approved Flag State being forfeited or imperilled; or

(ii)	the Vessel being required to be registered under any other flag.

(b)	Subject to no Termination Event continuing, the Owners shall, at the cost of the Charterers, cooperate with the Charterers to implement any change of flag between Approved Flag States.

(c)	Save as agreed by the Owners, the Charterers shall not register the Vessel or permit its registration under any flag state other than an Approved Flag State.

(d)	Any change to the flag state required by law or regulations shall be at the cost of the Charterers. Otherwise, any change to the flag state of the Vessel shall be at the cost of the requesting party.

49.3	Vessel’s name and colours

(a)	The Charterers shall notify the Owners in writing of any intended change in thename of the Vessel. The Owners shall, at the Charterers’ expense, co-operate inrespect of any formalities required in connection with a change of name of the Vessel.

(b)	The Charterers may, at its own expense, paint the Vessel in its own colours andinstall and display its insignia on board.

49.4	Disposal

Except as permitted under the Operative Documents to which it is a party, the Charterers shall not attempt, or hold itself out as having any power, to sell, charge or otherwise encumber or dispose of the Vessel.

49.5	Notice of ownership and charter

The Charterers shall:

(a)	place, and at all times and places use due diligence to retain, a properly certified copy of the Mortgage on board the Vessel with its papers and cause such certified copy of the Mortgage to be exhibited to:

(i)	any person having business with the Vessel which might give rise to any lien on the Vessel other than a lien for crew’s wages and salvage; and

(ii)	any representative of the Owners or the Security Agent; and

(b)	place and keep prominently displayed in the chart room and in the Master’s cabin of the Vessel a framed printed notice in plain type reading as follows:

“NOTICE OF OWNERSHIP AND LEASE

This Vessel is owned by Hai Kuo Shipping 2207T Pte. Limited (the “Owners”) and is subject to a head bareboat charter between the Owners and Hafnia Pools Pte. Ltd. (the “Charterers”).

Neither the Charterers nor any manager nor the Master of this Vessel nor any servant or agent of any of them have any right, power or authority to contract on behalf of the Owners, or to pledge the credit of the Owners, or the involvement of the Owners in any liability, and none of the Charterers, any manager, the Master of this Vessel or any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any commitments or encumbrances whatsoever other than for crew’s wages and salvage.”

50.	INSURANCE

The undertakings in this Clause remain in force throughout the Charter Period. In this Clause:

“excess risks” means the proportion (if any) of claims for general average, salvage andsalvage charges not recoverable under the hull and machinery insurances of a Vessel inconsequence of the value at which the Vessel is assessed for the purpose of such claimsexceeding its insured value.

“protection and indemnity risks” means the usual risks covered by North of England P&I Association Limited or such other protection and indemnity association being a subscriber to the International Group of Protection and Indemnity Associations (“IGA”) or any subsequent association that provides an umbrella for pooled reinsurance in a manner similar to IGA or as may otherwise be approved by the Owners, including the proportion (if any) not recoverable in case of collision under the ordinary collisionclause.

50.1	Scope of Insurance

Subject to Clause 50.13 (Modification to Insurance), the Charterers shall insure and keep the Vessel insured, free of cost and expense to the Owners, in the name of the Owners, (but without liability on the part of the Owners for premiums or calls) against:

(a)	usual marine risks (including excess risks) and war risks, on an agreed value basis, in such amounts (but not in any event less than whichever shall be the greater of):

(i)	the market value of the Vessel for the time being (as determined by theOwners); and

(ii)	such amount which shall equal an amount between one hundred and ten per cent (110%) of the higher of the Fair Market Value of the Vessel and the then Outstanding Principal,

and upon such terms as shall from time to time be approved in writing by the Owners;

(b)	protection and indemnity risks (including pollution risks for the highest amountin respect of which cover is or may be available for Vessels similar to the Vessel)for the value and tonnage of the Vessel (as set out in the insurance schedule and otherwise approved in writing by the Owners), and upon such terms as shall from time to time be approved in writing by the Owners; and

(c)	such other matters of any nature arising in respect of which insurance would bemaintained by a prudent Owners of the Vessel.

(d)	For the purpose of Clause50.2:

(i)	Insurance companies and/or underwriters rated A- or higher by Standard Poor’s Rating Group or Fitch Ratings or A3 or higher by Moody’s Investor Services and registered Lloyd’s syndicates and, in respect of Generali Italia SpA (Generali), if rated Baa3 or higher by Moody’s Investor Services or BBB- or higher by Fitch Ratings provided no more than 5% of the total insurance coverage of the Vessel is to be placed with or through Generali (save that the proviso shall not apply if Generali are rated A3 or higher by Moody’s Investor Services and A- or higher for Fitch Ratings);

(ii)	Lloyd’s broker, Willis Towers Watson, LSN Assurances, Edge Group, Cambiaso Rissoand Groupe Eyssautier as insurance brokers;

(iii)	Any protection and indemnity association or clubs which is a memberof the International Group of P&I Clubs,

shall be deemed “approved” by the Owners.

(e)	For the purpose of Clause 50.2, Insurances placed on terms no less restrictivethan those continued in the latest version of the Nordic Marine Insurance PlanFull Conditions shall be deemed approved by the Owners.

(f)	If any Finance Party so requests, the Insurances shall be taken out in the joint names of the Owners, the security agent for the Finance Party (and any other Finance Party required by the security agent) (and, to the extent reasonably practicable in the insurance market, without liability on the part of the security agent or such Finance Party for premiums or calls).

50.2	Insurers

(a)	The Charterers shall effect the Insurances in Dollars and through insurance brokers and/or with such insurance companies and/or underwriters as shall fromtime to time be approved in writing by the Owners.

(b)	The protection and indemnity and war risks Insurances may be effected by the entry of the Vessel with such protection and indemnity and war risks associations as shall from time to time be approved in writing by the Owners.

50.3	Fleet cover

If any of the Insurances referred to in Clause 50.1 (Scope of Insurance) form part of a fleet cover, the Charterers shall procure that the insurance brokers shall undertake:

(a)	to the Owners that they shall neither set-off against any claims in respect of theVessel any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the Insurances for reason ofnon-payment of premiums for other vessels under such fleet cover or ofpremiums for such other insurances; and

(b)	to issue a separate policy in respect of the Vessel if and when so requested by the Owners.

50.4	Payment of premiums

The Charterers shall punctually pay all premiums, calls, contributions or other sums payable in respect of the Insurances, and produce upon reasonable request by the Owners all relevant receipts or other evidence of payment.

50.5	Insurance documentation

The Charterers shall:

(a)	deposit with the insurance brokers (if any) (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the Insurances referred to in Clause 50.1 (Scope of Insurance) as are effected through approved brokers; and

(b)	procure that:

(i)	the interests of the Owners shall be endorsed on the relevant instrumentsof insurance by incorporation of the relevant loss payable clause and, where the Insurances have been assigned to the Owners, by means of a notice of assignment (signed by the Charterers); and

(ii)	the Owners shall be furnished with the originals or copies of the relevantinstruments of insurance and a letter or letters of undertaking from the insurance brokers in such form as shall from time to time be required bythe Owners (having regard to general insurance market practice and lawat the time of issue of such letters of undertaking).

50.6	Protection and indemnity and war risks insurance

The Charterers shall:

(a)	procure that any protection and indemnity and/or war risks association in whichthe Vessel is for the time being entered shall:

(i)	endorse the standard loss payable clause of that association on the relevant certificate of entry or policy in accordance with the rules of therelevant protection and indemnity and/or war risks association; and

(ii)	furnish the Owners with the original or a copy of such certificate of entryor policy and a letter or letters of undertaking in the standard form of that association; and

(b)	arrange for the execution of such guarantees or indemnities as may from time to time be required by any protection and indemnity and/or war risks association.

50.7	Expiry of insurance

The Charterers shall:

(i)	renew any Insurances effected by it on approved terms before the expiryof that Insurance;

(ii)	within ten (10) Business Days after the expiry date of the Insurances, confirm to the Owners in writing that the Insurances have been renewedor extended, and notify the Owners in writing of the key terms and conditions of the renewal or extension; and

(iii)	within forty five (45) Business Days after the expiry date of the Insurances, provide the Owners with the full terms and conditions of theInsurances then renewed.

50.8	Insurance report

(a)	Subject to (b) below, the Owners shall in the following circumstances be entitledto procure a detailed report signed by an independent firm of marine insurancebrokers appointed by the Owners dealing with the Insurances and stating the opinion of such firm as to the adequacy of the Insurances:

(i)	on or prior to the Delivery Date;

(ii)	once every calendar year;

(iii)	if a Termination Event has occurred and is continuing; and

(iv)	following material changes to the terms of any of the Insurances;.

(b)	The Charterers shall:

(i)	reimburse the Owners, within 30 days of demand, any expenses incurred by the Owners in obtaining reports in accordance with Clause 50.8 from an independent firm of marine insurance brokers appointed by theOwners as to the adequacy of the Insurances effected or proposed to beeffected pursuant to this Clause 50; and

(ii)	procure that there is delivered to such brokers all such information in relation to the Insurances as such brokers may require.

50.9	Insurance Proceeds

Unless a Termination Event shall have occurred and be continuing:

(a)	each sum receivable in respect of a major casualty (being any casualty in respectof which the claim or the aggregate of the claims exceeds the Major Casualty Amount), other than in respect of protection and indemnity risk insurances, shallbe paid to the Owners or, as the case may be, the Security Agent;

(b)	the insurance moneys received by the Owners or, as the case may be, the Security Agent in respect of any such major casualty as described in paragraph (a) above shall be paid:

(i)	to the person to whom the relevant liability shall have been incurred; or

(ii)	upon the Charterers furnishing evidence satisfactory to the Owners or the Security Agent that all loss and damage resulting from the casualty has been properly made good and repaired, to the Charterers or, at the option of the Charterers and following the consent of the Owners or, asthe case may be, the Security Agent, to the person by whom any repairshave been or are to be effected;

(c)	the receipt by any such person referred to in paragraphs (i) and (ii) of paragraph (b) above shall be a full and sufficient discharge of the same to the Owners or,as the case may be, the Security Agent; and

(d)	subject to the foregoing:

(i)	each sum receivable in respect of the Insurances (insofar as the same are hull and machinery or war risks insurances) which does not exceed the Major Casualty Amount shall be paid in full to the Charterers or to its order and shall be applied by it for the purpose of making good the lossand fully repairing all damage in respect of which the receivable shall have been collected;

(ii)	each sum receivable in respect of protection and indemnity risk Insurances shall be paid direct to the person to whom the liability, to which that sum relates, was incurred, or to the Charterers in reimbursement to it of moneys expended in satisfaction of such liability.

(e)	Notwithstanding the foregoing, all sums receivable in respect of the Insurancesafter the occurrence of a Termination Event which is continuing shall be paid tothe Owners. The insurance moneys received by the Owners in respect of any such major casualty as described in paragraph (a) above shall be paid:

(i)	to the person to whom the relevant liability shall have been incurred; or

(ii)	upon the Charterers furnishing evidence satisfactory to the Owners thatall loss and damage resulting from the casualty has been properly madegood and repaired, to the Charterers or, at the option of the Charterers and following the consent of the Owners to the person by whom any repairs have been or are to be effected.

(f)	If there exists a surplus after applications of the proceeds of Insurances in accordance with (e) above, the Charterers shall apply them in accordance with Clause 57.2 (Payments on a Termination Event) and thereafter (subject to the rights of the Finance Parties pursuant to the terms of the Finance Documents and so long as no Termination Event is then continuing) any remaining balance actually received or held by the Owners after such application (or any applicableapplication in accordance with the terms of the Finance Documents) shall be paid to the Charterers.

50.10	Negative undertakings

The Charterers shall not:

(a)	do, consent or agree to any act or omission which would or might render any instrument in respect of the Insurances invalid, void, voidable or unenforceable, or render any sum paid under any such instrument repayable in whole or in part;

(b)	employ the Vessel or permit the Vessel to be employed otherwise than in conformity with the terms of the Insurances (including any express or implied warranties) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe; and

(c)	without the prior written consent of the Owners materially alter any Insurance.

50.11	Vessel entering U.S. waters

Prior to permitting the Vessel to enter the United States Exclusive Economic Zone, theCharterers shall:

(a)	comply with all regulations in force of the United States Oil Pollution Act of 1990 which apply to the Vessel including, if necessary, obtaining within the time limits set by the U.S. Coast Guard, a Certificate of Financial Responsibility,a certified copy of which shall be lodged with the Owners prior to engaging in any such voyage; and

(b)	ensure that the certificate of entry for the Vessel issued by the protection and indemnity association or an insurance company written by Lloyds London withwhich it is entered is endorsed with the U.S. Oil Pollution Clause 20/2/91 (as amended or replaced from time to time), and procure for the Owners written confirmation from the association or the insurance company that the Charterershave provided all declarations and satisfied all other requirements of the association or the insurance company and that the U.S. Trading Exclusion Clause has been deleted from the cover.

50.12	Innocent owner’s insurance

The Owners shall be entitled to place (at the Charterers’ expense) an innocent owner’s insurance and owner’s additional perils in relation to the Vessel’s hull insurances in an amount equal to the amounts set out in Clause 50.1(a)(ii).

50.13	Modification to Insurance

The Owners shall be entitled to require the Charterers to insure the Vessel, at the Charterers’ expense, against any other risks which the Owners consider, having regardto practices and other circumstances prevailing at the relevant time in the internationalinsurance markets for vessels similar to the Vessel and performing operations and in aregion similar to the Vessel, it would be reasonable for the Charterers to insure and which are specified by the Owners to the Charterers in a written notice

51.	RISK, LOSS AND DAMAGE

51.1	Risk

Without prejudice to the Owners’ obligations under Clause 36.1(a) (Quiet enjoyment), throughout the Charter Period, the Charterers shall bear the full risk of:

(a)	any Total Loss of, or any other damage to, the Vessel; and

(b)	any other occurrence which shall deprive the Charterers of the use, possession or enjoyment of the Vessel.

51.2	Notification

The Charterers shall give the Owners prompt notice in writing of any occurrence as is referred to in Clause 51.1 (Risk).

51.3	Payment of Rent

(a)	Notwithstanding that the Vessel has become a Total Loss, the Charterers shall continue to pay Rent on the relevant Payment Dates and in the amounts required under this Charter until all sums become due under Clause 57.2 (Payments on a Termination Event). The Charter Period will end and the obligation of the Charterers to pay Rent shall cease on the date on which all sums due under Clause 57.2 (Payments on a Termination Event) have been received by the Owners.

(b)	Without prejudice to paragraph (a) above, all moneys received by the Owners from insurers or any other person in respect of a Total Loss shall be applied bythe Owners as follows:

(i)	first, in or towards settlement of any amount owing by any Relevant Party to the Owners under any Operative Document (including any interest due in respect thereof) on the Total Loss Payment Date or the Termination Sum Payment Date; and

(ii)	secondly, if the Charterers, on or before the date of application of such moneys have paid all sums under Clause 57.2 (Payment on a Termination Event) or a part thereof, in or towards refunding by way of rebate of Rent and other amounts to the Charterers an amount equal to the amount so paid by the Charterers; and

(iii)	thirdly, if there is any surplus, to the Charterers by way of compensationfor early termination of the Charter Period.

52.	REQUISITION FOR HIRE

52.1	Effect of requisition for hire

If the Vessel is requisitioned for hire by any Governmental Agency or other competentauthority during the Charter Period then, unless and until the Vessel becomes a Total Loss following such requisition and the Charterers shall have made payments of all sums due pursuant to Clause 51.3 (Payment of Rent), this Charter shall continue in full force and effect for the remainder of the Charter Period and the Charterers shall remain fully responsible for the due compliance with all its obligations under this Charter andthe other Operative Documents other than such obligations which the Charterers are unable to comply with solely by virtue of such requisition unless the Charterers have performed in full their obligations under Clause 55 (Purchase Options and Purchase Obligation) or pursuant to Clause 57 (Rights Following a Termination).

52.2	Payment of requisition on hire

If the Charterers shall duly comply with its obligations under this Charter and the otherOperative Documents, save as mentioned in Clause 52.3 (Owners to account for requisition hire), the Charterers shall during the Charter Period be entitled to all requisition hire paid to the Owners or to the Charterers by such Governmental Agencyor other competent authority on account of such requisition.

52.3	Owners to account for requisition hire

In respect of any requisition hire paid to the Owners, the Owners shall (subject to any right of set-off which the Owners may have in respect of any amounts due and unpaid under the terms hereof) pay such requisition hire to the Charterer immediately upon receipt.

52.4	Reinstatement of Vessel

The Charterers shall as soon as practicable after the end of any requisition for hire, cause the Vessel to be put into the condition required by this Charter, and where that requisition shall end after the expiry or termination of the Charter Period, the Charterersshall, unless the Charterers have performed in full their obligations under Clause 55 (Purchase Options and Purchase Obligation) or pursuant to Clause 57 (Rights Following a Termination), as soon as practicable, cause the Vessel to be put into the redelivery condition required by Clause 53 (Redelivery), allowance being made for fairwear and tear in respect of the period from the expiry or termination of the Charter Period.

52.5	Compensation for Reinstatement

The Owners shall be entitled to any compensation payable in respect of any change in the structure, state or condition of the Vessel arising during the period of requisition forhire. The Owners shall apply such compensation in reimbursing the Charterers for thecost of complying with its obligations under Clause 52.1 (Effect of requisition for hire) and Clause 52.4 (Reinstatement of Vessel), provided always that if a Termination Eventhas occurred and is continuing, the Owners shall be entitled to apply such compensationin or towards settlement of any amounts owing by the Charterer under this Charter or any of the other Charter Documents.

52.6	Continuing Requisition for Hire

Should the Vessel be under requisition for hire at the end of the Charter Period:

(a)	The charter of the Vessel under this Charter shall (unless otherwise agreed between the parties hereto) nevertheless be terminated at such end but without prejudice to the accrued rights of the parties including, without prejudice to thegenerality of the foregoing, the obligation of the Charterers contained in clause 52.4 (Reinstatement of Vessel), and the Owners shall be entitled to receive andretain any requisition hire payable in respect of the period from the expiry or termination of the Charter Period;

the Charterers shall, if it is prevented by reason of the requisition for hire fromre-delivering the Vessel under Clause 53 (Redelivery), be relieved from its obligations so to do, but shall consult with the Owners as to the most convenientmethod of enabling the Owners to obtain redelivery of the Vessel when the Vessel is released from such requisition;

(b)	after such release the Charterer shall be given a reasonable opportunity of removing any such additional equipment as is referred to in Clause 48.8 (Modification) to Clause 48.12 (Additional equipment) on the terms therein referred to; and

(d)	For the avoidance of doubt, this Clause 52 shall not apply if the Charterers have performed in full all of their obligations under Clause 55.3 (Obligation to Purchase).

53.	REDELIVERY

53.1	Redelivery

(a)	Immediately prior to completion of the sale of the Vessel pursuant to the exercise of the Purchase Option, the Owners’ Default Purchase Option or the Purchase Obligation, the Vessel will be deemed to have been redelivered by the Charterers to the Owners in accordance with the redelivery conditions set out inClause 53.2 (Redelivery conditions).

(b)	If for any reason the Vessel is not sold pursuant to the exercise of the Purchase Option, the Owners’ Default Purchase Option or the Purchase Obligation (and provided it is not a Total Loss), at the end of the Charter Period the Charterers shall, at its own expense, redeliver the Vessel to the Owners in accordance withthe redelivery conditions set out in Clause 53.2 (Redelivery conditions).

53.2	Redelivery conditions

The Charterers shall redeliver the Vessel:

(a)	safely afloat at an easily accessible recognised safe port or anchorage approvedby the Owners (which is not subject to Sanctions);

(b)	free of any class notations and statutory recommendations affecting her class and trading certificates, and with all trading and class certificates valid and without qualification, and in the event redelivery occurs within one year of to the next five-year renewal/special survey for class, all costs of the renewal/special survey shall be borne or reimbursed by the Charterers

(c)	in the same (or, if previously enhanced, better) structure, state and condition as at the Delivery Date (fair wear and tear excepted), and having installed or on board all equipment, spares and replacements installed or on board the Vessel on the Delivery Date (except for equipment belonging to third parties);

(d)	with all Manuals and Technical Records with at least 12 months’ validity remaining as at the redelivery date (to the extent that they have a validity) and all the original copies of certificates, documentations and drawings delivered to the Charterers at the Delivery Date;

(e)	free of crew and officers (unless otherwise agreed by the Owners) and with all arrears of wages of the master and crew of the Vessel fully paid;

(f)	with all machinery fluid reservoirs and tanks, such as lubricating oils, hydraulic oils and bunkers on board the Vessel filled to their recommended operating levels;

(g)	free and clear of all Liens (except for the Mortgage or any other Liens created by the Owners) and free of charter (subject to the terms of any Owners’ Issued Quiet Enjoyment Agreement (or any other quiet enjoyment agreement entered into by the Owners from time to time); and

(h)	without prejudice to the above, being in generally good condition, tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and inevery respect seaworthy (ordinary wear and tear excepted).

54.	TERMINATION EVENTS

54.1	The Owners and the Charterers agree that:

(a)	it is a fundamental term and condition of this Charter that none of the events setout in this Clause 54 shall occur after the date of this Charter or at any time during the Charter Period;

(b)	the occurrence of any such event shall constitute a repudiatory breach of this Charter by the Charterers, entitling the Owners to accept such repudiation and to exercise any of its rights under Clause 57 (Rights Following a Termination); and

(c)	no Termination Event shall arise under this Charter solely by virtue of any Sub-Charter expiring or being terminated, repudiated or cancelled.

54.2	Non-payment

Any Relevant Party does not pay on the due date any amount payable pursuant to an Operative Document to which it is a party at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error; and

(b)	payment is made within five (5) Business Days of its due date (in case of the payment of Rent) and seven (7) Business Days (in the case of other amount payable on demand).

54.3	Other obligations

Any Relevant Party does not comply with any provision of the Operative Documents (other than those referred to in Clause 54.2 (Non-payment), Clause 54.14 (Compliance with insurance requirements), Clause 54.20 (Sanctions) and Clause 54.16 (Breach of financial covenants)) to which it is a party and in respect of any such breach which in the reasonable opinion of the Owners is capable of remedy but has not been remedied within thirty (30) Business Days from the earlier of the date of the Charterers becoming aware of the failure to comply and the Owners giving notice to the Charterers.

54.4	Misrepresentation

Any representation or statement made or deemed to be made by any Relevant Party in the Operative Documents to which they are a party or any other document delivered by or on behalf of the Charterers under or in connection with any Operative Document to which they are a party is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and in respect of any such breach which in the reasonable opinion of the Owners has a Material Adverse Effect.

54.5	Cross default – Financial Indebtedness

(a)	Any Financial Indebtedness of any of the Relevant Parties is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any of the Relevant Parties is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any of the Relevant Parties is cancelled or suspended by a creditor of any of the Relevant Parties as a result of an event of default (however described).

(d)	Any creditor of any of the Relevant Parties becomes entitled to declare any Financial Indebtedness of such Relevant Party due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Termination Event will occur under this Clause 54.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $30,000,000 (or its equivalent in other currenc(ies)).

54.6	Cross-Default – Associated Charters

In respect of any Associated Charter, any Termination Event (as defined in the respective Associated Charter) occurs.

54.7	Modification, revocation, termination and expiry of Authorisation, etc.

Any Authorisation required by any Relevant Party to authorise, or required by any Relevant Party in connection with the execution, delivery, validity, enforceability or admissibility in evidence of any of the Operative Documents to which it is a party, or the performance by any Relevant Party of its obligations under any of such documentsis modified in a manner prejudicial to the Owners, or is not granted or is revoked or terminated or expires and is not renewed or otherwise ceases to be in full force and effect due to the act or omission of a Relevant Party unless such Authorisation is reinstated or renewed within thirty (30) Business Days from the earlier of the dateof the Charterers becoming aware of the failure to comply and the Owners giving noticeto the Charterers.

54.8	Insolvency

(a)	Any Relevant Party is unable or admits inability to pay its debts as they fall due, or suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Owners) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of the Charter Guarantor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	The value of the assets of the Charterers is less than its liabilities (taking into account contingent and prospective liabilities) provided that no Termination Event will occur under this paragraph (c) if the Charter Guarantor’s auditor is in the opinion that the Charterers remain solvent after taking into account any parent support letter provided by the Charter Guarantor.

(d)	A moratorium is declared in respect of any indebtedness of any Relevant Party.

54.9	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, bankruptcy, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Relevant Party;

(b)	a composition, assignment or arrangement with any creditor of any Relevant Party;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Relevant Party;

(d)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any asset or assets of the Charterers;

(e)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any asset or assets of the Charter Guarantor, having an aggregate value of no less than $30,000,000 (or its equivalent in other currenc(ies));

(f)	enforcement of any Liens over any Security Assets;

(g)	enforcement of any Liens over any asset or assets of the Charterers;

(h)	enforcement of any Liens over any asset or assets of the Charter Guarantor having an aggregate value of $30,000,000 (or its equivalent in other currenc(ies)) and in respect to claims with an aggregate value of no less than $30,000,000 (or its equivalent in other currenc(ies)); or

(i)	any analogous procedure or step is taken in any jurisdiction.

This Clause 54.9 shall not apply to any winding-up petition (or analogous procedure) which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

No Termination Event shall occur under this Clause 54.9 solely by virtue of the Vessel being arrested.

54.10	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affecting:

(a)	any asset or assets of the Charterers; or

(b)	any asset or assets of the Charter Guarantor not being a Security Asset, having an aggregate value of $30,000,000 and being in respect to claims with an aggregate value of no less than $30,000,000 (or its equivalent in other currenc(ies)) and is not discharged within 30 days.

54.11	Cessation of business

Any Relevant Party suspends or ceases or threatens to suspend or cease to carry on all or a material part of its business.

54.12	Failure to pay final judgment

(a)	Any Relevant Party fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction within the period specified in the relevant judgment, or if no periodis specified, within the earlier of 30 days of such final judgment being issued and the last day of the grace period permitted under the applicable law in respectthereof.

(b)	No Termination Event will occur under paragraph (a) upon expiry of the graceperiod thereunder in respect of the Charter Guarantor if the Owners are satisfiedthat the Charter Guarantor is taking all appropriate steps in good faith to contestthe claims that give rise to such judgement and adequate reserves in form and substance acceptable to the Owners have been made for the relevant judgementdebt or the Charterer Guarantor is otherwise able to demonstrate to the reasonable satisfaction of the Owners that such failure to comply or pay shall not have a Material Adverse Effect.

54.13	Liens

Any Security Document to which any Relevant Party is a party is not in full force and effect or does not create in favour of the Owners the Liens which it is expressed to create with the ranking and priority it is expressed to have, unless in each case, the same is remedied within five (5) Business Days.

54.14	Compliance with insurance requirements

The Charterers fail to comply with the terms of Clause 50.1 (Scope of Insurance), 50.2 (Insurers) and 50.7 (Expiry of insurance) unless, in each case, the same is remedied within five (5) days.

54.15	Arrest of the Vessel

(a)	The Vessel is arrested, confiscated, seized, taken in execution, impounded, forfeited, attached or levied (each an “Action”) upon due to the Charterers’ action or omission or default or negligence or pursuant to legal process or purported legal process; or

(b)	the Vessel is detained in exercise or purported exercise of any lien or claim referred to in paragraph (a) above,

and the Charterers fail to procure the release of the Vessel within 90 days of such Action.

54.16	Breach of financial covenants

Any of the Financial Covenants are breached provided no Termination Event will occur if such breach is remedied (to the satisfaction of the Owners supported by documentary evidence) within thirty (30) Business Days of the earlier of:

(a)	the Owners giving notice to the Charterers;

(b)	any Relevant Party becoming aware of the failure to comply; and

(c)	the date of the Compliance Certificate establishing such breach. For the avoidance of doubt, despite the financial covenants being tested as of each Test Date, the financial covenants shall still be considered being capable of remedy even though the remedial action would take effect after the relevant Test Date.

54.17	Material Adverse Effect

Any event or circumstances occurs which has or is reasonably likely to have a MaterialAdverse Effect.

54.18	Unlawfulness

It is or becomes unlawful for any Relevant Party to perform any of its obligations underany of the Operative Documents to which it is a party and the same is not remedied within 14 days.

54.19	Change of Control

Any of the following events occur without prior written consent of the Owners:

(a)	The Charterer ceases to be legally and beneficially wholly-owned (either directly or indirectly) by the Charter Guarantor; or

(b)	Ultimate Parent ceases to legally and/or beneficially (either directly or indirectly) to own or control 20% of the issued share capital or voting rights of the Charter Guarantor.

54.20	Repudiation

Any Relevant Party repudiates any Operative Document to which it is a party or evinces an intention to repudiate any Operative Document to which it is a party.

54.21	Change of Manager or Manager’s default

Any breach occurs under a manager’s undertaking by a manager and is not remedied within 30 days (or if the remedy involves the removal of a Manager, such longer period as required by that Manager’s terms of engagement to remove that Manager) of the earlier of (i) the Owners giving notice to the Charterers or (ii) the Charterers becoming aware of the failure to comply.

54.22	Sanctions

Any Relevant Party does not comply with any of its undertakings referred to in Clause 45.1(j) (Sanctions) or any representations in Clause 44.1(v) (No Prohibited Person) is or proves to have been incorrect or misleading in any material respects when made or deemed to be made.

55.	PURCHASE OPTIONS AND PURCHASE OBLIGATION

55.1	Purchase Options

If no Termination Event has occurred, the Charterers shall have the right to purchase the Vessel subject to the following:

(a)	the purchase option shall be exercisable by irrevocable written notice to the Owners given not later than thirty (30) days prior to the date on which the Charterers intend to purchase the Vessel which must be a Purchase Option Exercise Date (the “Purchase Option Date”); and

(b)	the Charterers shall pay to the Owners on the Purchase Option Date the aggregate of the following:

(i)	the applicable Purchase Option Price;

(ii)	if the Purchase Option Date falls on or before the third anniversary of the Delivery Date, an early purchase fee equal to zero point five per cent. (0.5%) of the applicable Outstanding Principal;

(iii)	if the Purchase Option Date does not fall on a Payment Date, any Broken Funding Costs;

(iv)	any other amount then due and payable but unpaid by the Charterers tothe Owners under the Operative Documents

The Owner may, in its absolute discretion, elect not to proceed with a sale of the Vessel pursuant to the Charterers’ exercise of their purchase option pursuant to this Clause 55.1, notwithstanding the valid exercise by the Charterers pursuant to this Clause 55.1, if a Termination Event has occurred on or prior to the Purchase Option Date and is continuing on the Purchase Option Date.

55.2	Owners’ Default Purchase Options or Total Loss

If, during the Charter Period:

(a)	an Early Termination Event occurs;

(b)	a Total Loss Payment Date occurs; or

(c)	an Owners’ Default occurs,

(i)	in the case of (b), the Charterers shall pay the Owners on the Total Loss Payment Date; or

(ii)	provided that no Termination Event has occurred, the Charterer shall have the rights to purchase the Vessel on the termination date or cancellation date of this Charter in the case of (a), or at any time during the Charter Period in the case of (c) (each such date, being an “Owners’ Default Purchase Option Date”), in each case, subject to payment of, the aggregate of the following:

(A)	any due but unpaid Rents under this Charter up to (and including) the relevant Owners’ Default Purchase Option Date or the Total Loss Payment Date, together with interest accrued thereon pursuant to Clause 37.5 (Default Interest);

(B)	any other amount then due and payable but unpaid by the Charterers or the Seller to the Owners under the Operative Documents together with interest accrued thereon pursuant to Clause 37.5 (Default Interest); and

(C)	the Purchase Option Price.

For the avoidance of doubt, provided that all amounts that fall due on the relevant Owners’ Default Purchase Option Date or the Total Loss Payment Date have been paid in full, no further Rent is due and payable if the Owners’ Default Termination Date or the Total Loss Payment Date is on a Payment Date.

55.3	Obligation to Purchase

On the Expiry Date, the Charterers shall purchase the Vessel and shall pay the Owners the aggregate of the following:

(a)	the Purchase Obligation Price; and

(b)	any other amount then due and payable but unpaid by the Charterers to the Owners under the Operative Documents.

56.	PURCHASE OF VESSEL BY CHARTERERS

(a)	Simultaneous to the Owners receipt of the sums set out in Clause 55.1 (PurchaseOptions), Clause 55.2 (Owners’ Default Purchase Option) or Clause 55.3 (Obligation to Purchase), as the case may be, the Owners shall, as part of an agreed closing procedure:

(i)	procure the release of the Mortgage and any other Liens created by the Owners over the Vessel;

(ii)	transfer title to the Vessel to the Charterers or their nominee pursuant to Clause 58 (Transfer of Title); and

(iii)	the chartering of the Vessel under this Charter shall immediately cease upon the Charterers paying such sums to the Owners.

(b)	The Vessel shall be sold or transferred by the Owners to the Charterers on the following terms:

(i)	the sale will be on an “as is, where is” basis, subject to any sub-charter or other agreement relating thereto which may be in force on the date ofsale and subject to any Lien on the Vessel (other than the Mortgage or any other Liens created by the Owners);

(ii)	the Owners shall pass to the Charterers such title to the Vessel as the Owners acquired pursuant to the Memorandum of Agreement;

(iii)	the sale shall exclude all liability of the Owners, to the same extent as such liability is excluded by Clause 36.2 (Limitation on Owners’ liability);

(iv)	if the Vessel is, at the date of sale, subject to any requisition for hire, the sale will be subject to such requisition; and

(v)	all costs, expenses, Taxes and any payment of a similar nature arising in connection with the sale of the Vessel by the Owners shall be for the account of the Charterers.

57.	RIGHTS FOLLOWING A TERMINATION

57.1	Rights on Termination Event

If a Termination Event occurs and is continuing, the Owners may, by written notice to the Charterers:

(a)	effect compliance on the Charterers’ behalf of the terms of this Charter, and if the Owners incur any expense in effecting such compliance, the Owners shall be entitled (without prejudice to Clause 57.2 (Payments on a Termination Event)) to recover such expense from the Charterers together with interest on itat the Default Rate from the date on which such expenditure is incurred by the Owners until the date of reimbursement by the Charterers (both before and afterjudgment); and/or

(b)	proceed by appropriate court action or actions to enforce performance of this Charter, or to recover damages for the breach of this Charter; and/or

(c)	accept the repudiation of this Charter by the Charterers, and terminate the chartering of the Vessel under this Charter with immediate effect or on the date specified in such notice of termination (but without prejudice to the continuing obligations of the Charterers under this Charter and the other Operative Documents) and withdraw the Vessel from the service of the Charterer without noting any protest and without interference by any Court or any other formality whatsoever, whereupon the Vessel shall no longer be in the possession of the Charterers with the consent of the Owners and the Charterers shall redeliver theVessel to the Owners in accordance with Clause 53 (Redelivery), save that no such redelivery shall be required where the Charterers have paid to the Owners all such sums then payable by the Charterers to the Owners under Clause 57.2 (Payments on a Termination Event), whereupon all rights of the Charterers under this Charter will cease; and/or

(d)	inspect the Vessel and/or, subject to applicable law, take possession of the Vessel, for which purposes the Owners may enter any premises belonging to orin the occupation or control of the Charterers where the Vessel may be located;and/or

(e)	to sell the Vessel (but without prejudice to the Charterers’ obligations to pay theamounts required to be paid pursuant to Clause 57.2 (Payments on a Termination Event)) in any manner and for any price as the Owners think fit if the Charterers fail to pay the Termination Sum pursuant to Clause 57.2 (Payment on a Termination Event) within three (3) Business Days from the Termination Sum Payment Date or if the Termination Sum Payment Date has not yet occurred, within three (3) Business Days of the Owners notifying the Charterers that they intend to sell the Vessel. If the Sale Proceeds exceeds the Termination Sum, the Owners shall pay to the Charterers such surplus. In this paragraph, “Sale Proceeds” means the proceeds of sale (including the purchaseprice of the Vessel plus the costs of bunkers and lube oils) less all costs and expenses incurred by the Owners in connection with the sale, including broker’s commission, legal costs, stamp duties, de-registration fees, in each case to the extent that is not covered by the Termination Sum.

57.2	Payments on a Termination Event

Upon termination of the leasing of the Vessel pursuant to paragraph (c) of Clause 57.1 (Rights on Termination Event) (the “Termination Sum Payment Date”), the Charterers shall immediately pay to the Owners by way of agreed compensation for loss of a bargain and as a genuine pre-estimate of damages and not as a penalty the aggregate of the following:-

(a)	any due but unpaid Rents under this Charter up to (and including) the relevant Termination Sum Payment Date together with interest accrued thereon pursuantto Clause 37.5 (Default Interest) from the due date for payment thereof up to the date of actual payment;

(b)	the amount of the Outstanding Principal at the Termination Sum Payment Date; (c) any Broken Funding Costs, provided that Broken Funding Costs shall not be payable if the Termination Sum Payment Date is paid on a Payment Date;

(d)	any other amount then due and payable but unpaid by the Charterers or the Seller to the Owners under the Operative Documents together with interest accrued thereon pursuant to Clause 37.5 (Default Interest) from the due date forpayment thereof up to the date of actual payment; and

(e)	all liabilities, costs and expenses so incurred in selling, remarketing, chartering, sub-chartering, transfer of title, exportation, recovering possession of, and in repositioning, berthing, insuring and maintaining the Vessel for carrying out any works or modifications required to cause the Vessel to conform with the provisions of Clauses 53 (Redelivery) or dry-docking of the Vessel or repairs necessitated thereby pursuant to the sale and purchase agreement incurred by reason of the failure of the Charterers to perform any such action and any taxes (including, but not limited to, gross receipts, sales, consumption, rental, use, turn-over, value-added, property (tangible and intangible, including, without limitation, any property tax imposed on the Vessel), excise and franchise taxes) that arise out of or in connection hereto, less any compensation received by the Owners pursuant to Clause 52.3 (Requisition for Hire) (if any) (the “Termination Sum”).

57.3	Owners’ obligations upon receipt of payment

Simultaneous to receipt by the Owners of the applicable sums set out in Clause 57.2 (Payments on a Termination Event) above, the Owners shall, as part of an agreed closing procedure:

(a)	procure the release of the Mortgage and any other Liens created by the Ownersover the Vessel; and

(b)	if the Vessel has not been sold pursuant to Clause 57.1(e) (Right on Termination), transfer title to the Vessel to the Charterers or its nominee pursuant to Clause 58 (Transfer of Title).

58.	TRANSFER OF TITLE

Simultaneous to receipt to receipt by the Owners of the sums referred to in Clause 55 (Purchase Options and Purchase Obligation) or Clause 57.2 (Payments on a Termination Event) (as applicable), the Owners shall, as part of an agreed closing procedure:

(a)	procure the release of the Liens created pursuant to the Operative Documents and the release of the Liens over the same or in respect of the Security Assets created by the Owners in favour of the Security Agent;

(b)	transfer all its right, title and interest in the Vessel to the Charterers or their nominee including but not limited to signing any document and taking such other actions as are necessary to facilitate the transfer of Vessel to the name of the Charterers or their nominee under such flag as the Charterers may designate;and

(c)	at the Charterers’ expense, execute in favour of, and deliver to, the Charterers a bill of sale in respect of the Vessel conveying the same title as was transferred to the Owners pursuant to the Memorandum of Agreement.

59.	FAIR MARKET VALUE

(a)	The Charterers hereby undertake with the Owners that they will (i) prior to the Delivery Date (for the purposes of determining the amount of the Purchase Price) cause the Vessel to be valued in Dollars by three Approved Valuers, two nominated by the Owners and one nominated by Charterers, with the Fair Market Value being the average of these three valuations and the arithmetic average of the three valuations shall constitute the Fair Market Value of the Vessel; and (ii) once every 12 calendar months on the date on which the Compliance Certificate is delivered pursuant to Clause 41.1(l)(iii) and (iii) if any Termination Event occurs and is continuing, in each case cause the Vessel to be valued in Dollars by two Approved Valuers, one nominated by the Owners and one nominated by Charterers, with the Fair Market Value being the average of the two valuations to constitute the Fair Market Value of the Vessel.

(b)	It is agreed that the valuations reports to be used in determining the Fair Market Value pursuant to this Clause should be dated (i) no more than thirty (30) days prior to the Delivery Date in the case of the valuations required under paragraph (a)(i) of this Clause 55 and (ii) no more than thirty (30) days prior to the date on which the Fair Market Value is determined pursuant to the terms of this Clause 55 in the case of the valuations required under paragraphs (a)(ii) and (a)(iii) of this Clause 55.

(c)	Any valuations obtained under Clause 59(a) shall be made with or without physical inspection (as the Owners may require), on the basis of a sale for prompt delivery for cash on arms-length and commercial terms as between a willing buyer and willing seller and without taking into account the benefit of any charterparty or other engagement concerning the Vessel. The Charterers shall cause each relevant firm of shipbrokers to deliver to the Owners its aforesaid valuation in writing addressed to the Owners. All costs arising in connection with the obtaining of any such valuations (including, but without limitation, the fees of the relevant firm of shipbrokers appointed to give such valuation) shall be borne by the Charterers. The Charterers undertake to the Owners to supply to any such shipbrokers such information concerning the Vessel and its condition as such shipbrokers may reasonably require for the purpose of making any such valuations.

(d)	The Fair Market Value of the Vessel determined in accordance with the provisions of this Clause 0 shall be binding on the parties hereto until such time as any further valuations shall be obtained.

(e)	If the Charterers fail to deliver any valuation in accordance with the requirements under this Clause 59, the Owners may arrange each such valuation at the Charterers’ cost.

60.	MISCELLANEOUS

60.1	Further Assurances

Each of the Owners (at no cost to it) and the Charterers shall promptly take such stepsas the Owners and the Charterers may deem necessary or appropriate to:

(a)	establish, maintain and protect the rights and remedies of the Owners, the Charterers under this Charter and the other Operative Documents; and

(b)	carry out and effect the intent and purpose of the Operative Documents,

provided that this Clause 60 is not intended to impose upon the Owners or the Charterers any additional liabilities (other than costs of compliance with the requirements of this Charter) not contemplated in this Charter.

61.	ASSIGNMENT

61.1	Assignment by Charterers

The Charterers may not assign or transfer any of its rights or obligations under this Charter or any of the other Operative Documents without the prior written consent of the Owners. The Owners prior written consent shall not be unreasonably withheld if thetransferee is a Subsidiary of the Charter Guarantor and so long as on or prior to such assignment or transfer replacement security documents on equivalent terms to the Security Documents are issued in favour of the Owners together with such legal opinions as the Owners may reasonably require. The costs and expenses (including anylegal fees) incurred by the Owners in respect to such an assignment or transfer shall befor the Charterers’ account.

61.2	Assignment by the Owners

(a)	Except as provided in (c) and (d) below, the Owners may not assign or transfer any of its rights or obligations under this Charter or any of the other Operative Documents to a bank or financial institution without the prior written consent of the Charterers which consent shall not unreasonably be withheld.

(b)	Except as provided in (c) and (d) below, the Owners may not assign or transfer any of its rights or obligations under this Charter or any of the other Operative Documents to a trust, fund or other entity or person which is not a bank or financial institution without the prior written consent of the Charterers.

(c)	Subject to Clause 61.3 (Further conditions to assignment by the Owners), the Owners may assign all of its rights under, and the benefit of, this Charter and the other Operative Documents without consent of the Charterers to a bank or financial institution where such assignment is required in connection with the Owners’ financing or refinancing of the purchase of the Vessel.

(d)	The Owners shall be at liberty to transfer (by way of assignment or novation) its rights, benefits or obligations under this Charter and any of the other Operative Documents to any affiliate or Subsidiary of ICBC Financial LeasingCo., Ltd. provided that:

(i)	ownership of the Vessel shall be transferred to such company at the same time;

(ii)	no costs, charges or expenses including stamp duties payable in respect of any transfer or assignment shall be for the Charterers’ account;

(iii)	the Charterers and the Charter Guarantor shall not be liable to make any payments or incur obligations (including, without limitation, with regards to Taxes or any withholding) under this Charter or any of the other Operative Documents greater than the payments or obligations which the Charterers or the Charter Guarantor would have been liable to make or incur under this Charter or the other Operative Documents in the absence of such transfer or assignment;

(iv)	if the Owners are then a party to any quiet enjoyment agreement or quiet enjoyment letter pursuant to Clause 36.1(b) (Quiet enjoyment), such affiliate or Subsidiary issues a replacement agreement or letter onequivalent terms;

(v)	any financing arranged for the Vessel by such affiliate or Subsidiary complies with the terms of Clause 61.3 (Further conditions to assignment by the Owners).

(e)	For the avoidance of doubt, save as provided in paragraph (d) above, during the Charter Period, the Owners may not sell or transfer title to the Vessel without the prior written consent of the Charterers.

(f)	Unless the Charterers agree otherwise, the conditions set out in paragraph (d) shall always apply to any assignments or transfers referred to in paragraph (a) and (b) above.

61.3	Further conditions to assignment by the Owners

(a)	Each of the Owners and the Charterers acknowledge that (i) the Security Documents may be on-assigned (ii) the Owners may assign its interest in the Vessel’s insurances and this Charter; and (iii) the Vessel may be mortgaged, in each case, at the Owners’ expense and as security for the Owners’ obligations under any financing for the Vessel and, provided such financing will not violate any applicable laws or regulations, the Charterers hereby consent to each such mortgage and assignment subject to paragraph (b) below. Further, subject to paragraph (b) and (c) below, the Charterers agree and undertake to, and procure that each of the other Relevant Parties shall, cooperate with the Owners to give effect to securities contemplated in the above documents and to execute any document as may be reasonably required by the Owners in connection therewith at the Charterers’ costs.

(b)	The agreement of the Charterers specified in paragraph (a) above is subject to the condition that on or prior to the Owners creating any security in respect of the Vessel, this Charter, the Earnings, any Sub-Charter, the Insurances, any Requisition Compensation or the Parent Guarantee, the Owners shall procure that the mortgagee will issue in favour of the Charterers and any Sub-Charterer a quiet enjoyment letter in form and substance reasonably acceptable to the Charterers and Sub-Charterer pursuant to Clause 36.1 (Quiet enjoyment) at each party’s own costs.

(c)	In the event of an Owners’ financing or refinancing:

(i)	the amount payable by the Owners to the Vessel’s financiers under the Facility Agreement will not be more than the amount payable by the Charterers to the Owners under this Charter; and

(ii)	unless agreed between the parties or as otherwise provided in this Charter, the Charterers will not be required to provide security which they have not been required to do under this Charter.

(d)	However, if the Owners are required to provide a guarantee (whether by way of a remarketing agreement or otherwise) for its obligations under the Facility Agreement in form acceptable to the Security Agent, then the undertaking under clause 57.3(c)(i) and 57.3(c)(ii) of this Clause shall not be applicable.

62.	DISCLOSURE OF INFORMATION

At any time after the date of this Charter and during the Charter Period, each of the Owners and the Charterers shall keep confidential and shall not, without the prior written consent of the other, disclose to any person:

(a)	the financial details of, or the transactions contemplated by, the Operative Documents; or

(b)	any information provided pursuant to any of the Operative Documents,

provided that the Parties may disclose any such information without consent:

(i)	to any person to the extent required for the purpose of any litigation, arbitration or regulatory proceedings or procedure;

(ii)	to any person to whom, and to the extent that, information is required tobe disclosed by any applicable law or regulation;

(iii)	to any Governmental Agency;

(iv)	to the Finance Parties or any other party to any of the Operative Documents;

(v)	to the board of directors or shareholders of any member of the Group, the affiliates, the employees (on a need to know basis only), the auditors,legal or insurance advisors, underwriters or brokers of the Owners, the Charterers or of any of the persons listed in paragraph (iv) above who shall be instructed to maintain the confidentiality of any information supplied to them;

(vi)	in the case of the Charterers, to any Manager, classification society and Approved Flag State or sub-charterer;

(vii)	in any manner contemplated by any of the Operative Documents; or

(viii)	any investor or potential investor of a Relevant Party or the Owners but only to the extent that they issue in advance a non-disclosure agreement.

63.	NOTICES

63.1	Communications in writing

Any communication to be made under or in connection with this Charter shall be madein writing and, unless otherwise stated, may be made by fax, letter or (under Clause 63.4 (Electronic communication) email.

63.2	Addresses

The address, fax number and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communicationor document to be made or delivered under or in connection with this Charter are thoseidentified with its name at the end of this Charter, or any substitute address, fax number,email address or department or officer as the relevant Party may notify to the other Party by not less than 5 Business Days’ notice.

63.3	Delivery

Any communication or document made or delivered by one Party to the other Party under or in connection with this Charter will only be effective:

(a)	if by way of fax, when received in legible form;

(b)	if by way of letter, when it has been left at the relevant address or 5 Business Days after being deposited in the post postage prepaid in an envelope addressedto it at that address; or

(c)	if by way of email, if it complies with the rules under Clause 63.4 (Electronic communication),

and, if a particular department or officer is specified as part of its address details provided under Clause 63.2 (Addresses), if addressed to that department or officer.

63.4	Electronic communication

(a)	Any communication to be made between the Parties under or in connection withthis Charter may be made by electronic mail or other electronic means, if the Parties:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made by one Party to another Party will be effective when it is sent by the sender Party unless the sender Party receives a message indicating failed delivery.

(c)	A Party shall notify the other Party promptly upon becoming aware that its electronic mail system or other electronic means of communication cannot be used due to technical failure (and that failure is or is likely to be continuing for more than 24 hours). Until that Party has notified the other Party that the failure has been remedied, all notices between the Parties shall be sent by fax or letter in accordance with this Clause 63.

63.5	English language

(a)	Any notice given under or in connection with this Charter must be in English.

(b)	All other documents provided under or in connection with this Charter must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Owners accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

64.	PARTIAL INVALIDITY

If, at any time, any provision of this Charter is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any waybe affected or impaired.

65.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Owners, any rightor remedy under this Charter shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise ofany other right or remedy. The rights and remedies provided in this Charter are cumulative and not exclusive of any rights or remedies provided by law.

66.	AMENDMENTS AND WAIVERS

Any term of this Charter may be amended or waived only with the consent of the Owners and the Charterers.

67.	COUNTERPARTS

This Charter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Charter.

68.	TIME OF THE ESSENCE

Subject to any express period of grace set out in this Charter, time shall be of the essenceas regards the performance by the parties of their respective obligations under this Charter.

69.	SET OFF

The Owners may set off any matured obligation due from the Charterers under this Charter and any other Operative Documents (to the extent beneficially owned by the Owners) against any matured obligation owed by the Owners to the Charterers, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Owners may convert either obligation ata market rate of exchange in its usual course of business for the purpose of the set-off.

70.	GOVERNING LAW

This Charter, and all non-contractual obligations arising from or in connection with this Charter, are governed by English law.

71.	SURVIVAL OF TERMS

(a)	The indemnities under Clause 40 (Indemnities) and Clause 41 (Taxes) in favour of the Indemnitees and the Tax Indemnitees respectively shall continue in full force and effect notwithstanding any repudiation or termination of the Charter Period or any termination of this Charter or any other Operative Documents until the date which is one (1) year after the date of payment of the Purchase Option Price, the Owners’ Default Purchase Option Price the Termination Sumor the Purchase Obligation Price.

(b)	Subject to paragraph (a) of this Clause, the Charterers’ and the Owners’ rights and obligations under this Clause 71 and under Clauses 34 (Delivery of Vessel), 36 (Extent of Owners’ Liability), 37 (Rent, Payments and Calculations), 38(Costs and Expenses), 54 (Termination Events), 57(Purchase Options and Purchase Obligation), 56 (Purchase of Vessel by Charterers), 57 (Rights Following a Termination) and 58 (Transfer of Title) of this Charter and the rights of each Indemnitee and Tax Indemnitee under Clauses 34 (Delivery of Vessel), 36 (Extent of Owners’ Liability), 37 (Rent, Payments and Calculations), 38 (Costs and Expenses), 54 (Termination Events), 56 (Purchase of Vessel by Charterers), 57 (Rights Following a Termination) and 58 (Transfer of Title) ofthis Charter shall survive any termination of the Charter Period or any termination of this Charter or any other Operative Document.

72.	ENFORCEMENT

72.1	Jurisdiction

(a)	Any dispute arising out of or in connection with this Charter shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

(b)	The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

(c)	The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

(d)	In cases where neither the claim nor any counterclaim exceeds the sum of $100,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

(e)	Notwithstanding this Clause 72.1, it is agreed that in the event of any dispute or difference of opinion of a technical nature arising in regard to the technical operation and maintenance of the Vessel, her machinery and equipment, such dispute may, by mutual agreement at that time, be referred to the Classification Society of the Vessel. In this case the opinion of the Classification Society shall be final and binding on the Parties hereto and, for the avoidance of doubt, no Party shall be entitled to refer any such dispute or difference so decided by the Classification Society to arbitration pursuant to Clause 72.1(a).

IN WITNESS WHEREOF the Parties have entered into this Charter on the date stated at thebeginning of this Charter.

SCHEDULE 1 - CONDITIONS PRECEDENT AND SUBSEQUENT

PART 1

Conditions Precedent to issuance of the Delivery Notice

1.	Relevant Parties

(a)	A copy of the constitutional documents of each Relevant Party.

(b)	A copy of a resolution of the board of directors of each Relevant Party:

(i)	approving the terms of, and the transactions contemplated by, the Operative Documents to which it is a party and resolving that it executes, delivers and performs the Operative Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Operative Documents to which it is a party on its behalf;

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by itunder or in connection with the Operative Documents to which it is a party.; and

(iv)	in the case of the Charter Guarantor or any other Relevant Party providing third party security, resolving that it is in its best interests to enter into the transactions contemplated by the Operative Documents towhich it is a party, giving reasons.

(c)	A specimen of the signature of each person authorised by the resolution referredto in paragraph (b) above.

(d)	A copy of the passport and specimen signatures of each person actually executing any of the Operative Documents pursuant to the resolution referred to in 1(c) above.

(e)	A certificate of a director or officer of each Relevant Party confirming that guaranteeing or granting of security would not cause any guaranteeing or granting of security or similar limit binding on it to be exceeded.

(f)	A certificate of an authorised signatory of each Relevant Party certifying that each copy document relating to it specified in this Part 1 of Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Charter.

2.	Operative Documents

Duly executed copies of the Memorandum of Agreement, the Initial MOA, this Charter, the Fee Letter and the Parent Guarantee, together with all available ancillary documents as applicable to be delivered pursuant thereto, each duly executed by the relevant parties thereto.

3.	Other documents and evidence

(a)	A copy of any other Authorisation or other document, opinion or assurance which the Owners considers to be necessary or desirable (if it has notified the Charterers accordingly) in connection with the entry into and performance of the transactions contemplated by any Operative Document or for the validity and enforceability of any Operative Document.

(b)	Evidence that the fees, costs and expenses then due from the Seller or the Charterers have been paid or will be paid in accordance with the terms of the Fee Letter.

(c)	Evidence as the Owners may require in order to satisfy its “know your customer”, anti-money laundering and other similar regulatory obligations.

(d)	Evidence that any process agent appointed under any Operative Document executed and referred to in paragraph 2 (Operative Documents) above has accepted its appointment; and

(e)	The Owners are satisfied that the financial covenants set out in clause 47 (Financial Covenants) of this Charter are complied with.

4.	Legal opinions

(a)	An agreed form legal opinion in relation to English law from Norton Rose;

(b)	An agreed form legal opinion in relation to Singaporean law from Norton Rose Fulbright (Asia) LLP; and

(c)	An agreed form legal opinion in relation to Bermudan law from Conyers Dill & Pearman.

5.	Manager

(a)	A copy, certified as true copy by a director of the Charterers, of the Technical Management Agreement of the Vessel.

(b)	A copy, certified as true copies by a director of the Charterers, of the Document of Compliance of the Manager responsible for the technical management.

PART 2

Pre-position conditions precedent

1.	Officer’s certificate

A certificate signed by a duly authorised representative of each Relevant Party confirming that none of the documents and evidence delivered to the Owners pursuant to Clauses 35.1 (Initial conditions precedent) has been amended, modified or revoked in any way since its delivery to the Owners.

2.	Operative Documents

Duly executed copy of the Technical Manager’s Undertaking and the Charterers Assignment together with all ancillary documents as applicable to be delivered pursuant thereto, each duly executed by the relevant parties thereto.

3.	Other documents and evidence

(a)	Copies, certified as true copies by a director of the Charterers, of all documents which the Owners may reasonably require evidencing that all Authorisations with respect to or in connection with the registration of the Vessel under the laws and flag of Singapore have been taken or obtained.

(b)	A copy of any other Authorisation or other document, opinion or assurance which the Owners considers to be necessary or desirable (if it has notified the Charterers accordingly) in connection with the entry into and performance of the transactions contemplated by any Operative Document or for the validity and enforceability of any Operative Document.

(c)	Evidence that the fees, costs and expenses then due from the Seller or the Charterers have been paid or will be paid in accordance with the terms of the Fee Letter.

4.	Vessel

(c)	A copy of the transcript of register, dated no later than 1 month before the Pre-position Date, showing that the Vessel is registered in the name of the Initial Seller and registered encumbrances.

(d)	Copies of the following issued in the name of the Initial Seller:

(i)	the Vessel’s current International Ship Security Certificate;

(ii)	the Vessel’s current International Air Pollution and Prevention Certificate;

(iii)	the Vessel’s current tonnage certificate;

(iv)	the Vessel’s classification certificate from the Classification Society,

in each case together with all addenda, amendments or supplements.

(e)	Copies of the valuation reports issued by the Approved Valuers evidencing the Fair Market Value.

5.	Duly executed copy of the escrow agreement executed between the Seller and the Owners together with all ancillary documents to be delivered pursuant thereto, each duly executed by the relevant parties thereto.

6.	Memorandum of Agreement

Agreed forms of all delivery documents to be executed by the Seller pursuant to clause 8 of the Memorandum of Agreement.

7.	Insurance

(a)	An agreed form opinion from BankServe Insurance Services Limited or other insurance consultants approved by the Owners on the insurances effected or to be effected on the Vessel pursuant to this Charter.

(b)	Documentary evidence that the required insurances for the Vessel have been or will be arranged through acceptable brokers and/or with acceptable underwriters and underwriters

PART 3

Conditions Precedent on Delivery

1.	Vessel requirements

(a)	A certificate of ownership and encumbrance evidencing that the Vessel is registered in the name of the Initial Seller and is free of all registered Encumbrances.

(b)	An original Bill of Sale (as defined in the Initial MOA) as evidence that the Vessel has been, or will on the Delivery Date be, delivered to, and accepted by, the Seller (as buyer) under the Initial MOA.

(c)	An original Bill of Sale (as defined in the Memorandum of Agreement) as evidence that the Vessel has been, or will on the Delivery Date be, delivered to, and accepted by, the Owners under the Memorandum of Agreement.

(d)	Evidence that the Vessel has been delivered, or will be, to, and accepted by, the Charterers under this Charter.

(e)	Evidence that the Vessel:

(i)	is or will be on the Delivery Date registered in the name of the Owners under the laws and flag of Singapore free of Liens other than the Permitted Liens;

(ii)	is classed in accordance with Clause 48.12 (Maintenance of class; compliance with Authorisations);

(iii)	is insured in accordance with the provisions of Clause 50 (Insurance), and all requirements of Clause 50 (Insurance) in respect of such insurance have been complied with (draft insurance policies are accepted);

(f)	To the extent not covered by the preceding paragraphs, copies, certified by an authorised signatory of the Seller, of all documents delivered by each of the Initial Seller and the Seller pursuant to Addendum 1 of the Initial MOA.

(g)	To the extent not covered by the preceding paragraphs, all documents delivered by the Seller to the Owners (as buyer) pursuant to clause 8 of the Memorandum of Agreement.

(h)	Evidence showing that the Vessel has been installed with a scrubber; and

(i)	Confirmation that the Charterers has no outstanding claims payable for the scrubber costs and installation and that the Charterers would be indemnified against such payment claims from the scrubber maker.

2.	Fees

Evidence that the documented and reasonably incurred legal fees, costs and expenses incurred by the Owners in connection with the transactions contemplated by this Charter have been paid by the Charterers pursuant to Clause 38 (Costs and Expenses).

3.	Legal opinions

(a)	A copy of the legal opinion in relation to English law from Norton Rose Fulbright Hong Kong;

(b)	A copy of the legal opinion in relation to Singaporean law from Norton Rose Fulbright (Asia) LLP; and

(c)	A copy of the legal opinion in relation to Bermudan law from Conyers Dill & Pearman.

PART 4

Conditions subsequent to delivery

1.	Vessel requirements

(a)	Evidence that the Vessel:

(i)	is in possession of a valid ISSC;

(ii)	is in possession of a valid Safety Management Certificate;

(iii)	is in possession of a valid IAPPC; and

(iv)	is in possession of a certificate issued pursuant to Article 7 of the International Convention on Civil Liability for Bunker Oil Pollution Damage 2001, a certificate issued pursuant to Article 7 of the International Convention on Civil Liability for Oil Pollution Damage 1992 and a certificate issued pursuant to Section 1016(a) of the Oil Pollution Act 1990 and Section 108(a) of the Comprehensive Environmental Response, Compensation, and Liability Act 1980, as amended, in accordance with US Coast Guard Regulations, 33 CFR Part138.

2.	Insurances

Copies of the letters of undertaking in respect of the Insurances as required by the Operative Documents, together with copies of the relevant policies or cover notes or entry certificates in respect of the Insurances duly endorsed with the interest of the Owners.

3.	Registration of charges

Evidence that the prescribed particulars of the relevant Security Documents have been or will be delivered to the relevant registry of companies within the statutory time limit.

SCHEDULE 2 - FORM OF ACCEPTANCE CERTIFICATE

To:	[●]

Dated:	[●]

Charter agreement dated [●] 2022 between [●] and [●] (the “Charter”) relating to the LR1 product tanker “[●]” (the “Vessel”)

1.	We refer to the Charter. This is the Acceptance Certificate. Terms defined in the Charter shall have the same meaning in this Acceptance Certificate.

2.	We confirm that as at [●] hours ([●] time) today, being the Delivery Date:

(a)	the Vessel was duly accepted by us in accordance with, and subject to the provisions of, the Charter. The execution and delivery of this Acceptance Certificate confirms the acceptance of the Vessel by us for all purposes of the Charter;

(b)	we became obliged to pay to you the amounts provided for in the Charter with respect to the Vessel;

(c)	the Vessel is insured in accordance with the Charter;

(d)	the representations and warranties contained in Clause 44.1 (Charterers representations) of the Charter are true by reference to the facts and circumstances existing at the date of this Acceptance Certificate;

(e)	there has been affixed to the Vessel the notice required by Clause 49.5 (Notice of ownership and charter) of the Charter; and

(f)	no Termination Event has occurred and is continuing.

For and on behalf of

[●]

By:

Name:

Title:

SCHEDULE 3 - COMPLIANCE CERTIFICATE

To:	[●]

From:	[●]

Dated:	[●]

Dear Sirs

Bareboat Charter in respect of m.v. “[●]” dated [●] 2022 (the “Charter”)

1.	We refer to the Charter. This is a Compliance Certificate. Terms defined in the Charterhave the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

(a)	The Charter Guarantor’s Adjusted Equity Ratio was not less than 25%.

(b)	The Charter Guarantor’s Adjusted Equity was not less than $350,000,000.

(c)	The Charter Guarantor’s Minimum Liquidity was being equal to or greater than $60,000,000.

Signed:

[Officer][Authorised person] of Hafnia Limited

SCHEDULE 4 - FORM OF QUIET ENJOYMENT LETTER

[Name]

[Address]

Attention: [●]

(hereinafter referred to as the “Owners”)

[[Name]

[Address]

Attention: [●]

(hereinafter referred to as the “Security Agent”)]

[Name]

[Address]

Attention: [●]

(hereinafter referred to as the “Charterers”)

[[Name]

[Address]

Attention: [●]

(hereinafter referred to as the “Sub-Charterers”)]

Date: _________________ 20[●]

Dear Sirs,

m.t. “[Name of Vessel]” – Quiet Enjoyment

WHEREAS:

A.	the Owners are the registered owner of the vessel “[Name of Vessel]”, registered at [●], with registration number [●] and with IMO [●] (the “Vessel”);

B.	by a bareboat charter party dated [●] (as amended and supplemented from time to time, the “Charter”) entered into between the Owners and the Charterers, the Owners have agreed to let and the Charterers have agreed to charter the Vessel upon the terms and conditions set out in the Charter;

C.	[by a loan agreement dated [●] (the “Loan Agreement”) made between the Owners as borrower and us as the lender (the “Finance Parties”) the Finance Parties agree to lend a term/revolving credit facility to the Owners as borrower of up to US$[●] on the terms and conditions set out therein;]

D.	[the obligations of the Owners as borrower under the Loan Agreement are secured by, inter alia, a first priority mortgage dated [●] over the Vessel in our favour (the “Mortgage”);]

E.	[by an assignment entered into between the Owners and us as assignee, the Owners assigned to us all its rights, title and interest in and to, inter alia, all Insurances and any Requisition Compensation relating to the Vessel (as defined below) (the “General Assignment”); and]

F.	by an assignment entered into between the Charterers and the Owners as assignee, the Charterers assigned to the Owners all its rights, title and interest in and to, inter alia, any the Insurances and Requisition Compensation relating to the Vessel.

Words and expressions defined in the Charter shall, unless otherwise expressly provided in this letter or the context otherwise requires, have the same meanings when used in this letter.

NOW THEREFORE:

1.	We confirm that we have received a copy of the Charter.

2.	In consideration of the sum of USD 1 and for other good and valuable consideration (the receipt and the sufficiency of which we acknowledge), we undertake, provided that no Termination Event has occurred and continuing and the Vessel has not become a Total Loss, to not, without the prior written consent of the Charterers, disturb or interfere with the Charterers’ quiet and peaceful use, possession and enjoyment of the Vessel including but not limited to not:

(a)	issuing any arrest, detention or similar proceedings against the Vessel in any jurisdiction; or

(b)	exercising any power of sale or other disposal of the Vessel or of foreclosure to which the Lender may be entitled or make any application for the sale of the Vessel or any share therein in any part of the world whether by public auction or private treaty or otherwise; or

(c)	taking possession of the Vessel; or

(d)	exercising against the Vessel any right or remedy which would otherwise interfere with the quiet use and enjoyment of the Vessel by the Charterer under the Charter, including the Charterers rights under the Charter to purchase the Vessel; or

(e)	taking any step to wind up, liquidate, or place in administration or receivership, the Owners or commencing or continuing any analogous proceedings in any jurisdiction, to the extent it could prevent the Charterer’s quiet use and enjoyment of the Vessel (excluding, for the avoidance of doubt, proving in a liquidation commenced by any third party, but only insofar as any such steps, actions or proceedings are continuing and not permanently stayed, and subject to the condition that the Security Agent shall cease any such steps, actions or proceedings upon the relevant third party steps, actions or proceedings being permanently stayed and the Security Agent shall notify the Charterers in writing promptly upon taking or ceasing any such steps, actions or proceedings)

(excluding, for the avoidance of doubt, in respect of any of paragraphs (a), (b), (c) or (d) above, any steps to be taken solely to protect our rights in any arrest proceedings or applications for sale made against the Vessel by any third parties, but only insofar as any such proceedings or applications are continuing and not permanently stayed, and subject to the condition that Security Agent shall cease any such action upon the relevant proceedings or application being permanently stayed (and release any arrest, or caveat against release, upon the relevant third party arrest being released) we shall notify the Charterers in writing promptly upon taking or ceasing any such action) provided always that the Security Agent shall be entitled to exercise any and all rights we have pursuant to paragraphs 3 below or any other provisions of this letter.

3.	We shall, if an Event of Default under the Facility Agreement (as defined therein) occurs and is continuing, have the right to replace the Owners as the owner of the Vessel under the Charter, or to arrange a transfer of the ownership of Vessel (together with the benefit of and subject to the Charter) to another company as nominated by us, provided that the sale or transfer satisfies the following conditions (a “Permitted Transfer”):

(a)	that the rights of the Charterer under the Charter shall be fully preserved and protected following the Permitted Transfer; and

(b)	that before the Permitted Transfer, if the Owner’s rights as “owner” under the Charter are to be assigned or transferred to a third party, such third party (the “Substitute”) has assumed the rights and obligations of the Owners under the Charter.

4.	The Owners undertake not to make any claim against the Vessel and/or the Charterers arising directly from a Permitted Transfer made pursuant to this letter.

5.	The Charterers shall use all reasonable endeavours to co-operate with the Lender in order to effect a Permitted Transfer at the expense of the Owners/Lender.

6.	In respect of payments of insurance proceeds received by us in accordance with the terms of the loss payable clause (other than in the case of a total loss of the Vessel), we agree that, as and when requested by the Charterers, we shall pay such proceeds to the Charterers upon our being satisfied (acting reasonably) that all loss and damage resulting from the casualty has been or will be properly made good and repaired and that all repair accounts and other liabilities whatsoever in connection with the casualty have been or will be fully paid and discharged by the Charterer (except for insurance proceeds below the major casualty threshold of US$1,500,000 where payment shall be made by the insurance underwriters directly to the Charterer).

7.	The Lender confirms that it is the sole lender under the Loan Agreement and that it is duly authorised to issue this letter.

8.	If the mortgagee under the Mortgage assigns or transfers the whole or any part of its rights, benefits or obligations under such Mortgage, the new mortgagee shall accede to the terms of this letter or execute a new letter of quiet enjoyment in favour of the Charterers in the same form as this letter (other than logical amendments).

This letter and any non-contractual obligations connected with it shall be governed by and construed in accordance with English law and the parties hereto agree that the courts of England are the most appropriate and convenient courts to settle any dispute arising herefrom.

The parties appoint the following parties to receive service of process on their behalf in England:

Lender:

Owners:

Charterers:

The Lender’s and the Charterers’ exercise of its rights, remedies, undertakings and obligations contained in this letter shall be cumulative and none of them shall be a limitation of any other remedy, right undertaking or obligation in the case of the Lender, under the Finance Documents (as defined in the Loan Agreement) or, in the case of the Charterer, under the Charter.

Please acknowledge your receipt of and your agreement to the terms of this letter by signing the attached copy where indicated and returning it to us.

Each of the parties signing this letter intends that the agreement constituted by this letter shall take effect as a deed notwithstanding the fact that a party may only sign this letter under hand.

Yours faithfully

For and on behalf of [●]

(as [Owners / Finance Parties])

SCHEDULE 5 - LISTS OF ASSOCIATED OWNERS, ASSOCIATED INITIAL SELLERS, ASSOCIATED INITIAL
MEMORANDUM OF AGREEMENT, ASSOCIATED MEMORANDUM OF AGREEMENT AND ASSOCIATED VESSELS

Associated Owners	Associated Initial Sellers	Associated Initial Memorandum of Agreement	Associated Memorandum of Agreement	Associated Vessels
Hai Kuo Shipping 2209T Pte. Limited, a company incorporated under the laws of Singapore with registered office at 80 Robinson Road, #02- 00, Singapore (068898) (“Associated Owner 1”)	STI Excelsior Shipping Co., Ltd., a corporation incorporated under the laws of Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (“Associated Initial Seller 1”)	The memorandum of agreement dated 28 January 2022 between Associated Initial Seller 1 and the Seller in respect of Associated Vessel 1 (“Associated Initial MOA 1”)	The memorandum of agreement between the Seller and Associated Owner 1 in respect of Associated Vessel 1 (the “Associated MOA 1”).	The LR1 product tanker named “STI Excelsior” currently registered in the name of Associated Initial Seller 1 with IMO Number 9735581 under the laws and flag of Marshall Islands and which upon her simultaneous delivery from Associated Initial Seller 1 to the Seller under Associated Initial MOA 1 and from the Seller to Associated Owner 1 under Associated MOA 1 will be re- named Hafnia Excelsior and registered in the name of Associated Owner 1 under the laws and flag of Singapore with IMO Number 9735581 (“Associated Vessel 1”)
Hai Kuo Shipping 2211T Pte. Limited, a company incorporated under the laws of Singapore with registered office at 80 Robinson Road, #02- 00, Singapore (068898) (“Associated Owner 2”)	STI Expedite Shipping Co., Ltd., a corporation incorporated under the laws of Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (“Associated Initial Seller 2”)	The memorandum of agreement dated 28 January 2022 between Associated Initial Seller 2 and the Seller in respect of Associated Vessel 2 (“Associated Initial MOA 2”)	The memorandum of agreement between the Seller and Associated Owner 2 in respect of Associated Vessel 2 (the “Associated MOA 2”).	The LR1 product tanker named “STI Expedite” currently registered in the name of Associated Initial Seller 2 with IMO Number 9735593 under the laws and flag of Marshall Islands and which upon her simultaneous delivery from Associated Initial Seller 2 to the Seller under Associated Initial MOA 2 and from the Seller to Associated Owner 2 under Associated MOA 2 will be re- named Hafnia Expedite and registered in the name of Associated Owner 2 under the laws and flag of Singapore with IMO Number 9735593 (“Associated Vessel 2”).

Associated Owners	Associated Initial Sellers	Associated Initial Memorandum of Agreement	Associated Memorandum of Agreement	Associated Vessels
Hai Kuo Shipping 2206T Pte. Limited, a company incorporated under the laws of Singapore with registered office at 80 Robinson Road, #02- 00, Singapore (068898) (“Associated Owner 3”)	STI Exceed Shipping Co., Ltd., a corporation incorporated under the laws of Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (“Associated Initial Seller 3”)	The memorandum of agreement dated 28 January 2022 between Associated Initial Seller 3 and the Seller in respect of Associated Vessel 3 (“Associated Initial MOA 3”)	The memorandum of agreement between the Seller and Associated Owner 3 in respect of Associated Vessel 3 (the “Associated MOA 3”).	the LR1 product tanker named “STI Exceed” currently registered in the name of Associated Initial Seller 3 with IMO Number 9735608 under the laws and flag of Marshall Islands and which upon her simultaneous delivery from Associated Initial Seller 3 to the Seller under Associated Initial MOA 3 and from the Seller to Associated Owner 3 under Associated MOA 3 will be re- named Hafnia Exceed and registered in the name of Associated Owner 3 under the laws and flag of Singapore with IMO Number 9735608 (“Associated Vessel 3”).
Hai Kuo Shipping 2212T Pte. Limited, a company incorporated under the laws of Singapore with registered office at 80 Robinson Road, #02- 00, Singapore (068898) (“Associated Owner 4”)	STI Experience Shipping Co., Ltd., a corporation incorporated under the laws of Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (“Associated Initial Seller 4”)	The memorandum of agreement dated 28 January 2022 between Associated Initial Seller 4 and the Seller in respect of Associated Vessel 4 (“Associated Initial MOA 4”)	The memorandum of agreement between the Seller and Associated Owner 4 in respect of Associated Vessel 4 (the “Associated MOA 4”).	The LR1 product tanker named “STI Experience” currently registered in the name of Associated Initial Seller 4 with IMO Number 9735610 under the laws and flag of Marshall Islands and which upon her simultaneous delivery from Associated Initial Seller 4 to the Seller under Associated Initial MOA 4 and from the Seller to Associated Owner 4 under Associated MOA 4 will be re- named Hafnia Experience and registered in the name of Associated Owner 4 under the laws and flag of Singapore with IMO Number 9735610 (“Associated Vessel 4”).

Associated Owners	Associated Initial Sellers	Associated Initial Memorandum of Agreement	Associated Memorandum of Agreement	Associated Vessels
Hai Kuo Shipping 2210T Pte. Limited, a company incorporated under the laws of Singapore with registered office at 80 Robinson Road, #02- 00, Singapore (068898) (“Associated Owner 5”)	STI Executive Shipping Co., Ltd., a corporation incorporated under the laws of Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (“Associated Initial Seller 5”)	The memorandum of agreement dated 28 January 2022 between Associated Initial Seller 5 and the Seller in respect of Associated Vessel 5 (“Associated Initial MOA 5”)	The memorandum of agreement between the Seller and Associated Owner 5 in respect of Associated Vessel 5 (the “Associated MOA 5”).	The LR1 product tanker named “STI Executive” currently registered in the name of Associated Initial Seller 5 with IMO Number 9735622 under the laws and flag of Marshall Islands and which upon her simultaneous delivery from Associated Initial Seller 5 to the Seller under Associated Initial MOA 5 and from the Seller to Associated Owner 5 under Associated MOA 5 will be re-named Hafnia Executive and registered in the name of Associated Owner 5 under the laws and flag of Singapore with IMO Number 9735622 (“Associated Vessel 5”)

Associated Owners	Associated Initial Sellers	Associated Initial Memorandum of Agreement	Associated Memorandum of Agreement	Associated Vessels
Hai Kuo Shipping 2208T Pte. Limited, a company incorporated under the laws of Singapore with registered office at 80 Robinson Road, #02- 00, Singapore (068898) (“Associated Owner 6”)	STI Excellence Shipping Co., Ltd., a corporation incorporated under the laws of Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (“Associated Initial Seller 6”)	The memorandum of agreement dated 28 January 2022 between Associated Initial Seller 6 and the Seller in respect of Associated Vessel 6 (“Associated Initial MOA 6”)	The memorandum of agreement between the Seller and Associated Owner 6 in respect of Associated Vessel 6 (the “Associated MOA 6”).	The LR1 product tanker named “STI Excellence” currently registered in the name of Associated Initial Seller 6 with IMO Number 9735646 under the laws and flag of Marshall Islands and which upon her simultaneous delivery from Associated Initial Seller 6 to the Seller under Associated Initial MOA 6 and from the Seller to Associated Owner 6 under Associated MOA 6 will be re- named Hafnia Excellence and registered in the name of Associated Owner 6 under the laws and flag of Singapore with IMO Number 9735646 (“Associated Vessel 6”).
Hai Kuo Shipping 2213T Pte. Limited, a company incorporated under the laws of Singapore with registered office at 80 Robinson Road, #02- 00, Singapore (068898) (“Associated Owner 7”)	STI Express Shipping Co., Ltd., a corporation incorporated under the laws of Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (“Associated Initial Seller 7”)	The memorandum of agreement dated 28 January 2022 between Associated Initial Seller 7 and the Seller in respect of Associated Vessel 7 (“Associated Initial MOA 7”)	The memorandum of agreement between the Seller and Associated Owner 7 in respect of Associated Vessel 7 (the “Associated MOA 7”).	The LR1 product tanker named “STI Express” currently registered in the name of Associated Initial Seller 7 with IMO Number 9735634 under the laws and flag of Marshall Islands and which upon her simultaneous delivery from Associated Initial Seller 7 to the Seller under Associated Initial MOA 7 and from the Seller to Associated Owner 7 under Associated MOA 7 will be re- named Hafnia Express and registered in the name of Associated Owner 7 under the laws and flag of Singapore with IMO Number 9735634 (“Associated Vessel 7”)

Associated Owners	Associated Initial Sellers	Associated Initial Memorandum of Agreement	Associated Memorandum of Agreement	Associated Vessels
Hai Kuo Shipping 2216T Pte. Limited, a company incorporated under the laws of Singapore with registered office at 80 Robinson Road, #02- 00, Singapore (068898) (“Associated Owner 8”)	STI Pride Shipping Co., Ltd., a corporation incorporated under the laws of Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (“Associated Initial Seller 8”)	The memorandum of agreement dated 28 January 2022 between Associated Initial Seller 8 and the Seller in respect of Associated Vessel 8 (“Associated Initial MOA 8”)	The memorandum of agreement between the Seller and Associated Owner 8 in respect of Associated Vessel 8 (the “Associated MOA 8”).	The LR1 product tanker named “STI Pride” currently registered in the name of Associated Initial Seller 8 with IMO Number 9737747 under the laws and flag of Marshall Islands and which upon her simultaneous delivery from Associated Initial Seller 8 to the Seller under Associated Initial MOA 8 and from the Seller to Associated Owner 8 under Associated MOA 8 will be re-named Hafnia Pride and registered in the name of Associated Owner 8 under the laws and flag of Singapore with IMO Number 9737747 (“Associated Vessel 8”)

Associated Owners	Associated Initial Sellers	Associated Initial Memorandum of Agreement	Associated Memorandum of Agreement	Associated Vessels
Hai Kuo Shipping 2217T Pte. Limited, a company incorporated under the laws of Singapore with registered office at 80 Robinson Road, #02- 00, Singapore (068898) (“Associated Owner 9”)	STI Providence Shipping Co., Ltd., a corporation incorporated under the laws of Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (“Associated Initial Seller 9”)	The memorandum of agreement dated 28 January 2022 between Associated Initial Seller 9 and the Seller in respect of Associated Vessel 9 (“Associated Initial MOA 9”)	The memorandum of agreement between the Seller and Associated Owner 9 in respect of Associated Vessel 9 (the “Associated MOA 9”).	The LR1 product tanker named “STI Providence” currently registered in the name of Associated Initial Seller 9 with IMO Number 9737759 under the laws and flag of Marshall Islands and which upon her simultaneous delivery from Associated Initial Seller 9 to the Seller under Associated Initial MOA 9 and from the Seller to Associated Owner 9 under Associated MOA 9 will be re- named Hafnia Providence and registered in the name of Associated Owner 9 under the laws and flag of Singapore with IMO Number 9737759 (“Associated Vessel 9”)
Hai Kuo Shipping 2214T Pte. Limited, a company incorporated under the laws of Singapore with registered office at 80 Robinson Road, #02- 00, Singapore (068898) (“Associated Owner 10”)	STI Precision Shipping Co., Ltd., a corporation incorporated under the laws of Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (“Associated Initial Seller 10”)	The memorandum of agreement dated 28 January 2022 between Associated Initial Seller 10 and the Seller in respect of Associated Vessel 10 (“Associated Initial MOA 10”)	The memorandum of agreement between the Seller and Associated Owner 10 in respect of Associated Vessel 10 (the “Associated MOA 10”).	The LR1 product tanker named “STI Precision” currently registered in the name of Associated Initial Seller 10 with IMO Number 9760213 under the laws and flag of Marshall Islands and which upon her simultaneous delivery from Associated Initial Seller 10 to the Seller under Associated Initial MOA 10 and from the Seller to Associated Owner 10 under Associated MOA 10 will be re-named Hafnia Precision and registered in the name of Associated Owner 10 under the laws and flag of Singapore with IMO Number 9760213 (“Associated Vessel 10”)

Associated Owners	Associated Initial Sellers	Associated Initial Memorandum of Agreement	Associated Memorandum of Agreement	Associated Vessels
Hai Kuo Shipping 2215T Pte. Limited, a company incorporated under the laws of Singapore with registered office at 80 Robinson Road, #02- 00, Singapore (068898) (“Associated Owner 11”)	STI Prestige Shipping Co., Ltd., a corporation incorporated under the laws of Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (“Associated Initial Seller 11”)	The memorandum of agreement dated 28 January 2022 between Associated Initial Seller 11 and the Seller in respect of Associated Vessel 11 (“Associated Initial MOA 11”)	The memorandum of agreement between the Seller and Associated Owner 11 in respect of Associated Vessel 11 (the “Associated MOA 11”).	The LR1 product tanker named “STI Prestige” currently registered in the name of Associated Initial Seller 11 with IMO Number 9760225 under the laws and flag of Marshall Islands and which upon her simultaneous delivery from Associated Initial Seller 11 to the Seller under Associated Initial MOA 11 and from the Seller to Associated Owner 11 under Associated MOA 11 will be re-named Hafnia Prestige and registered in the name of Associated Owner 11 under the laws and flag of Singapore with IMO Number 9760225 (“Associated Vessel 11”)

SCHEDULE 6 - CAPITAL ELEMENT AND OUTSTANDING PRINCIPAL

(to be finalised on the Delivery Date)

No.	Date	Capital Element (USD)	Outstanding Principal (USD)
0	Delivery Date	616,250.00	32,033,750.00
1	15-Jun-22	616,250.00	31,417,500.00
2	15-Sep-22	616,250.00	30,801,250.00
3	15-Dec-22	616,250.00	30,185,000.00
4	15-Mar-23	616,250.00	29,568,750.00
5	15-Jun-23	616,250.00	28,952,500.00
6	15-Sep-23	616,250.00	28,336,250.00
7	15-Dec-23	616,250.00	27,720,000.00
8	15-Mar-24	616,250.00	27,103,750.00
9	15-Jun-24	616,250.00	26,487,500.00
10	15-Sep-24	616,250.00	25,871,250.00
11	15-Dec-24	616,250.00	25,255,000.00
12	15-Mar-25	616,250.00	24,638,750.00
13	15-Jun-25	616,250.00	24,022,500.00
14	15-Sep-25	616,250.00	23,406,250.00
15	15-Dec-25	616,250.00	22,790,000.00
16	15-Mar-26	616,250.00	22,173,750.00
17	15-Jun-26	616,250.00	21,557,500.00
18	15-Sep-26	616,250.00	20,941,250.00
19	15-Dec-26	616,250.00	20,325,000.00
20	15-Mar-27	616,250.00	19,708,750.00
21	15-Jun-27	616,250.00	19,092,500.00
22	15-Sep-27	616,250.00	18,476,250.00
23	15-Dec-27	616,250.00	17,860,000.00
24	15-Mar-28	616,250.00	17,243,750.00
25	15-Jun-28	616,250.00	16,627,500.00
26	15-Sep-28	616,250.00	16,011,250.00
27	15-Dec-28	616,250.00	15,395,000.00
28	15-Mar-29	616,250.00	14,778,750.00
29	15-Jun-29	616,250.00	14,162,500.00
30	15-Sep-29	616,250.00	13,546,250.00
31	15-Dec-29	616,250.00	12,930,000.00
32	15-Mar-30	616,250.00	12,313,750.00
33	15-Jun-30	616,250.00	11,697,500.00
34	15-Sep-30	616,250.00	11,081,250.00
35	15-Dec-30	616,250.00	10,465,000.00
36	15-Mar-31	616,250.00	9,848,750.00
37	15-Jun-31	616,250.00	9,232,500.00
38	15-Sep-31	616,250.00	8,616,250.00
39	15-Dec-31	616,250.00	8,000,000.00
40	[31-Mar-32]	-	8,000,000.00

SCHEDULE 7 - PURCHASE OPTION PRICE

(to be finalised on the Delivery Date)

No.	Purchase Option Exercise Date	Purchase Option Price without premium (USD)
0	[31-Mar-22]
1	15-Apr-22	32,033,750
2	15-May-22	32,033,750
3	15-Jun-22	31,417,500
4	15-Jul-22	31,417,500
5	15-Aug-22	31,417,500
6	15-Sep-22	30,801,250
7	15-Oct-22	30,801,250
8	15-Nov-22	30,801,250
9	15-Dec-22	30,185,000
10	15-Jan-23	30,185,000
11	15-Feb-23	30,185,000
12	15-Mar-23	29,568,750
13	15-Apr-23	29,568,750
14	15-May-23	29,568,750
15	15-Jun-23	28,952,500
16	15-Jul-23	28,952,500
17	15-Aug-23	28,952,500
18	15-Sep-23	28,336,250
19	15-Oct-23	28,336,250
20	15-Nov-23	28,336,250
21	15-Dec-23	27,720,000
22	15-Jan-24	27,720,000
23	15-Feb-24	27,720,000
24	15-Mar-24	27,103,750
25	15-Apr-24	27,103,750
26	15-May-24	27,103,750
27	15-Jun-24	26,487,500
28	15-Jul-24	26,487,500
29	15-Aug-24	26,487,500
30	15-Sep-24	25,871,250
31	15-Oct-24	25,871,250
32	15-Nov-24	25,871,250
33	15-Dec-24	25,255,000
34	15-Jan-25	25,255,000
35	15-Feb-25	25,255,000
36	15-Mar-25	24,638,750
37	15-Apr-25	24,638,750
38	15-May-25	24,638,750
39	15-Jun-25	24,022,500

40	15-Jul-25	24,022,500
41	15-Aug-25	24,022,500
42	15-Sep-25	23,406,250
43	15-Oct-25	23,406,250
44	15-Nov-25	23,406,250
45	15-Dec-25	22,790,000
46	15-Jan-26	22,790,000
47	15-Feb-26	22,790,000
48	15-Mar-26	22,173,750
49	15-Apr-26	22,173,750
50	15-May-26	22,173,750
51	15-Jun-26	21,557,500
52	15-Jul-26	21,557,500
53	15-Aug-26	21,557,500
54	15-Sep-26	20,941,250
55	15-Oct-26	20,941,250
56	15-Nov-26	20,941,250
57	15-Dec-26	20,325,000
58	15-Jan-27	20,325,000
59	15-Feb-27	20,325,000
60	15-Mar-27	19,708,750
61	15-Apr-27	19,708,750
62	15-May-27	19,708,750
63	15-Jun-27	19,092,500
64	15-Jul-27	19,092,500
65	15-Aug-27	19,092,500
66	15-Sep-27	18,476,250
67	15-Oct-27	18,476,250
68	15-Nov-27	18,476,250
69	15-Dec-27	17,860,000
70	15-Jan-28	17,860,000
71	15-Feb-28	17,860,000
72	15-Mar-28	17,243,750
73	15-Apr-28	17,243,750
74	15-May-28	17,243,750
75	15-Jun-28	16,627,500
76	15-Jul-28	16,627,500
77	15-Aug-28	16,627,500
78	15-Sep-28	16,011,250
79	15-Oct-28	16,011,250
80	15-Nov-28	16,011,250
81	15-Dec-28	15,395,000
82	15-Jan-29	15,395,000
83	15-Feb-29	15,395,000
84	15-Mar-29	14,778,750

85	15-Apr-29	14,778,750
86	15-May-29	14,778,750
87	15-Jun-29	14,162,500
88	15-Jul-29	14,162,500
89	15-Aug-29	14,162,500
90	15-Sep-29	13,546,250
91	15-Oct-29	13,546,250
92	15-Nov-29	13,546,250
93	15-Dec-29	12,930,000
94	15-Jan-30	12,930,000
95	15-Feb-30	12,930,000
96	15-Mar-30	12,313,750
97	15-Apr-30	12,313,750
98	15-May-30	12,313,750
99	15-Jun-30	11,697,500
100	15-Jul-30	11,697,500
101	15-Aug-30	11,697,500
102	15-Sep-30	11,081,250
103	15-Oct-30	11,081,250
104	15-Nov-30	11,081,250
105	15-Dec-30	10,465,000
106	15-Jan-31	10,465,000
107	15-Feb-31	10,465,000
108	15-Mar-31	9,848,750
109	15-Apr-31	9,848,750
110	15-May-31	9,848,750
111	15-Jun-31	9,232,500
112	15-Jul-31	9,232,500
113	15-Aug-31	9,232,500
114	15-Sep-31	8,616,250
115	15-Oct-31	8,616,250
116	15-Nov-31	8,616,250
117	15-Dec-31	8,000,000
118	15-Jan-32	8,000,000
119	15-Feb-32	8,000,000
120	[31-Mar-32]	8,000,000

Executed by the Parties

The Owners

Signed by a duly authorised representative for and on behalf of Hai Kuo Shipping 2207T Pte. Limited

[REDACTED]

Witnessed/Verified by

Name:	[REDACTED]
Title:	Paralegal

Address:	38/F Jardine House, 1 Connaught Place, Central, Hong Kong

Fax:	[REDACTED]
Email:	[REDACTED]
Attn: [REDACTED]

The Charterers

Signed by a duly authorised representative for and on behalf of Hafnia Pools Pte. Ltd.

Witnessed/Verified by

Name:	[REDACTED]
Title:	Corporate Finance

Address:	Mapletree Business city #18-01, 10 Pasir Panjang Road SC117438)

Fax:	[REDACTED]
Email:	[REDACTED]
Attn:	[REDACTED]